                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  MOSAIX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Common stock, par value $0.01 per share, of Mosaix, Inc.

     (2)  Aggregate number of securities to which transaction applies:

          15,503,426, the aggregate of 10,549,527 shares of common stock currently outstanding, 2,107,899 shares of common stock purchasable upon exercise of outstanding stock options and 2,846,000 shares of common stock to be issued prior to the merger.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $33,138.57 was calculated pursuant to Rule 0-11(c) of the Exchange Act by multiplying 1/50th of 1% by an amount equal to the product of (a) $10.6875, the average of the high and low prices per share of Mosaix common stock on May 21, 1999 as reported on The Nasdaq National Market, multiplied by (b) 15,503,426, the aggregate number of shares of common stock to which the transaction applies.

     (4)  Proposed maximum aggregate value of transaction:  $165,692,865

     (5)  Total fee paid:  $33,138.57

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:  N/A

     (2)  Form, Schedule or Registration Statement no.:  N/A

     (3)  Filing Party:  N/A

     (4)  Date Filed:  N/A

                                  MOSAIX, INC.
                             6464 185TH AVENUE N.E.
                               REDMOND, WA 98052

                                                                    JUNE 9, 1999

Dear Shareholder:

     You are cordially invited to attend our special meeting of shareholders on Monday, July 12, 1999, at 9:00 a.m., local time, at Mosaix's offices at 6464 185th Avenue N.E., Redmond, Washington.

     At the special meeting, we will ask you to vote on the merger of Mosaix and Lucent Technologies Inc. In the merger, you will receive 0.19273 shares of Lucent common stock for each share of Mosaix common stock that you own. Lucent common stock is listed on the New York Stock Exchange under the trading symbol "LU" and on June 8, 1999, Lucent common stock closed at $60 3/16 per share. You will receive cash for any fractional share of Lucent common stock which you would otherwise receive in the merger.

     We cannot complete the merger unless the holders of at least two-thirds of the outstanding shares of Mosaix common stock vote to approve the merger agreement. In a separate agreement, directors and executive officers, who hold an aggregate of approximately 1% of the outstanding Mosaix common stock, have agreed to vote in favor of the merger agreement. Only shareholders who hold shares of Mosaix common stock at the close of business on May 26, 1999 will be entitled to vote at the special meeting.

     YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS RELATING TO THE MERGER" ON PAGE 16 OF THE ENCLOSED PROXY STATEMENT/PROSPECTUS BEFORE VOTING. PLEASE REVIEW CAREFULLY THE ENTIRE PROXY STATEMENT/PROSPECTUS.

     AFTER CAREFUL CONSIDERATION, MOSAIX'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO YOU AND IN YOUR BEST INTERESTS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT. THE UNANIMOUS APPROVAL, DETERMINATION AND RECOMMENDATION DOES NOT INCLUDE DAVID LADD, A DIRECTOR, WHO EXCUSED HIMSELF FROM THE CONSIDERATION OF THE MERGER BECAUSE OF A PRIOR RELATIONSHIP WITH LUCENT.

     Thank you for your cooperation.

                                          Sincerely,

                                          Nicholas A. Tiliacos
                                          President and Chief Executive Officer

                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger described in the proxy statement/prospectus or the Lucent common stock to be issued in connection with the merger, or determined if the proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

             THE PROXY STATEMENT/PROSPECTUS IS DATED JUNE 9, 1999,
      AND IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT JUNE 11, 1999.

                      REFERENCES TO ADDITIONAL INFORMATION

     This proxy statement/prospectus incorporates important business and financial information about Lucent and Mosaix from documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

      Lucent Technologies Inc.                      Mosaix, Inc.
      c/o The Bank of New York                 6464 185th Avenue N.E.
       Church Street Station                 Redmond, Washington 98052
           P.O. Box 11009                    Attention: John J. Flavio
   New York, New York 10286-1009             Telephone: (425) 881-7544
      Telephone: 1-888-LUCENT6

     If you would like to request documents, please do so by July 2, 1999 in order to receive them before the Mosaix special meeting.

              See "Where You Can Find More Information" (page 75).

                                  MOSAIX, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 12, 1999

To the Shareholders of Mosaix, Inc.:

     We will hold a special meeting of the shareholders of Mosaix, Inc. on Monday, July 12, 1999, at 9:00 a.m., local time, at Mosaix's offices at 6464 185th Avenue N.E., Redmond, Washington, for the following purpose:

         To consider and vote upon a proposal to approve the merger agreement among Lucent Technologies Inc., a wholly owned subsidiary of Lucent and Mosaix. Under the merger agreement, each outstanding share of Mosaix common stock will be converted into the right to receive 0.19273 shares of Lucent common stock.

     We will transact no other business at the special meeting, except business which may be properly brought before the special meeting or any adjournment of it by the Mosaix board of directors.

     Only holders of record of shares of Mosaix common stock at the close of business on May 26, 1999, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of it.

     We cannot complete the merger unless the holders of at least two-thirds of the outstanding shares of Mosaix common stock vote to approve the merger agreement. Holders of Mosaix common stock who properly preserve their dissenters' rights are entitled to an appraisal of their shares under Washington law.

     FOR MORE INFORMATION ABOUT THE MERGER, PLEASE REVIEW THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND THE MERGER AGREEMENT ATTACHED AS ANNEX A.

     Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. You may vote in person at the special meeting, even if you have returned a proxy. If you do not vote by proxy or in person at the special meeting, it will count as a vote against the merger agreement.

     Please do not send any stock certificates at this time.

                                          By Order of the Board of Directors,

                                          John J. Flavio
                                          Secretary

Redmond, Washington
June 9, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    i
SUMMARY.....................................................    1
  General...................................................    1
  The Companies.............................................    3
  The Special Meeting.......................................    4
  The Merger................................................    5
Selected Historical Financial Data -- Lucent................   11
Selected Historical Financial Data -- Mosaix................   13
Selected Unaudited Pro Forma Combined Financial
  Data -- Lucent and Ascend.................................   15
RISK FACTORS RELATING TO THE MERGER.........................   16
  The exchange ratio for Lucent common stock to be received
     in the merger is fixed and will not be adjusted in the
     event of any change in stock price.....................   16
  The price of Lucent common stock may be affected by
     factors different from those affecting the price of
     Mosaix common stock....................................   16
THE COMPANIES...............................................   17
  Mosaix....................................................   17
  Lucent....................................................   17
  Recent Developments.......................................   17
  Material Contracts between Lucent and Mosaix..............   18
THE SPECIAL MEETING.........................................   19
  Date, Time and Place......................................   19
  Purpose of Special Meeting................................   19
  Record Date; Stock Entitled to Vote; Quorum...............   19
  Votes Required............................................   19
  Voting by Mosaix Directors and Executive Officers.........   19
  Voting of Proxies.........................................   20
  Revocability of Proxies...................................   20
  Solicitation of Proxies...................................   21
  Dissenters' Rights to Appraisal...........................   21
THE MERGER..................................................   22
  Background to the Merger..................................   22
  Reasons for the Merger and Board of Directors
     Recommendation.........................................   24
  Opinion of BT Alex. Brown.................................   26
  Interests of Mosaix Directors and Management in the
     Merger.................................................   34
  Accounting Treatment......................................   36
  Form of the Merger........................................   36
  Merger Consideration......................................   36
  Conversion of Shares; Procedures for Exchange of
     Certificates; Fractional Shares........................   37
  Effective Time of the Merger..............................   38
  Stock Exchange Listing of Lucent Common Stock.............   38
  Delisting and Deregistration of Mosaix Common Stock.......   38

                                                              PAGE
                                                              ----
  Material United States Federal Income Tax Consequences of
     the Merger.............................................   38
  Regulatory Matters........................................   40
  Dissenters' Rights to Appraisal...........................   40
  Continuation of Mosaix Employee Benefits..................   41
  Effect on Awards Outstanding Under Mosaix Stock Plans.....   42
  Resale of Lucent Common Stock.............................   42
THE MERGER AGREEMENT AND STOCK OPTION AGREEMENT.............   43
  The Merger Agreement......................................   43
  The Stock Option Agreement................................   53
COMPARATIVE STOCK PRICES AND DIVIDENDS......................   57
DESCRIPTION OF LUCENT CAPITAL STOCK.........................   58
COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF LUCENT AND
  COMMON SHAREHOLDERS OF MOSAIX.............................   58
  Capitalization............................................   59
  Voting Rights.............................................   59
  Number, Election, Vacancy and Removal of Directors........   59
  Amendments to Articles of Incorporation...................   61
  Amendments to By-Laws.....................................   61
  Shareholder Action........................................   62
  Notice of Certain Shareholder Actions.....................   62
  Special Shareholder Meetings..............................   63
  Limitation of Personal Liability of Directors and
     Indemnification........................................   63
  Dividends.................................................   65
  Conversion................................................   66
  Provisions Relating to Acquisitions and Business
     Combinations...........................................   66
  Mergers, Acquisitions and Other Transactions..............   68
  Appraisal or Dissenters' Rights...........................   68
  Rights Plan...............................................   69
DISSENTERS' RIGHTS TO APPRAISAL.............................   71
LEGAL MATTERS...............................................   73
EXPERTS.....................................................   73
SHAREHOLDER PROPOSALS.......................................   73
OTHER MATTERS...............................................   74
WHERE YOU CAN FIND MORE INFORMATION.........................   75
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........   78

Annexes
   Annex A  Agreement and Plan of Merger
   Annex B  Stock Option Agreement
   Annex C  Opinion of BT Alex. Brown Incorporated
   Annex D  Chapter 23B.13 of the Washington Business Corporation Act

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   WHY IS MOSAIX MERGING?

A: This is a unique opportunity for Mosaix to join and become part of Lucent, one of the world's leading designers, developers and manufacturers of communications systems, software and products, and for Mosaix shareholders to become Lucent shareholders.

Q:   WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger is completed, you will receive 0.19273 shares of Lucent common stock for each share of Mosaix common stock that you own.

Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE MERGER AGREEMENT?

A: After considering the support for the merger from its independent directors and the other reasons set forth on pages 24-34, including the opinion of its financial advisor, BT Alex. Brown Incorporated, your board of directors unanimously believes that the terms of the merger agreement are fair to and in the best interests of Mosaix and its shareholders. The unanimous approval excludes David Ladd, a director, who excused himself from consideration of the merger because of a prior relationship with Lucent.

Q:   WHAT IF THE MERGER IS NOT COMPLETED?

A: It is possible the merger will not be completed. That might happen if, for example, Mosaix shareholders do not approve the merger agreement. Should that occur, none of Lucent, Mosaix or any third party is under any obligation to make or consider any alternative proposals regarding the purchase of your shares of Mosaix common stock. Mosaix may be required to pay a termination fee under the merger agreement if the merger is not completed for certain reasons.

Q:   WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, please complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of approval of the merger agreement. If you abstain from voting or do not vote, it will have the effect of a vote against approval of the merger agreement.

      The special meeting will take place on Monday, July 12, 1999. You may attend the special meeting and vote your shares in person, rather than signing and mailing your proxy.

Q:   WHO MAY VOTE ON THE MERGER?

A: All shareholders of record as of the close of business on May 26, 1999 may vote. You are entitled to one vote per share of Mosaix common stock that you own on the record date.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A:   Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not instruct your broker, your shares will not be voted, which will have the effect of a vote against approval of the merger agreement.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. If you hold your shares in your own name, you can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Secretary of Mosaix at the address set forth in the answer to the last question below. Third, you can attend the special meeting and vote in person. If you hold your shares in "street name," you should follow the directions provided by your broker regarding how to change your vote.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, you will receive written instructions for exchanging your stock certificates. Please do not send in your stock certificates with your proxy.

Q:   WHEN AND WHERE IS THE SPECIAL MEETING?

A: The special meeting will be held at 9:00 a.m., local time, on July 12, 1999 at Mosaix's offices at 6464 185th Avenue N.E., Redmond, Washington.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. We expect to complete the merger during the third calendar quarter of 1999.

Q:   WHAT ELSE WILL HAPPEN AT THE MEETING?

A: We know of no other matters which are expected to come before the special meeting.

Q:   WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER?

A: You may dissent from the merger and seek appraisal of the fair market value of your shares by complying with all the Washington law procedures explained on pages 71 to 72 and in Annex D.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this proxy statement/prospectus or the enclosed proxy, you should contact:

            Mosaix, Inc.
            Attention: John J. Flavio
            6464 185th Avenue N.E.
            Redmond, WA 98052
            Telephone: (425) 881-7544

                                    SUMMARY

     This summary highlights selected information from this proxy statement/prospectus and does not contain all the information that is important to you. For a more complete understanding of the merger, you should carefully read this entire proxy statement/prospectus and the other documents to which we refer you. In particular, you should read the documents attached to this proxy statement/prospectus, including the merger agreement and the stock option agreement which are attached as Annexes A and B, respectively. Also, see "Where You Can Find More Information" on page 75. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

                                    GENERAL

WHAT YOU WILL RECEIVE IN THE MERGER (page 36)

      In the merger, you will receive 0.19273 shares of Lucent common stock for each share of Mosaix common stock that you own. You will receive cash for any fractional share which you would otherwise receive in the merger.

OWNERSHIP OF LUCENT FOLLOWING THE MERGER

      Based on the number of currently outstanding shares of Mosaix common stock, outstanding options to purchase Mosaix common stock and the 2,846,000 shares of Mosaix common stock to be issued prior to the merger, we anticipate that Mosaix shareholders will receive approximately 2,582,000 shares of Lucent common stock in the merger. Based on that number and on the number of currently outstanding shares of Lucent common stock, following the merger former Mosaix shareholders will own less than 1% of the outstanding shares of Lucent common stock.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 38)

      The merger is intended to qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended. It is a condition to the completion of the merger that Mosaix receive an opinion from its special counsel, Perkins Coie LLP, stating that the merger will qualify for United States federal income tax purposes as a reorganization within the meaning of the Internal Revenue Code. If the merger qualifies as a reorganization within the meaning of the Internal Revenue Code, you will not recognize gain or loss for United States federal income tax purposes as a result of the exchange of your Mosaix common stock for Lucent common stock in the merger, except for any cash received in lieu of fractional shares of Lucent common stock.

      TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

RECOMMENDATION OF THE MOSAIX BOARD OF DIRECTORS TO SHAREHOLDERS (PAGE 26)

      The Mosaix board of directors believes that the terms of the merger and the merger agreement are fair to and in the best interests of Mosaix and its shareholders and unanimously recommends that the shareholders vote "for" approval of the merger agreement. The unanimous approval, determination and recommendation does not include David Ladd, a director, who excused himself from the consideration of the merger because of a prior relationship with Lucent.

      To review the background and reasons for the merger in greater detail, as well as certain risks related to the merger, see pages 16 and 22-26.

FAIRNESS OPINION OF FINANCIAL ADVISOR (PAGE 26)

      In deciding to approve the merger agreement, the Mosaix board of directors considered the opinion dated April 1, 1999 of its financial advisor, BT Alex. Brown, as to the fairness to Mosaix shareholders from a financial point of view of the 0.19273 exchange ratio in the merger. This opinion is attached as Annex C to this proxy statement/prospectus. WE ENCOURAGE SHAREHOLDERS TO READ THIS OPINION CAREFULLY.

INTERESTS OF MOSAIX DIRECTORS AND MANAGEMENT IN THE MERGER (PAGE 34)

      Mosaix shareholders should note that a number of directors and officers of Mosaix have interests in the merger as directors or officers that are different from, or in addition to, those of a shareholder. If we complete the merger, certain indemnification arrangements for current directors and officers of Mosaix will be continued and certain current executive officers of Mosaix will be retained as employees or consultants to Mosaix. Mosaix's executive officers under certain circumstances may be entitled to certain severance payments under existing employment agreements as a result of the merger. In addition, directors and employees with stock options to acquire Mosaix common stock will have these options converted to stock options to acquire Lucent common stock, and stock options held by certain executive officers and other employees will become fully vested as a result of the merger.

DISSENTERS' RIGHTS TO APPRAISAL (PAGE 71)

      If you do not wish to accept Lucent common stock in the merger, you have the right under Washington law to have the fair value of your shares determined by mutual agreement with Mosaix or, if you do not agree with Mosaix on the fair value of your shares, by a Washington superior court. This right to seek appraisal of the fair value of your shares is subject to a number of restrictions and technical requirements. Generally, in order to exercise your dissenters' rights to appraisal:

- you must not vote in favor of the merger

- you must, before the special meeting of shareholders to vote on the merger, send a written notice to Mosaix of your intent to demand payment for the fair value of your shares of Mosaix common stock in compliance with the Washington Business Corporation Act.

      Merely voting against the merger will not protect your dissenters' rights. Annex D to this proxy statement/prospectus contains the Washington statutory provisions relating to dissenters' rights. Failure to follow all the steps required by Washing-ton law will result in the loss of your dissenters' rights to appraisal. If your shares are held in street name by your broker, you should follow the directions provided by your broker regarding how to exercise your dissenters' rights.

                            THE COMPANIES (page 17)

MOSAIX, INC.
6464 185th Avenue NE
Redmond, WA 98502
(425) 881-7544

      Mosaix is a global provider of call center software, predictive dialers and workflow applications that enable companies to acquire, retain and develop customer relationships. With these products, companies can integrate sales, marketing and customer services applications in their call centers with back-office applications throughout the enterprise. Mosaix manages its operations through two lines of business, call management systems and customer relationship management applications. Mosaix call management systems are sophisticated computer telephony integration enabled systems for processing and managing outbound and blended inbound/outbound telephone communications. Customer relationship management workflow applications are client/server-based software that enable customers to automate and integrate customer-facing business processes beginning in the contact center and extending across the enterprise.

LUCENT TECHNOLOGIES INC.
600 Mountain Avenue
Murray Hill, NJ 07974
(908) 582-8500

      Lucent designs, builds and delivers a wide range of public and private networks, communications systems and software, data networking systems, business telephone systems and microelectronic components. Lucent is a global leader in the sale of public communications systems, and is a supplier of systems or software to most of the world's largest network operators. Lucent is also a global leader in the sale of business communications systems and in the sale of microelectronic components for communications applications to manufacturers of communications systems and computers. Lucent conducts its research and development activities through Bell Laboratories, one of the world's foremost industrial research and development organizations.

RECENT DEVELOPMENTS (page 17)

      On January 13, 1999, Lucent announced that it had entered into a definitive agreement to merge with Ascend Communications, Inc., a developer, manufacturer and seller of wide area networking solutions for telecommunications carriers, Internet service providers and corporate customers worldwide. Under the terms of the merger agreement, which was approved by each company's board of directors, each share of Ascend common stock will be converted into 1.650 shares of Lucent common stock. Based on Lucent's closing stock price of $53 15/16 on January 12, 1999, the transaction would be valued at approximately $20 billion. This transaction, which is subject to customary conditions (including approval by the Ascend shareholders), is expected to be completed following an Ascend shareholders meeting to be held on June 24, 1999 and is expected to be accounted for as a pooling of interests. However, there can be no assurance that the merger will be approved by the Ascend shareholders. For further informa-tion, see "Selected Unaudited Pro Forma
Combined Financial Data -- Lucent and Ascend" on page 15.

MARKET PRICE AND DIVIDEND INFORMATION (page 57)

      Shares of Lucent common stock are listed on the New York Stock Exchange. Shares of Mosaix common stock are listed on The Nasdaq National Market. The following table presents as of April 1, 1999, the last full trading day prior to the public announcement of the proposed merger, and as of June 8, 1999, the last day for which information in the table could be calculated prior to the date of this proxy statement/prospectus, appropriately adjusted for Lucent's April 1, 1999 two-for-one stock split:

- the last reported sale price of one share of Lucent common stock, as reported on the New York Stock Exchange Composite Transactions Tape

- the last reported sale price of one share of Mosaix common stock, as reported on The Nasdaq National Market

- the market value of one share of Mosaix common stock on an equivalent per share basis in each case as if the merger had been completed on the relevant date. The equivalent price per share data for Mosaix common stock has been determined by multiplying the last reported sale price of one share of Lucent common stock on each of these dates by the exchange ratio of 0.19273.

                                         EQUIVALENT
                                           PRICE
                                         PER SHARE
                       LUCENT   MOSAIX   OF MOSAIX
                       COMMON   COMMON     COMMON
DATE                   STOCK    STOCK      STOCK
----                   ------   ------   ----------
April 1, 1999........   $55 7/8  $ 8 3/8   $10.77
June 8, 1999.........   $60 3/16  $11 3/8   $11.60

      Lucent has historically paid to its stockholders a regular quarterly dividend, currently $0.02 per share. The payment of dividends by Lucent in the future will depend on business conditions, its financial position, earnings and other factors. Mosaix has never paid dividends to its shareholders.

                         THE SPECIAL MEETING (PAGE 19)

      The special meeting of Mosaix shareholders will be held at Mosaix's offices at 6464 185th Avenue N.E., Redmond, Washington, at 9:00 a.m., local time, on Monday, July 12, 1999. At the special meeting, shareholders will be asked to approve the merger agreement.

RECORD DATE; VOTING POWER

      Mosaix shareholders are entitled to vote at the special meeting if they owned shares as of the close of business on May 26, 1999, the record date.

      On the record date, there were 10,550,028 shares of Mosaix common stock entitled to vote at the special meeting. Shareholders will have one vote at the special meeting for each share of Mosaix common stock that they owned on the record date.

VOTE REQUIRED

      The affirmative vote of at least two-thirds of the shares of Mosaix common stock outstanding on the record date is required to approve the merger agreement.

VOTING BY MOSAIX DIRECTORS AND EXECUTIVE OFFICERS

      On the record date, directors and executive officers of Mosaix and their affiliates owned and were entitled to vote 101,029 shares of Mosaix common stock, or approximately 1% of the shares of

Mosaix common stock outstanding on the record date. Each director and executive officer of Mosaix has entered into a voting agreement with Lucent pursuant to which he or she has agreed to vote the Mosaix common stock he or she owns "for" approval of the merger agreement. Each director and executive officer of Mosaix also has granted irrevocable proxies to Lucent representatives to vote his or her shares of Mosaix common stock on the approval of the merger agreement and the merger.

                              THE MERGER (PAGE 43)

      The merger agreement is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement. It is the principal document governing the merger.

CONDITIONS TO THE MERGER (PAGE 43)

Lucent and Mosaix will complete the merger only if they satisfy or, in some cases, waive several conditions, including the following:

- holders of at least two-thirds of the outstanding shares of Mosaix common stock must approve the merger agreement

- any applicable waiting periods under the antitrust laws must expire or be terminated

- no legal restraints or prohibitions may exist or be pending which prevent the consummation of the merger or are reasonably likely to have a material adverse effect on Lucent or Mosaix

- the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, must have become effective under the Securities Act and must not be the subject of any stop order or proceedings seeking a stop order

- Lucent common stock to be issued to Mosaix shareholders in the merger must have been authorized for listing on the New York Stock Exchange

- Mosaix must complete an offering of shares of its common stock so that the merger can be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16

- Lucent and Mosaix must receive letters from PricewaterhouseCoopers LLP and KPMG LLP regarding those firms' concurrence with Lucent management's and Mosaix management's conclusions, respectively, that pooling of interests accounting is appropriate for the merger under Accounting Principles Board Opinion No. 16 if completed in accordance with the merger agreement

- Mosaix must ensure that the cash-out provisions in its Restated 1987 Stock Option Plan do not apply upon the occurrence of a "Change in Control" as defined in that Plan

- Mosaix and Lucent must comply with their respective agreements and conditions in all material respects

- the respective representations and warranties of Mosaix and Lucent contained in the merger agreement must be true and correct in all material respects

- no material adverse change may occur in Mosaix's or Lucent's business

- Mosaix must receive all necessary consents to the merger

- Mosaix must receive an opinion of its special counsel, Perkins Coie LLP, stating that for United States federal income tax purposes, the merger will qualify as a reorganization within the meaning of the Internal Revenue Code.

NO OTHER NEGOTIATIONS INVOLVING MOSAIX (PAGE 46)

      The merger agreement provides that Mosaix will not, and will not authorize or permit any of its directors, officers or employees or other representatives to, solicit any takeover proposal or participate in any discussion or negotiation regarding any takeover proposal. However, if at any time prior to the date of the special meeting, the Mosaix board of directors determines in good faith, after consultation with outside counsel, that a proposal by a third party, which was unsolicited and did not result from a breach by Mosaix of the merger agreement, is more favorable and superior to Mosaix shareholders than the terms of the merger with Lucent, Mosaix may:

- furnish under a customary confidentiality agreement information about Mosaix and its subsidiaries to any person making that superior proposal

- participate in discussions or negotiations regarding that superior proposal.

TERMINATION OF THE MERGER AGREEMENT (PAGE 47)

      The merger agreement may be terminated under certain circumstances at any time before the completion of the merger, as summarized below:

- Lucent and Mosaix can jointly agree to terminate the merger agreement at any time without completing the merger.

- Lucent or Mosaix can terminate the merger agreement if:

   (1) the merger is not completed by September 30, 1999

   (2) the holders of at least two-thirds of the outstanding shares of Mosaix common stock do not approve the merger agreement

   (3) a court, governmental authority or other legal action permanently prohibits the completion of the merger

   (4) the other party materially breaches any of its representations, warranties or obligations under the merger agreement and does not cure the breach within 15 days.

- Mosaix can terminate the merger agreement before the special meeting if the Mosaix board of directors receives an unsolicited proposal by a third party to acquire Mosaix on terms determined by the Mosaix board of directors, based on the advice of a financial advisor of nationally-recognized reputation, to be more favorable to Mosaix shareholders than the terms of the merger with Lucent

- Lucent can terminate the merger agreement if Mosaix or any of its directors or officers participates in discussions with third parties regarding certain takeover proposals or other business transactions in material breach of the merger agreement.

TERMINATION FEES (PAGE 48)

   Mosaix must pay Lucent a termination fee of $2,815,000 if:

- Mosaix shareholders receive a takeover proposal, a takeover proposal otherwise becomes publicly known or anyone publicly announces its intention to make a takeover proposal, Lucent or Mosaix terminates the merger agreement because the merger is not completed by September 30, 1999 and within nine months of the termination Mosaix or any of its subsidiaries enters into any definitive agreement with respect to, or consummates, any takeover proposal

- Lucent or Mosaix terminates the merger agreement because the holders of at least two-thirds of the outstanding shares of Mosaix common stock do not approve the merger

- Mosaix terminates the merger agreement because before the special meeting Mosaix receives an unsolicited proposal by a third party to acquire Mosaix on terms determined by the Mosaix board of directors to be more favorable to Mosaix than the terms of the merger with Lucent

- Lucent terminates the merger agreement because Mosaix or any of its directors or officers participates in discussions with third parties regarding certain takeover proposals or other business transactions in material breach of the merger agreement.

STOCK OPTION AGREEMENT (PAGE 53)

      Mosaix has granted an option to Lucent to purchase shares of Mosaix common stock equal to approximately 19.9% of the number of outstanding shares of Mosaix common stock if certain events occur that entitle Lucent to receive the termination fee under the merger agreement. The option agreement limits to $3,378,000 the total amount Lucent may receive from (1) the stock option and (2) any termination fee payable by Mosaix if the merger agreement is terminated.

REGULATORY MATTERS (PAGE 40)

      United States antitrust laws prohibit Lucent and Mosaix from completing the merger until after they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. Lucent and Mosaix each filed the required notification and report forms with the Antitrust Division and the Federal Trade Commission on April 19, 1999. Under the antitrust laws, the merger may not be completed until after the expiration or early termination of the applicable waiting period. The applicable waiting period expired on May 19, 1999.

ACCOUNTING TREATMENT (PAGE 36)

      Lucent and Mosaix expect the merger to qualify as a pooling of interests, which means that Lucent and Mosaix will be treated as if they had always been combined for accounting and financial reporting purposes. Because of certain repurchases by Mosaix of its common stock, Mosaix is required under the merger agreement to issue and sell approximately 2,846,000 shares of Mosaix common stock prior to the merger in order for the merger to be accounted for as a pooling of interests. As part of the merger agreement, Mosaix has agreed that it will issue and sell prior to the merger that number of shares. See "The Merger Agreement -- Offering of Shares of Mosaix Common Stock to Cure 'Tainted' Shares" on page 46.

EXPENSES (PAGE 51)

      Each of Lucent and Mosaix will bear all expenses it incurs in connection with the merger, except that Lucent and Mosaix will share equally the costs of filing with the Securities and Exchange Commission the registration statement of which this proxy statement/prospectus is a part, printing and mailing this proxy statement/prospectus and the filing fees incurred in connection with obtaining regulatory approval for the merger from the Antitrust Division of the Department of Justice and the Federal Trade Commission.

COMPARATIVE PER SHARE INFORMATION

     We have summarized below the per common share information for Lucent on a historical basis, for Lucent and Mosaix on a pro forma combined basis and for Mosaix on an historical and pro forma equivalent basis. Lucent's historical results include the results of Kenan Systems Corporation which merged with Lucent on February 26, 1999. The Kenan merger was accounted for as a pooling of interests. Lucent's historical results have not been adjusted to reflect the proposed merger of Lucent and Ascend. See "The Companies -- Recent Developments" on page 17 and the "Selected Unaudited Pro Forma Combined Financial
Data -- Lucent and Ascend on page 15. All per share data has been restated to account for Lucent's two-for-one stock splits effective on April 1, 1999 and on April 1, 1998. Lucent's fiscal year ends on September 30 and Mosaix's fiscal year ends on December 31.

     The unaudited "pro forma combined" and the unaudited "pro forma equivalent -- Mosaix" information assumes that the merger of Mosaix and Lucent was accounted for as a pooling of interests and occurred at the beginning of the earliest period presented. The unaudited "pro forma combined" information combines the financial information of Lucent for the six months ended March 31, 1999 and 1998, for each of the two years in the period ended September 30, 1998 and for the nine-month period ended September 30, 1996, with the financial information of Mosaix for the six months ended March 31, 1999 and June 30, 1998, for each of the two years in the period ended December 31, 1998 and for the nine-month period ended December 31, 1996, respectively. Beginning September 30, 1996, Lucent changed its fiscal year end from December 31 to September 30 and Lucent reported results for the nine-month transition period ended September 30, 1996. Results for the six-month period ended March 31, 1999 may not be indicative of the results for the full year.

     The unaudited "pro forma equivalent -- Mosaix" information was calculated by multiplying the corresponding pro forma combined data by the exchange ratio of 0.19273. This information shows how each share of Mosaix common stock would have participated in net earnings, cash dividends and book value of Lucent if the merger had been completed at the beginning of the earliest period presented. However, these amounts do not necessarily reflect future per share levels of net earnings, cash dividends or book value of Lucent and do not reflect the issuance and sale of 2,846,000 shares of Mosaix common stock required to be issued by Mosaix prior to the merger. The following unaudited comparative and unaudited pro forma per share data is derived from the historical financial statements of Lucent and Mosaix.

     SHAREHOLDERS SHOULD READ THE INFORMATION IN THIS SECTION ALONG WITH LUCENT'S AND MOSAIX'S HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCLUDED IN THE DOCUMENTS DESCRIBED UNDER "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 75.

                                 AT OR FOR THE      AT OR FOR THE     AT OR FOR THE
                                  SIX MONTHS        TWELVE MONTHS      NINE MONTHS
                                     ENDED              ENDED             ENDED
                                   MARCH 31,        SEPTEMBER 30,     SEPTEMBER 30,
                                ---------------   -----------------   -------------
                                1999     1998      1998      1997         1996
                                -----   -------   -------   -------   -------------
LUCENT -- HISTORICAL
   Basic earnings per share...  $1.19   $ 0.33    $ 0.40    $ 0.22       $ 0.10
   Diluted earnings per
      share...................   1.16     0.32      0.39      0.22         0.10
   Cash dividends declared per
      share...................   0.04    0.0375    0.0775    0.0563        0.0375
   Book value per share.......   3.39     1.92      2.11      1.31         1.05

                               AT OR FOR THE   AT OR FOR THE   AT OR FOR THE   AT OR FOR THE
                                SIX MONTHS      SIX MONTHS     TWELVE MONTHS    NINE MONTHS
                                   ENDED           ENDED           ENDED           ENDED
                                 MARCH 31,       JUNE 30,      DECEMBER 31,    DECEMBER 31,
                               -------------   -------------   -------------   -------------
                                   1999            1998        1998    1997        1996
                               -------------   -------------   -----   -----   -------------
MOSAIX -- HISTORICAL
   Basic earnings per
      share..................      $0.37           $0.02       $0.36   $0.74       $0.47
   Diluted earnings per
      share..................      0.37            0.02        0.35    0.71        0.44
   Cash dividends declared
      per share..............       N/A             N/A         N/A     N/A         N/A
   Book value per share......      4.41            4.31        4.42    4.56        4.33

                                 AT OR FOR THE      AT OR FOR THE     AT OR FOR THE
                                  SIX MONTHS        TWELVE MONTHS      NINE MONTHS
                                     ENDED              ENDED             ENDED
                                   MARCH 31,        SEPTEMBER 30,     SEPTEMBER 30,
                                ---------------   -----------------   -------------
                                1999     1998      1998      1997         1996
                                -----   -------   -------   -------   -------------
PRO FORMA COMBINED
   Basic earnings per share...  $1.19   $  0.33   $  0.40   $  0.23      $  0.10
   Diluted earnings per
      share...................   1.16      0.32      0.39      0.22         0.10
   Cash dividends declared per
      share...................   0.04    0.0375    0.0775    0.0563       0.0375
   Book value per share.......   3.40      1.94      2.13      1.33         1.07

                                AT OR FOR THE       AT OR FOR THE     AT OR FOR THE
                                 SIX MONTHS         TWELVE MONTHS      NINE MONTHS
                                    ENDED               ENDED             ENDED
                                  MARCH 31,         SEPTEMBER 30,     SEPTEMBER 30
                              -----------------   -----------------   -------------
                               1999      1998      1998      1997         1996
                              -------   -------   -------   -------   -------------
PRO FORMA EQUIVALENT --
   MOSAIX
   Basic earnings per
      share.................  $  0.23   $  0.06   $  0.08   $  0.04      $  0.02
   Diluted earnings per
      share.................     0.22      0.06      0.08      0.04         0.02
   Cash dividends declared
      per share.............   0.0077    0.0072    0.0149    0.0109       0.0072
   Book value per share.....     0.66      0.37      0.41      0.26         0.21

---------------
N/A -- Not applicable

SELECTED HISTORICAL FINANCIAL DATA -- LUCENT

     Lucent was spun off from AT&T Corp. in 1996. On February 1, 1996, AT&T began transferring to Lucent the assets and liabilities relating to Lucent's operations. Lucent's historical financial data for periods prior to that date reflect the results of operations and the financial position of the business that was transferred to Lucent from AT&T in the separation as if Lucent had been a stand-alone entity and have been prepared using the historical basis in the assets and liabilities and historical results of operations related to the Lucent business. Lucent's historical financial data for periods prior to that date also include an allocation of certain AT&T corporate headquarters assets, liabilities and expenses related to the Lucent business. The calculation of earnings (loss) per common share on a historical basis includes the retroactive recognition to January 1, 1995 of the 524,624,894 shares on a pre-split basis, or 2,098,499,576 shares on a post-split basis, owned by AT&T on April 10, 1996.

     Beginning September 30, 1996, Lucent changed its fiscal year end from December 31 to September 30 and reported results for the nine-month transition period ended September 30, 1996. All per share data has been restated to account for Lucent's two-for-one stock splits effective on April 1, 1999 and on April 1, 1998. Lucent's results include the results of Kenan Systems Corporation, which merged with Lucent on February 26, 1999. The Kenan merger was accounted for as a pooling of interests. Lucent's historical results have not been adjusted to reflect the proposed merger of Lucent and Ascend. See "The Companies -- Recent Developments" on page 17 and "Selected Unaudited Pro Forma Combined Financial Data -- Lucent and Ascend" on page 15.

     Effective October 1, 1998, Lucent changed its method of accounting for pension and post-retirement benefits. As a result, Lucent recorded a one-time, after-tax gain from the cumulative effect of the accounting change of $1,308 million (net of tax of $842 million), or $0.48 per share, for the first fiscal quarter of 1999. Included in net income as a result of the accounting change is $130 million, or $0.05 per share for the six months ended March 31, 1999.

     The following selected historical financial data of Lucent at September 30, 1998 and 1997, for each of the two years in the period ended September 30, 1998 and for the nine-month period ended September 30, 1996 is derived from audited historical financial statements incorporated by reference in this proxy statement/prospectus. The selected historical financial data of Lucent at September 30, 1996, December 31, 1995 and 1994, and for each of the two years in the period ended December 31, 1995 are derived from unaudited financial statements not incorporated by reference in this proxy statement/ prospectus and in the opinion of Lucent's management includes all necessary adjustments for a fair presentation of that data in conformity with generally accepted accounting principles.

     The selected historical financial data of Lucent at and for the six months ended March 31, 1999 and 1998 and for the twelve months ended September 30, 1996 is derived from unaudited condensed financial statements incorporated by reference in this proxy statement/prospectus and, in the opinion of Lucent's management, includes all necessary adjustments for a fair presentation of that data in conformity with generally accepted accounting principles. Results for the six-month period ended March 31, 1999 may not be indicative of the results for the full year.

     THE INFORMATION IN THIS SECTION SHOULD BE READ ALONG WITH LUCENT'S HISTORICAL FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 75.

                                                                                         AT OR FOR THE
                                 AT OR FOR THE SIX                                        NINE MONTHS    AT OR FOR THE TWELVE
                                   MONTHS ENDED      AT OR FOR THE TWELVE MONTHS ENDED       ENDED           MONTHS ENDED
                                     MARCH 31,                 SEPTEMBER 30,             SEPTEMBER 30,       DECEMBER 31,
                                 -----------------   ---------------------------------   -------------   ---------------------
                                  1999      1998       1998        1997        1996          1996          1995        1994
                                 -------   -------   ---------   ---------   ---------   -------------   ---------   ---------
                                                        (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Revenues.......................  $17,484   $14,959    $30,328     $26,444     $23,324       $15,897       $21,431     $19,777
  Operating income (loss)......    2,962     1,585      2,550       1,666        (939)          495          (998)        970
  Net income (loss)............    3,178       854      1,055         574        (788)          229          (866)        481
  Earnings (loss) per common
    share-basic................     1.19      0.33       0.40        0.22       (0.34)         0.10         (0.41)        N/A
  Earnings (loss) per common
    share -- diluted...........     1.16      0.32       0.39        0.22       (0.34)         0.10         (0.41)        N/A
  Dividends declared per common
    share......................     0.04    0.0375     0.0775      0.0563      0.0375        0.0375            --         N/A
BALANCE SHEET DATA:
  Total assets.................  $32,840   $24,733    $26,831     $23,868     $22,650       $22,650       $19,735     $17,348
  Total debt...................    6,901     3,852      4,640       4,203       3,997         3,997         4,014       3,164
  Shareowners' equity..........    9,051     5,088      5,615       3,410       2,695         2,695         1,438       2,480

---------------
N/A -- Not applicable

SELECTED HISTORICAL FINANCIAL DATA -- MOSAIX

     The following selected historical financial data of Mosaix at December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 is derived from audited financial statements incorporated by reference in this proxy statement/prospectus.

     The selected historical financial data of Mosaix at December 31, 1996, 1995 and 1994, and for each of the years in the two-year period ended December 31, 1995 is derived from audited financial statements not incorporated by reference in this proxy statement/prospectus.

     The selected historical financial data of Mosaix at and for the six months ended June 30, 1998 is derived from unaudited consolidated financial statements not incorporated by reference in this proxy statement/prospectus and, in the opinion of Mosaix's management, includes all necessary adjustments for a fair presentation of that data in conformity with generally accepted accounting principles.

     The selected financial data of Mosaix at and for the six-month period ended March 31, 1999 was calculated by adding the three-month period ended December 31, 1998 to the three-month period ended March 31, 1999. The selected financial data for the nine-month period ended December 31, 1996 was calculated by subtracting the March 31, 1996 three-month period from the financial statements for the year ended December 31, 1996. In the opinion of Mosaix's management, this selected financial data includes all necessary adjustments for a fair presentation of such data in conformity with generally accepted accounting principles. Results for the six-month period ended March 31, 1999 may not be indicative of the results for the full year.

     THE INFORMATION IN THIS SECTION SHOULD BE READ ALONG WITH MOSAIX'S HISTORICAL FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 75.

                                                                          HISTORICAL
                                      -----------------------------------------------------------------------------------
                                      AT OR FOR    AT OR FOR           AT OR FOR            AT OR FOR        AT OR FOR
                                       THE SIX      THE SIX            THE TWELVE            THE NINE       THE TWELVE
                                        MONTHS       MONTHS              MONTHS               MONTHS          MONTHS
                                        ENDED        ENDED               ENDED                ENDED            ENDED
                                      MARCH 31,     JUNE 30,          DECEMBER 31,         DECEMBER 31,    DECEMBER 31,
                                      ----------   ----------   ------------------------   ------------   ---------------
                                         1999         1998       1998     1997     1996        1996        1995     1994
                                      ----------   ----------   ------   ------   ------   ------------   ------   ------
                                                        (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Revenues............................        56           54        110      121      117          90          93       76
Operating income (loss).............         4           (1)         3       12        6           8           2       (8)
Net income (loss)...................         4           --          4       10        4           6          (1)      (6)
Earnings (loss) per common
  share-basic.......................      0.37         0.02       0.36     0.74     0.29        0.47       (0.06)   (0.65)
Earnings (loss) per common share-
  diluted...........................      0.37         0.02       0.35     0.71     0.27        0.44       (0.06)   (0.65)
Dividends declared per common
  share.............................       N/A          N/A        N/A      N/A      N/A         N/A         N/A      N/A
                                        ------       ------     ------   ------   ------      ------      ------   ------

                                                                          HISTORICAL
                                      -----------------------------------------------------------------------------------
                                      AT OR FOR    AT OR FOR           AT OR FOR            AT OR FOR        AT OR FOR
                                       THE SIX      THE SIX            THE TWELVE            THE NINE       THE TWELVE
                                        MONTHS       MONTHS              MONTHS               MONTHS          MONTHS
                                        ENDED        ENDED               ENDED                ENDED            ENDED
                                      MARCH 31,     JUNE 30,          DECEMBER 31,         DECEMBER 31,    DECEMBER 31,
                                      ----------   ----------   ------------------------   ------------   ---------------
                                         1999         1998       1998     1997     1996        1996        1995     1994
                                      ----------   ----------   ------   ------   ------   ------------   ------   ------
                                                        (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Total assets........................        73           80         74       84       91          91          94       96
Total debt..........................        --           --         --       --        2           2           2        3
Shareowners' equity.................        46           51         48       56       57          57          49       53

---------------
N/A -- Not applicable

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA -- LUCENT AND ASCEND

     The following selected unaudited pro forma combined financial data of Lucent and Ascend has been prepared giving effect to the proposed merger of Lucent and Ascend under the pooling of interests method of accounting. This data does not reflect the merger of Mosaix and Lucent. The selected unaudited pro forma combined information combines the financial information of Lucent at or for the six months ended March 31, 1999 and 1998, for each of the two years in the period ended September 30, 1998, and the nine-month period ended September 30, 1996 with the financial information of Ascend at or for the six months ended March 31, 1999 and June 30, 1998, for each of the two years in the period ended December 31, 1998 and the nine-month period ended December 31, 1996, respectively. The selected unaudited pro forma combined financial data is derived from unaudited pro forma combined condensed financial statements not included or incorporated by reference in this proxy statement/prospectus.

     The unaudited pro forma combined financial information does not purport to represent what the combined company's financial position or results of operations would have been had the merger occurred at the beginning of the earliest period presented or to project the combined company's financial position or results of operations for any future date or period. In addition, it does not incorporate any benefits from cost savings or synergies of operations of the combined company.

     THE FINANCIAL INFORMATION IN THIS SECTION SHOULD BE READ ALONG WITH LUCENT'S HISTORICAL FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCLUDED IN THE DOCUMENTS DESCRIBED UNDER "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 75.

                                                                                      AT OR FOR THE
                                        AT OR FOR THE SIX     AT OR FOR THE TWELVE     NINE MONTHS
                                           MONTHS ENDED           MONTHS ENDED            ENDED
                                            MARCH 31,            SEPTEMBER 30,        SEPTEMBER 30,
                                        ------------------    --------------------    -------------
                                         1999       1998        1998        1997          1996
                                        -------    -------    --------    --------    -------------
                                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Revenues............................  $18,469    $15,591    $31,807     $27,611        $16,639
  Operating income....................    2,932      1,748      2,639       1,598            735
  Net income..........................    3,089        965      1,035         450            383
  Earnings per common share - basic...     1.02       0.33       0.35        0.16           0.14
  Earnings per common
     share - diluted..................     0.99       0.32       0.34        0.15           0.14
  Dividends declared per
     common share.....................     0.04     0.0375     0.0775      0.0563         0.0375
BALANCE SHEET DATA:
  Total assets........................  $35,605
  Total debt..........................    6,901
  Shareowners' equity.................   11,349

                      RISK FACTORS RELATING TO THE MERGER

     In addition to the other information included and incorporated by reference in this proxy statement/prospectus, Mosaix shareholders should consider carefully the matters described below in determining whether to approve the merger agreement.

     - THE EXCHANGE RATIO FOR LUCENT COMMON STOCK TO BE RECEIVED IN THE MERGER IS FIXED AND WILL NOT BE ADJUSTED IN THE EVENT OF ANY CHANGE IN STOCK
       PRICE.   Under the merger agreement, each share of Mosaix common stock will be converted into the right to receive 0.19273 shares of Lucent common stock. This exchange ratio is a fixed number and will not be adjusted in the event of any increase or decrease in the price of Lucent common stock or Mosaix common stock. The prices of Lucent common stock and Mosaix common stock at the closing of the merger may vary from their respective prices on the date of this proxy statement/ prospectus and on the date of the special meeting. These prices may vary because of changes in the business, operations or prospects of Lucent or Mosaix, market assessments of the likelihood that the merger will be completed, the timing of the completion of the merger, the prospects of post-merger operations, regulatory considerations, general market and economic conditions and other factors. Because the date that the merger is completed may be later than the date of the special meeting, the prices of Lucent common stock and Mosaix common stock on the date of the special meeting may not be indicative of their respective prices on the date the merger is completed. We urge Mosaix shareholders to obtain current market quotations for Lucent common stock and Mosaix common stock.

     - THE PRICE OF LUCENT COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF MOSAIX COMMON STOCK. Upon completion of the merger, holders of Mosaix common stock will become holders of Lucent common stock. Lucent's business differs from that of Mosaix, and Lucent's results of operations, as well as the price of Lucent common stock, may be affected by factors different from those affecting Mosaix's results of operations and the price of Mosaix common stock. For a discussion of Lucent's and Mosaix's businesses and certain factors to consider in connection with these businesses, see Lucent's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, as amended, and Mosaix's Annual Report on Form 10-K for the year ended December 31, 1998, which are incorporated by reference in this proxy statement/prospectus.

                                 THE COMPANIES

MOSAIX

     Mosaix is a global provider of call center software, predictive dialers and workflow applications that enable companies to acquire, retain and develop customer relationships. With these products, companies can integrate sales, marketing and customer services applications in their call centers with back-office applications throughout the enterprise. Mosaix manages its operations through two lines of business, call management systems and customer relationship management applications. Mosaix call management systems are sophisticated computer telephony integration enabled systems for processing and managing outbound and blended inbound/outbound telephone communications. Customer relationship management workflow applications are client/server-based software that enable customers to automate and integrate customer-facing business processes beginning in the contact center and extending across the enterprise.

     Mosaix was incorporated in Washington in 1984. Additional information regarding Mosaix is contained in Mosaix's filings with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 75.

LUCENT

     Lucent designs, builds and delivers a wide range of public and private networks, communications systems and software, data networking systems, business telephone systems and microelectronic components. Lucent is a global leader in the sale of public communications systems, and is a supplier of systems or software to most of the world's largest network operators. Lucent is also a global leader in the sale of business communications systems and in the sale of microelectronic components for communications applications to manufacturers of communications systems and computers. Lucent conducts its research and development activities through Bell Laboratories, one of the world's foremost industrial research and development organizations.

     Lucent was incorporated in Delaware in November 1995. Lucent was a wholly owned subsidiary of AT&T prior to its initial public offering of common stock on April 10, 1996, and became completely separate from AT&T when the remaining shares of Lucent common stock held by AT&T were distributed to AT&T's stockholders on September 30, 1996. Additional information regarding Lucent is contained in Lucent's filings with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 75.

RECENT DEVELOPMENTS

     On January 13, 1999, Lucent announced that it had entered into a definitive agreement to merge with Ascend Communications, Inc., a developer, manufacturer and seller of wide area networking solutions for telecommunications carriers, Internet service providers and corporate customers worldwide. Under the terms of the agreement, which was approved by each company's board of directors, each share of Ascend common stock will be converted into 1.650 shares of Lucent common stock. Based on Lucent's closing stock price on January 12, 1999, the transaction would be valued at approximately $20 billion. This transaction, which is subject to customary conditions (including approval by the Ascend shareholders), is expected to be completed following an Ascend shareholders meeting to be held on June 24, 1999 and is expected to be accounted for as a pooling of interests. However, there can be no assurance that the merger will be approved by the Ascend shareholders.

MATERIAL CONTRACTS BETWEEN LUCENT AND MOSAIX

     Lucent and Mosaix are parties to a consulting agreement dated as of April 12, 1999, as amended as of May 13, 1999, under which Lucent provides consulting and other services to Mosaix involving software development, product testing and advising on changes to Mosaix's documentation, products and software. Lucent and Mosaix are also parties to an agreement dated as of April 12, 1999, as amended as of May 4, 1999 covering the joint development by Lucent and Mosaix of customer care solutions. Lucent and Mosaix entered into a lead referral agreement dated as of April 12, 1999, as amended as of May 8, 1999, under which Lucent may in its sole discretion provide Mosaix with information on potential customers for Mosaix's customer relationship management applications, call management solutions and certain other products, and Mosaix has agreed to pay Lucent a customary fee based on the price of Mosaix products and licenses sold to those referred customers. Lucent and Mosaix are also parties to an agreement dated as of April 12, 1999 covering the lending (at no cost) of certain products by Lucent to Mosaix and certain products by Mosaix to Lucent. Lucent and Mosaix also entered into a confidentiality agreement dated as of August 8, 1998, as amended as of September 25, 1998 and November 1, 1998 and a separate confidentiality agreement dated April 5, 1999, containing customary terms and conditions regarding the confidential treatment of information exchanged between the parties.

                              THE SPECIAL MEETING

     We are furnishing this proxy statement/prospectus to shareholders of Mosaix as part of the solicitation of proxies by the Mosaix board of directors for use at the special meeting.

DATE, TIME AND PLACE

     We will hold the special meeting at Mosaix's offices at 6464 185th Avenue N.E., Redmond, Washington, at 9:00 a.m., local time, on Monday, July 12, 1999.

PURPOSE OF SPECIAL MEETING

     At the special meeting, we are asking holders of Mosaix common stock to approve the merger agreement. The Mosaix board of directors has determined that the merger is fair to, and in the best interests of, Mosaix shareholders, has unanimously approved the merger agreement and the merger and unanimously recommends that Mosaix shareholders vote "for" approval of the merger agreement. The unanimous approval, determination and recommendation does not include David Ladd, a director, who excused himself from the consideration of the merger because of a prior relationship with Lucent.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

     Only holders of record of Mosaix common stock at the close of business on May 26, 1999, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 10,550,028 shares of Mosaix common stock were issued and outstanding and held by approximately 390 holders of record. A quorum is present at the special meeting if a majority of the shares of Mosaix common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Mosaix common stock on the record date are entitled to one vote per share at the special meeting on the proposal to approve the merger agreement.

VOTES REQUIRED

     The approval of the merger agreement requires the affirmative vote of at least two-thirds of the shares of Mosaix common stock outstanding on the record date. IF A MOSAIX SHAREHOLDER ABSTAINS FROM VOTING OR DOES NOT VOTE, EITHER IN PERSON OR BY PROXY, IT WILL HAVE THE EFFECT OF A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT.

VOTING BY MOSAIX DIRECTORS AND EXECUTIVE OFFICERS

     At the close of business on the record date, directors and executive officers of Mosaix and their affiliates owned and were entitled to vote 101,024 shares of Mosaix common stock, which represented approximately 1% of the shares of Mosaix common stock outstanding on that date. Each Mosaix director and executive officer has entered into a voting agreement with Lucent pursuant to which he or she has agreed to vote, or cause to be voted, the Mosaix common stock owned by him or her "for" approval of the merger agreement. Each Director and executive officer of Mosaix has also granted an irrevocable proxy to Lucent representatives to vote his or her shares of Mosaix common stock on the approval of the merger agreement.

VOTING OF PROXIES

     All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. PROPERLY EXECUTED PROXIES THAT DO NOT CONTAIN VOTING INSTRUCTIONS WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT.

     Shares of Mosaix common stock represented at the special meeting but not voting, including shares of Mosaix common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

     Only shares affirmatively voted for approval of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If a Mosaix shareholder abstains from voting or does not vote, either in person or by proxy, it will have the effect of a vote against approval of the merger agreement. Brokers who hold shares of Mosaix common stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares are referred to as broker non-votes and have the effect of votes against approval of the merger agreement.

     The persons named as proxies by a shareholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to approve the merger agreement will be voted in favor of any adjournment or postponement.

     Mosaix does not expect that any matter other than the proposal to approve the merger agreement will be brought before the special meeting. If, however, the Mosaix board of directors properly presents other matters, the persons named as proxies will vote on those other matters in accordance with their respective judgments.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed form of proxy does not preclude a shareholder from voting in person at the special meeting. A shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Mosaix a duly executed revocation of proxy, by submitting a duly executed proxy to the Secretary of Mosaix bearing a later date or by appearing at the special meeting and voting in person. Attendance at the special meeting will not itself constitute revocation of a proxy. If the shares are held in street name by the shareholder's broker, the shareholder must follow the broker's directions regarding how to change a vote.

SOLICITATION OF PROXIES

     Mosaix will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of Mosaix and its subsidiaries may solicit proxies from shareholders by telephone or other electronic means or in person. Mosaix will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by those persons. Mosaix will reimburse any of these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

     Corporate Investor Communications, Inc. will assist in the solicitation of proxies by Mosaix. Mosaix will pay Corporate Investor Communications a fee of $6,000, plus reimbursement of certain out-of-pocket expenses, and will indemnify it against any losses arising out of its proxy soliciting services on behalf of Mosaix.

     SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES.   A
transmittal form with instructions for the surrender of Mosaix common stock certificates will be mailed to Mosaix shareholders as soon as practicable after completion of the merger.

DISSENTERS' RIGHTS TO APPRAISAL

     Mosaix shareholders will be entitled to dissenters' rights to appraisal under Chapter 23B.13 of the Washington Business Corporation Act in connection with the merger if they follow the procedures specified in that chapter for perfecting those rights. Chapter 23B.13 of the Washington Business Corporation Act is attached to this proxy statement/prospectus as Annex D.

     Generally, in order to exercise your dissenters' rights to appraisal:

     - you must not vote in favor of the merger

     - you must, before the special meeting of shareholders to vote on the merger, send a written notice to Mosaix of your intent to demand payment for the fair value of your shares of Mosaix common stock in compliance with the Washington Business Corporation Act.

     Merely voting against the merger will not protect your dissenters' rights. Annex D to this proxy statement/prospectus contains the Washington statutory provisions relating to your dissenters' rights. Failure to follow all the steps required of these provisions will result in the loss of your dissenters' rights to appraisal.

     See "The Merger -- Dissenters' Rights to Appraisal" on page 40, "Comparison of Rights of Common Stockholders of Lucent and Common Shareholders of Mosaix -- Appraisal or Dissenters' Rights" on page 68 and "Dissenters' Rights to Appraisal" on page 71.

                                   THE MERGER

     The following discussion summarizes the material terms of the merger, the merger agreement and the stock option agreement. We urge shareholders to read carefully the merger agreement and the stock option agreement, which are attached as Annexes A and B to this proxy statement/prospectus.

BACKGROUND TO THE MERGER

     In May 1998, Mosaix and Lucent independently contacted each other to explore proposals that the two companies work together to market and sell Mosaix products. From May through August 1998, representatives of Mosaix and Lucent met to discuss a possible business relationship and the value of a reseller arrangement. Representatives of Lucent also attended presentations of Mosaix's systems and software products and made site visits to Mosaix's facilities. On August 8, 1998, the companies entered into a confidentiality agreement containing customary terms and conditions regarding the confidential treatment of information between the parties.

     On August 26 and September 17, 1998, Janice Anderson, Customer Care Solutions Vice President of Lucent's Business Communications Systems Group, met with Nicholas A. Tiliacos, President and CEO of Mosaix, regarding trends in the customer relationship management applications market and strategies for the two companies to work together in the future. On September 25, 1998, the companies entered into a broader confidentiality agreement.

     On October 22, 1998, Mosaix and BT Alex. Brown Incorporated entered into an engagement letter formalizing a relationship that had been initiated in the late summer of 1997, and formally authorized by the Mosaix board of directors in October 1997, to advise Mosaix on strategic alternatives and partnering opportunities that could accelerate the growth of Mosaix's customer relationship management business.

     During October and November 1998, Lucent and Mosaix exchanged information relating to products and market trends, and representatives of both companies participated in meetings to discuss several areas of Mosaix's business, including corporate strategy and the direction of future product development. Representatives of Lucent attended further product demonstrations and made additional site visits to Mosaix facilities. Eight video conference calls between Lucent and Mosaix were held during this period to review Mosaix products. In light of the extensive exchange of information and discussions, the confidentiality agreement was amended on November 1, 1998.

     On November 23, 1998, representatives of Lucent, including Ms. Anderson, and representatives of Mosaix, including Mr. Tiliacos, met to review Mosaix's call management, professional services and customer support. Following these meetings, Ms. Anderson and Phillip Chin, Manager, Corporate Strategy and Development of Lucent and Mr. Tiliacos and John J. Flavio, Senior Vice President Finance and Chief Financial Officer of Mosaix, met and first raised the possibility of a business combination of the two companies. Both parties indicated a willingness to continue discussions on these subjects. On November 23, 1998, Lucent obtained preliminary approval from the office of the Chief Executive Officer to continue discussions.

     Mosaix management advised its directors of these discussions, and representatives of Lucent and Mosaix continued their review of technical and product issues through mid-December 1998. On December 16, 1998, at a regularly scheduled meeting of the Mosaix board of directors, Mosaix management summarized for the board the status of discussion with Lucent regarding a possible reseller relationship and a possible business combination. After discussion, the board of directors authorized management to continue discussions with Lucent with regard to both possibilities.

     On February 18, 1999, Michael Lambert, Director, Corporate Strategy and Development of Lucent and Mr. Chin called Messrs. Tiliacos and Flavio to communicate Lucent's further interest in negotiating a business combination of the two companies. During the discussion, Mr. Lambert proposed various principal terms of such a transaction, including a suggested exchange ratio based on $10.75 per share of Mosaix common stock.

     From February 22 to March 1, 1999, in a series of telephone conferences, Robert Packard, Managing Director of BT Alex. Brown, Mosaix's financial adviser, and Messrs. Lambert and Chin discussed a variety of material terms of a possible transaction. On March 4, 1999, based on the framework discussed during this period, including a tentative exchange ratio based on $11.375 per share of Mosaix common stock, subject to completion of Lucent's continuing business review and resolution of other outstanding transaction issues, the managements of Mosaix and Lucent authorized more complete due diligence and initial drafts of transaction documents.

     From March 10 through March 17, 1999, representatives of Lucent, including their financial, legal and accounting advisers, conducted due diligence concerning Mosaix's businesses, operations and financial affairs. During this period, the legal advisers of Lucent delivered an initial draft of a proposed merger agreement and related transaction documents. On March 17, 1999, Ms. Anderson and Mr. Chin called Mr. Tiliacos to discuss business and due diligence issues that Lucent believed could result in an exchange ratio based on a price of Mosaix stock in the range of $10.00 per share. Mr. Tiliacos expressed his view that such pricing would not be acceptable to the Mosaix board.

     On March 19, 1999, the Mosaix board of directors held a meeting, attended by members of Mosaix's senior management and representatives of BT Alex. Brown and Mosaix's legal counsel, Perkins Coie. Counsel described to the Mosaix board of directors the fiduciary duties applicable to directors considering a strategic business combination and summarized the terms of a proposed merger agreement, stock option agreement and related documents and the status of ongoing negotiations, including the method of determining the exchange ratio, break-up fees and a related option to purchase Mosaix stock, voting agreements applicable to officers and directors and pooling of interests accounting issues (including methods of dealing with Mosaix's repurchase of shares). Mr. Tiliacos addressed the areas of agreement and disagreement between Lucent and Mosaix. Representatives of BT Alex. Brown described, on a preliminary basis, its financial analysis with respect to the possible business combination with Lucent. The board discussed the proposed transaction and other alternatives available to Mosaix. At the conclusion of the meeting, the board authorized management to continue negotiations on the basis of the board discussion.

     On March 20, 1999, Ms. Anderson telephoned Mr. Tiliacos to suggest an exchange ratio based on $10.50 per share of Mosaix common stock. Mr. Tiliacos responded that Mosaix would defer a response on price until the other outstanding transaction issues were resolved. Representatives of Lucent and Mosaix and their advisers continued negotiations the following week.

     On April 1, 1999, the Mosaix board of directors held a meeting by conference telephone, attended by senior management and representatives of BT Alex. Brown and Perkins Coie. Counsel summarized the results of negotiation and reviewed the final terms of the merger agreement, the stock option agreement and related documents, which included an exchange ratio of .19273 shares of Lucent common stock for each share of Mosaix common stock. The exchange ratio represented a purchase price of $10.50 per share of Mosaix common stock (based upon the average closing price of Lucent common stock for the prior three business days). Representatives of BT Alex. Brown reviewed its financial analysis and delivered its oral opinion, later confirmed in writing, to the effect that, as of April 1, 1999, the exchange ratio was fair, from a financial point of view, to the Mosaix shareholders. Following discussions, the Mosaix board of directors concluded that the merger was fair to and in the best interest of Mosaix and the directors approved the merger agreement, the stock option agreement and related documents. Mr. Ladd, a director, excused himself from the consideration of and the vote on the merger agreement, the stock option agreement and the related documents because of a prior relationship with Lucent.

     On April 1, 1999, during a telephonic meeting, the Lucent board of directors considered the merger and, after deliberations, approved the transactions and authorized the execution and delivery of the merger agreement, the stock option agreement and the related documents.

     Lucent and Mosaix executed the merger agreement and the stock option agreement on the evening of Friday, April 2, 1999. On the morning of Monday, April 5, 1999, prior to the commencement of trading, Lucent and Mosaix issued a joint press release announcing the execution of the merger agreement.

REASONS FOR THE MERGER AND BOARD OF DIRECTORS RECOMMENDATION

     REASONS FOR THE MERGER.   In reaching its decision to approve the merger
agreement and the merger and to recommend approval of the merger agreement by Mosaix shareholders, the Mosaix board of directors consulted with its management team and advisors and independently considered the proposed merger agreement, the stock option agreement and the transactions contemplated by the merger agreement. The following discussion of the factors considered by the Mosaix board of directors in making its decision is not intended to be exhaustive but includes all material factors considered by the Mosaix board of directors.

     The Mosaix board of directors considered the following factors as reasons that the merger will be beneficial to Mosaix and its shareholders:

     - the belief that the customer relationship management market was increasingly attractive to large fully integrated computer and software companies and that a strategic combination or extensive partnering relationship would be increasingly necessary for Mosaix to attract substantial customers and expand its business in this market

     - the access to large business organizations and enterprises that Lucent's established relationships with major customers, sales and marketing resources and distribution channels would bring to Mosaix products

     - the complementary nature of the companies' product offerings across a range of products and the opportunity, working with Lucent's extensive technical capabilities, to accelerate development of Mosaix voice and data solutions in customer relationship management

     - the belief that, through a tax-free reorganization, the opportunity to own Lucent common stock would provide the shareholders with greater future liquidity in the security of an attractive company that could capitalize on the business prospects of Mosaix and provide a better return on shareholder investment

     - the belief that Lucent and other similar large, integrated companies were committed to expanding in the customer relationship management market and that combining resources with Lucent would provide Mosaix greater business opportunities than remaining independent.

     In the course of its deliberations, the Mosaix board of directors reviewed with Mosaix management a number of other factors relevant to the merger. In particular, the Mosaix board of directors considered, among other things:

     - information relating to the business, assets, management, competitive position, operating performance, trading performance and prospects of each of Mosaix and Lucent, including the prospects of Mosaix if it were to continue as an independent company

     - the market price of Mosaix common stock in the last several years

     - the financial presentation by BT Alex. Brown, including its opinion described under "The Merger -- Opinion of BT Alex. Brown" on page 26 to the effect that as of the date of such opinion the exchange ratio was fair, from a financial point of view, to the shareholders of Mosaix

     - the possibility of strategic alternatives to the merger for enhancing long-term shareholder value

     - the impact of the merger on Mosaix's and Lucent's customers, suppliers and employees

     - the likelihood that the merger would be completed

     - the terms of the merger agreement, including provisions permitting the Mosaix board of directors to terminate the merger agreement in response to a third party proposal which the Mosaix board of directors determines in its good faith judgment to be more favorable to Mosaix shareholders than the merger

     - the expected qualification of the merger as a reorganization under
       Section 368(a) of the Internal Revenue Code.

     The Mosaix board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

     - the risk that the operations of Lucent and Mosaix might not be successfully integrated

     - a recognition that Lucent common stock has traded at high valuation multiples, and the risk that these multiples might not be sustained in the future

     - the risk that, despite the efforts of Mosaix and Lucent after the merger, key personnel might leave Mosaix

     - the difficulty of managing operations in the different geographic locations in which Mosaix and Lucent operate

     - the risk that the potential benefits of the merger might not be fully realized.

     The Mosaix board of directors believed that certain of these risks were unlikely to occur, that Mosaix could avoid or mitigate others, and that, overall, these risks were outweighed by the potential benefits of the merger.

     In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, the Mosaix board of directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the Mosaix board of directors may have given different weight to different factors.

     RECOMMENDATION OF THE MOSAIX BOARD OF DIRECTORS.   After careful
consideration, the Mosaix board of directors has unanimously determined that the terms of the merger agreement and the merger are fair to, and in the best interests of, Mosaix and its shareholders and has unanimously approved the merger agreement and the merger. The Mosaix board of directors unanimously recommends that the shareholders of Mosaix vote "for" the approval of the merger agreement. The unanimous approval, determination and recommendation excludes David Ladd, a director, who excused himself from the consideration of the merger because of a prior relationship with Lucent.

OPINION OF BT ALEX. BROWN

     Mosaix engaged BT Alex. Brown on October 22, 1998 to act as its exclusive financial advisor in connection with the exploration of strategic alternatives. On April 1, 1999, at a meeting of the Mosaix board of directors held to evaluate the proposed merger, BT Alex. Brown rendered to the Mosaix board an oral opinion, subsequently confirmed by delivery of a written opinion dated April 1, 1999, to the effect that, as of that date and based upon and subject to the assumptions made, matters considered and limitations stated in this opinion, the exchange ratio was fair, from a financial point of view, to the shareholders of Mosaix.

     The full text of BT Alex. Brown's written opinion dated April 1, 1999, which states, among other things, the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex C to this proxy statement/prospectus and is incorporated herein by reference. BT Alex. Brown's opinion is directed to the Mosaix board, addresses only the fairness of the exchange ratio from a financial point of view to the shareholders of Mosaix, and does not constitute a recommendation to any shareholder as to how that shareholder should vote at the Mosaix special meeting. Mosaix shareholders should carefully read the entire BT Alex. Brown written opinion. This section is only a summary of the written opinion, and as a summary is qualified and not a substitute for the written opinion.

     In connection with its opinion, BT Alex. Brown:

     - reviewed publicly available financial information and other information concerning Mosaix and Lucent and internal analyses and other information regarding Mosaix furnished to it by Mosaix

     - held discussions with the members of the senior management of Mosaix regarding Mosaix and the prospects of Mosaix; BT Alex. Brown was granted only very limited access to management of Lucent for the purpose of discussing Lucent and the prospects of Lucent and thus relied to a greater extent than is its custom on publicly available information regarding these topics

     - reviewed the reported prices and trading activity for Mosaix common stock and Lucent common stock

     - compared financial information for Mosaix with similar information for publicly traded companies

     - reviewed the financial terms of a number of recent business combinations which it deemed comparable in whole or in part

     - reviewed the terms of the merger agreement and the stock option agreement and

     - performed other studies and analyses and considered other factors as it deemed appropriate.

     In preparing its opinion, BT Alex. Brown did not independently verify the information described above and for purposes of its opinion, BT Alex. Brown assumed the accuracy, completeness and fairness of that information. With respect to the information relating to the prospects of Mosaix and Lucent, BT Alex. Brown assumed that such information reflected the best currently available judgments and estimates of the management of Mosaix and Lucent, respectively, as to the future financial performance of Mosaix and Lucent. BT Alex. Brown did not make an independent evaluation or appraisal of the assets or liabilities of Mosaix, nor was BT Alex. Brown furnished with any such evaluations or appraisals.

     In rendering its opinion, BT Alex. Brown was not asked to consider, and did not address, the relative merits of the merger as compared to any alternative business transaction. BT Alex. Brown's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated as of April 1, 1999. BT Alex. Brown did not express an opinion as to the price at which the Lucent common stock will trade at any time.

     Below is a summary of the material financial analyses performed and factors considered by BT Alex. Brown in connection with its opinion and reviewed with the Mosaix board at its meeting on April 1, 1999. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by BT Alex. Brown, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analysis.

     HISTORICAL STOCK PRICE PERFORMANCE.   BT Alex. Brown reviewed and analyzed
the daily closing per share market prices and trading volume for Mosaix common stock and Lucent common stock for the period from August 1, 1997 through March 31, 1999.

     ANALYSIS OF OTHER SELECTED PUBLICLY TRADED COMPANIES.   This analysis
examines a company's valuation in the public market as compared to the valuation in the public market of other selected publicly-traded companies. BT Alex. Brown compared financial information relating to Mosaix including, among other things, common equity market valuation, adjusted market capitalization (i.e., equity market value net of cash and debt) and the ratios of common equity market value to trailing twelve month and estimated 1999 and 2000 earnings, and adjusted market capitalization to trailing twelve month and estimated 1999 and 2000 earnings before interest and taxes and revenue based upon estimates derived from analyst reports and Mosaix management in the case of estimates of Mosaix's business mix, to corresponding information from two separate groups of companies. One group consisted of call management systems companies roughly comparable to Mosaix's call management systems division. This group included Aspect Telecommunications, Davox Corporation, EIS International and Melita International Corporation. The other group consisted of customer interaction software/customer relationship management software companies roughly comparable to the Mosaix customer interaction software/customer relationship management software division and included Computer Associates International, Clarify, Documentum, FileNET Corporation, Pegasystems Inc., Remedy Corporation, Seibel Systems, Inc. and The Vantive Corporation.

                       IMPLIED EQUITY VALUE PER SHARE(A)
                  BASED ON SELECTED PUBLICLY TRADED COMPANIES
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                               IMPLIED EQUITY VALUE PER SHARE
                                             ----------------------------------
                                              MEAN     MEDIAN        RANGE
                                             ------    ------    --------------
Trailing Twelve Month Revenue..............  $14.00    $11.53    $ 6.38-$28.64
Calendar Year 1999 revenue.................   13.85     11.89      6.55- 27.66
Calendar Year 2000 revenue.................   12.58     11.74      6.88- 19.12

Trailing Twelve Month Earnings Before
   Interest and Taxes(b)...................  $ 6.94    $ 5.73    $ 3.26-$12.93
Calendar Year 1999 Earnings Before Interest
   and Taxes...............................    9.16      9.39      5.77- 12.49
Calendar Year 2000 Earnings Before Interest
   and Taxes...............................   14.20     14.09     11.65- 16.94

Trailing Twelve Month Earnings Per
   Share(b)................................  $ 7.88    $ 7.18    $ 4.52-$12.61
Calendar Year 1999 Earnings Per Share......   10.63     10.09      6.73- 14.86
Calendar Year 2000 Earnings Per Share......   13.80     13.42      8.09- 19.31

---------------
(a) Adjusted for $28.5 million cash pro rata; assumes 10.7 million fully-diluted shares outstanding, including exercisable options and warrants outstanding, treasury adjusted.

(b) Trailing twelve month earnings before interest and taxes and trailing twelve month earnings per share multiples and values reflect call management systems business alone, as trailing twelve month multiples and trailing twelve month values for customer interaction software/customer relationship management business are not meaningful.

                       IMPLIED EQUITY VALUE PER SHARE(A)
      BASED ON SELECTED PUBLICLY TRADED CALL MANAGEMENT SYSTEMS COMPANIES
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                IMPLIED EQUITY VALUE PER SHARE
                                               ---------------------------------
                                               MEAN     MEDIAN        RANGE
                                               -----    ------    --------------
Trailing Twelve Month Revenue................  $7.64    $5.47     $4.03-$14.85
Calendar Year 1999 revenue...................   7.38     5.79      4.20- 12.95
Calendar Year 2000 revenue...................   7.22     5.39      4.47- 11.79

Trailing Twelve Month Earnings Before
   Interest and Taxes........................  $6.94    $5.73     $3.20-$12.93
Calendar Year 1999 Earnings Before Interest
   and Taxes.................................   4.35     4.82      2.75- 5.43
Calendar Year 2000 Earnings Before Interest
   and Taxes.................................   3.86     3.75      2.68- 5.23

Trailing Twelve Month Earnings Per Share.....  $7.88    $7.18     $4.52-$12.61
Calendar Year 1999 Earnings Per Share........   4.69     4.65      3.48- 5.99
Calendar Year 2000 Earnings Per Share........   3.80     3.10      3.05- 5.14

---------------
(a) Adjusted for $28.5 million cash pro rata; assumes 10.7 million fully-diluted shares outstanding, including exercisable options and warrants outstanding, treasury adjusted.

                       IMPLIED EQUITY VALUE PER SHARE(A)
    BASED ON SELECTED PUBLICLY TRADED CUSTOMER INTERACTION SOFTWARE/CUSTOMER
                       RELATIONSHIP MANAGEMENT COMPANIES
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                               IMPLIED EQUITY VALUE PER SHARE
                                             ----------------------------------
                                              MEAN     MEDIAN        RANGE
                                             ------    ------    --------------
Trailing Twelve Month Revenue..............  $ 6.36    $ 6.06    $2.35 - $13.78
Calendar Year 1999 revenue.................    6.47      6.10     2.35 -  14.71
Calendar Year 2000 revenue.................    5.36      6.35    2.41 -    7.33

Trailing Twelve Month Earnings Before
   Interest and Taxes......................    NM        NM            NM
Calendar Year 1999 Earnings Before Interest
   and Taxes...............................  $ 4.81    $ 4.57    $3.02 - $ 7.06
Calendar Year 2000 Earnings Before Interest
   and Taxes...............................   10.34     10.34     8.97 -  11.71

Trailing Twelve Month Earnings Per Share...    NM        NM            NM
Calendar Year 1999 Earnings Per Share......  $ 5.94    $ 5.44    $3.25 - $ 8.87
Calendar Year 2000 Earnings Per Share......   10.00     10.31     5.04 -  14.17

---------------
NM = Not meaningful.

(a) Adjusted for $28.5 million cash pro rata; assumes 10.7 million fully-diluted shares outstanding, including exercisable options and warrants outstanding, treasury adjusted.

     HISTORICAL EXCHANGE RATIO ANALYSIS.   BT Alex. Brown reviewed and analyzed
the historical ratio of the daily per share market closing prices of Mosaix common stock divided by the corresponding prices of Lucent common stock over the 90-day, 60-day, 30-day and 15-day periods prior to March 31, 1999 and as of March 31, 1999 and compared such ratios to the implied exchange ratio of the merger as of March 31, 1999.

                                          EXCHANGE RATIO    PREMIUM OF IMPLIED EXCHANGE RATIO
                                          --------------    ---------------------------------
April 1, 1999...........................      0.1499                      28.6%
15-Day Average..........................      0.1401                      37.6%
30-Day Average..........................      0.1443                      33.6%
60-Day Average..........................      0.1558                      23.7%
90-Day Average..........................      0.1569                      22.8%

     PRO FORMA EARNINGS ANALYSIS.   BT Alex. Brown analyzed the pro forma
effects of the merger on the earnings per share of Lucent in calendar years 1999 and 2000 based on publicly available research estimates of BancBoston Robertson Stephens and BT Alex. Brown for Mosaix and Lucent, respectively. BT Alex. Brown noted that the managements of Mosaix and Lucent had agreed to use pooling of interests accounting treatment in accounting for the merger. The result of this analysis was that the effect on the earnings per share to Lucent shareholders would be an accretion of 0.1% for the fiscal year ending December 31, 1999 and an accretion of 0.2% for the fiscal year ending December 31, 2000.

     The actual operating or financial results achieved by the pro forma combined company may vary from projected results and variations may be material as a result of business and operational risks, the timing and amount of potential transaction benefits, the costs associated with achieving those potential transaction benefits and other factors.

     PREMIUMS PAID ANALYSIS.   BT Alex. Brown reviewed the premiums paid in
various transactions since January 1, 1990 as follows: 57 hostile transactions, 882 "friendly" cash transactions, 1,219 "friendly" stock transactions, 148 cash transactions in the technology sector, 213 stock transactions in the technology sector and 3 transactions in which Lucent was the acquiror.

                                                        AVERAGE % PRICE PREMIUM PAID
                                                        -----------------------------
                                                        4 WEEKS     1 WEEK     1 DAY
                                                        --------    -------    ------
TRANSACTION TYPES                                        PRIOR TO ANNOUNCEMENT DATE
-----------------                                       -----------------------------
Hostile Transactions..................................    50.0       53.4       49.5
"Friendly" Cash Transactions..........................    43.1       38.1       32.6
"Friendly" Stock Transactions.........................    39.9       33.5       28.9
All Technology Cash Transactions......................    51.2       47.0       38.2
All Technology Stock Transactions.....................    48.7       41.8       35.2
Lucent Precedent Public Transactions..................    48.1       27.4       15.3
Proposed Lucent/Mosaix Transaction....................    27.3       50.0       25.4

     ANALYSIS OF SELECTED MERGER TRANSACTIONS.   BT Alex. Brown reviewed the
financial terms, to the extent publicly available, of 29 completed public company software and communications transactions since January 1, 1994. BT Alex. Brown calculated various financial multiples based on publicly available information for each of the selected transactions and compared them to corresponding financial multiples for the proposed transaction. However, BT Alex. Brown did not rely significantly upon the analysis of the selected merger transactions in connection with its opinion or its presentation to the Mosaix board of directors. BT Alex. Brown believes that the above analysis is limited in its relevance because most of the above transactions occurred several years ago when the perception of growth in the call management system business was higher. This change in sentiment by securities analysts is evidenced by significantly lower public company trading analysis multiples. BT Alex. Brown believed that the other valuation methodologies described above were more relevant valuation parameters.

     OTHER FACTORS.   In rendering its opinion, BT Alex. Brown also reviewed and considered, among other things:

     - historical and projected financial data and operating data for Mosaix and Lucent and

     - the current shareholder profile of Mosaix.

     The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. Fairness opinions are not readily susceptible to summary description. The analyses and the summary stated above must be considered as a whole. Selecting portions of the analyses, without considering all analyses, or selecting portions of the above summary, without considering all factors and analyses, could create a misleading or incomplete view of the processes underlying the analyses and opinion. In performing its analyses, BT Alex. Brown made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Mosaix and Lucent. No company, transaction or business used in the analyses as a comparison is identical to Mosaix, Lucent or the proposed merger, nor is an evaluation of the results of the analyses entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in the analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty.

     The type and amount of consideration payable in the merger were determined through negotiations between Mosaix and Lucent and were approved by the Mosaix board of directors. Although BT Alex. Brown provided advice to Mosaix during the course of these negotiations, the decision to enter into the merger was solely that of the Mosaix board of directors. BT Alex. Brown's opinion and financial analyses were only one of a number of factors taken into consideration by the Mosaix board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Mosaix board of directors or management of Mosaix with respect to the Mosaix exchange ratio or the merger.

     Based on the terms of BT Alex. Brown's engagement, Mosaix agreed to pay $100,000 to BT Alex. Brown upon execution of its engagement letter and $400,000 to BT Alex. Brown upon the public announcement of the merger, each of which will be credited against an aggregate financial advisory fee based on the value of the merger consideration at closing (which fee would have been approximately $1,700,000 based on the merger value at announcement) payable upon consummation of the merger. In addition, Mosaix agreed to reimburse BT Alex. Brown for its reasonable travel and other out-of-pocket expenses, including reasonable fees and disbursements of counsel, and to indemnify BT Alex. Brown and related parties against liabilities, including a number of liabilities under the federal securities laws, relating to, or arising out of, its engagement.

     Mosaix selected BT Alex. Brown based on BT Alex. Brown's reputation, expertise and familiarity with Mosaix and its business. BT Alex. Brown is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. BT Alex. Brown has, from time to time, provided investment banking and other financial services to Mosaix or its affiliates. BT Alex.

Brown regularly publishes research reports regarding the communications software industry and the securities of publicly owned companies in such industry. In the ordinary course of business, BT Alex. Brown may actively trade or hold the securities of both of Mosaix and Lucent for its own account and the account of customers and, accordingly, may at any time hold a long or short position in securities of Mosaix and Lucent.

INTERESTS OF MOSAIX DIRECTORS AND MANAGEMENT IN THE MERGER

     In considering the recommendation of the Mosaix board of directors in favor of the merger, shareholders of Mosaix should be aware that certain directors and executive officers of Mosaix have interests in the merger that are different from, or in addition to, the interests of shareholders of Mosaix. These interests relate to or arise from, among other things:

     - the continued indemnification of current directors and officers of Mosaix pursuant to the merger agreement

     - the retention of certain current officers of Mosaix as employees or consultants

     - directors and employees with stock options to acquire Mosaix common stock will have these options converted to stock options to acquire Lucent common stock pursuant to the merger agreement and options held by certain executive officers and other employees will become fully vested

     - six executive officers are parties to employment agreements that provide for severance payments if such executive officer is terminated by Mosaix or resigns for "good reason" (including a material change in responsibilities) following a "corporate transaction," such as the merger.

     These interests are described below, to the extent material, and except as described below those persons have, to the knowledge of Lucent and Mosaix, no material interest in the merger apart from those of shareholders generally. The Mosaix board of directors was aware of, and considered the interests of, their directors and executive officers in approving the merger agreement and the merger.

     INDEMNIFICATION AND INSURANCE.   The merger agreement provides that all
rights of indemnification and exculpation from liabilities existing in favor of the current and former directors or officers of Mosaix and its subsidiaries as provided in their respective articles of incorporation and by-laws will be assumed by the surviving corporation in the merger, and will continue in full force and effect in accordance with their terms after the merger. Lucent will maintain for six years after the merger directors' and officers' liability insurance for acts or omissions which occur prior to the merger for those directors and officers who were, as of the date of the merger agreement, covered by Mosaix's directors' and officers' liability insurance policy, on terms no less favorable than those in effect on the date of the merger agreement. Lucent's obligation to provide this insurance coverage is subject to a cap of 200% of the current annual premium paid by Mosaix for its existing insurance coverage. If Lucent cannot maintain the existing or equivalent insurance coverage without exceeding the 200% cap, Lucent is required to maintain only that amount of insurance coverage which can be obtained by paying an annual premium equal to the 200% cap.

     MOSAIX EXECUTIVE OFFICERS.   Messrs. Tiliacos and Flavio will be employed
in transitional capacities as employees of Mosaix until September 30, 1999 and then will be retained as consultants for a period expiring September 30, 2000. Because their responsibilities are materially changed, they will receive the severance benefits (or substantial portions thereof) provided by existing employment agreements. Messrs. Tiliacos and Flavio will also enter into noncompetition agreements. Lucent and other executive officers of Mosaix are currently in discussions regarding employment following the merger.

     EMPLOYEE BENEFITS.   Lucent has agreed to provide employee benefit plans,
programs and arrangements to those individuals who will continue to be employees of Mosaix after the merger that are the same as those made generally available to non-represented employees of Lucent hired after December 31, 1998. These plans, programs and arrangements will be made available as soon as practicable after the merger. From the merger until that time, Lucent has agreed that it will provide the same benefit plans, programs and arrangements of Mosaix that were provided to employees of Mosaix as were in effect as of April 2, 1999. See "-- Continuation of Mosaix Employee Benefits" on page 41.

     STOCK OPTIONS.   Under the merger agreement, at the effective time of the
merger, Lucent will assume each stock option plan of Mosaix and all stock options granted under those plans to acquire shares of Mosaix common stock. Each stock option under those plans will be converted into a stock option to acquire Lucent common stock on the same terms and conditions. The number of shares of Lucent common stock to be subject to any option will be equal to the number of shares of Mosaix common stock subject to that Mosaix option multiplied by the
0.19273 exchange ratio and rounded down to the nearest whole share. The exercise price per share of Lucent common stock under any option will be equal to the exercise price per share of Mosaix common stock subject to that Mosaix option divided by the 0.19273 exchange ratio. As soon as practicable following the effective time of the merger, Lucent will prepare and file with the Securities and Exchange Commission an appropriate registration statement registering the shares of Lucent common stock subject to the assumed Mosaix stock options. That registration statement will be kept effective (and the current status of the prospectus or prospectuses required by the SEC shall be maintained) for so long as any assumed Mosaix options remain outstanding. See "-- Effect on Awards Outstanding Under Mosaix Stock Plans" on page 42. Also, stock options held by certain executive officers and other employees will become fully vested as a result of the merger.

     CHANGE IN CONTROL-TERMINATION AGREEMENTS.   The six Mosaix executive
officers are parties to previously executed employment agreements that provide for severance payments if any such executive officer is terminated by Mosaix or resigns for "good reason" (including a material change in responsibilities) following the merger. The severance payment consists of base salary for two years for the chief executive officer, for

18 months for four other executive officers and six months for one executive officer. Messrs. Tiliacos and Flavio will be entitled to receive these severance payments and other executive officers may also be entitled to receive such payments whether or not they continue with Mosaix after the merger, depending on the terms of their employment.

ACCOUNTING TREATMENT

     Completion of the merger is conditioned upon its being accounted for on a pooling of interests accounting basis and the receipt by Lucent and Mosaix of letters from PricewaterhouseCoopers LLP and KPMG LLP regarding those firms' concurrence with Lucent management's and Mosaix management's conclusions, respectively, that pooling of interests accounting is appropriate for the merger under Accounting Principles Board Opinion No. 16 if completed in accordance with the merger agreement. See "The Merger Agreement and Stock Option
Agreement -- The Merger Agreement -- Conditions to the Completion of the Merger" on page 43 and "-- Termination" on page 47. Under this accounting treatment, when the merger becomes effective, the assets and liabilities of Mosaix would be added to those of Lucent at their recorded book values and the stockholders' equity accounts of Lucent and Mosaix would be combined on Lucent's consolidated balance sheet.

     Because of certain repurchases by Mosaix of its common stock, Mosaix is required to issue and sell approximately 2,846,000 shares of Mosaix common stock prior to the merger in order for the merger to be accounted for as a pooling of interests. As part of the merger agreement, Mosaix has agreed that it will issue and sell that number of shares prior to the merger. See "The Merger Agreement
 -- Offering of Shares of Mosaix Common Stock to Cure 'Tainted' Shares" on page 46.

FORM OF THE MERGER

     Subject to the terms and conditions of the merger agreement and in accordance with Washington law, at the effective time of the merger, Noah Acquisition Inc., a wholly owned subsidiary of Lucent, will merge with and into Mosaix. Mosaix will be the surviving corporation of the merger and a wholly owned Washington subsidiary of Lucent, and will continue under the name "Mosaix, Inc."

MERGER CONSIDERATION

     At the effective time of the merger, each outstanding share of Mosaix common stock will be converted into the right to receive 0.19273 shares of Lucent common stock (other than shares as to which dissenters' rights to appraisal have been perfected), except that treasury stock and stock held by Lucent and Noah Acquisition will be canceled. Shareholders will receive cash for any fractional shares which they would otherwise receive in the merger. As of the effective time of the merger, all shares of Mosaix common stock will no longer be outstanding, will automatically be canceled and will cease to exist. At that time, each holder of a certificate representing shares of Mosaix common stock (other than shares as to which dissenters' rights to appraisal have been perfected) will cease to have any rights as a shareholder except the right to receive Lucent common stock and the right to receive cash for any fractional share of Lucent common stock. The exchange ratio of 0.19273 was determined through arm's-length negotiations between Lucent and Mosaix.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

     The conversion of Mosaix common stock into the right to receive Lucent common stock will occur automatically at the effective time of the merger. As soon as practicable after the merger, The Bank of New York, the exchange agent, will send a transmittal letter to each former Mosaix shareholder. The transmittal letter will contain instructions for obtaining shares of Lucent common stock in exchange for shares of Mosaix common stock. MOSAIX SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     After the merger, each certificate that previously represented shares of Mosaix common stock will represent only the right to receive the Lucent common stock into which those shares were converted in the merger and the right to receive cash for any fractional share of Lucent common stock as described below.

     Until holders of certificates previously representing Mosaix common stock have surrendered those certificates to the exchange agent for exchange, holders will not receive dividends or distributions on the Lucent common stock into which those shares have been converted with a record date after the merger, and will not receive cash for any fractional shares of Lucent common stock. When holders surrender those certificates, they will receive any unpaid dividends and any cash for fractional shares of Lucent common stock without interest.

     In the event of a transfer of ownership of Mosaix common stock which is not registered in the records of Mosaix's transfer agent, a certificate representing the proper number of shares of Lucent common stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if:

     - that certificate is properly endorsed and otherwise is in proper form for transfer

     - the person requesting that issuance will (1) pay to The Bank of New York any transfer or other taxes resulting from the issuance of shares of Lucent common stock and delivery of cash for any fractional share or (2) establish to the satisfaction of The Bank of New York that tax has been paid or is not applicable.

     All shares of Lucent common stock issued upon conversion of shares of Mosaix common stock, including any cash paid for any fractional share of Lucent common stock, will be issued in full satisfaction of all rights relating to those shares of Mosaix common stock.

     No fractional share of Lucent common stock will be issued to any Mosaix shareholder upon surrender of certificates previously representing Mosaix common stock. In lieu of any fractional share, the shareholder will receive cash equal to the product obtained by multiplying (1) the closing price for a share of Lucent common stock on the New York Stock Exchange Composite Transactions Tape on the date immediately preceding the date on which the merger is completed by (2) the fractional share to which the shareholder would otherwise be entitled.

EFFECTIVE TIME OF THE MERGER

     The merger will become effective upon the filing of articles of merger with the Washington Secretary of State or a later time agreed upon by Lucent and Mosaix and specified in the articles of merger. The filing of articles of merger will occur as soon as practicable, but no later than the third business day, after satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement unless another date is agreed to in writing by Lucent and Mosaix.

STOCK EXCHANGE LISTING OF LUCENT COMMON STOCK

     It is a condition to the completion of the merger that Lucent common stock issuable to Mosaix shareholders in the merger be authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF MOSAIX COMMON STOCK

     If the merger is completed, Mosaix common stock will be delisted from The Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following reflects the opinion delivered by Perkins Coie LLP to Mosaix regarding the material federal income tax considerations relevant to the exchange of shares of Mosaix common stock for Lucent common stock pursuant to the merger. It is based on the Internal Revenue Code of 1986, or Code, the applicable treasury regulations promulgated or proposed under the Code, judicial authority and current administrative rulings and practice. All of these may change, possibly on a retroactive basis.

     Mosaix shareholders should be aware that the following discussion does not deal with all federal income tax considerations that may be relevant to particular shareholders of Mosaix in light of their particular circumstances. In particular, this discussion does not address the specific tax consequences to shareholders who are one of the following:

      - banks

      - insurance companies

      - pension funds

      - tax-exempt organizations

      - dealers in securities or foreign currencies

      - foreign persons

      - persons who have a "functional currency" other than the U.S. dollar

      - persons who do not hold their Mosaix common stock as capital assets within the meaning of Section 1221 of the Code

      - persons who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions.

In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws or the tax consequences of transactions completed prior or subsequent to or concurrently with the merger, whether or not such transactions are in connection with the merger. ACCORDINGLY, MOSAIX SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

     The tax opinion Mosaix received from its counsel, Perkins Coie LLP, states that the merger will constitute a "reorganization" within the meaning of Section 368 of the Code. The opinion also concludes that, subject to the limitations and qualifications referred to below, the merger will result in the following federal income tax consequences:

         (1) No gain or loss will be recognized by holders of Mosaix common stock solely upon their receipt of Lucent common stock solely in exchange for Mosaix common stock in the merger, except to the extent of cash received in lieu of a fractional shares of Lucent common stock.

         (2) The aggregate tax basis of Lucent common stock received by Mosaix shareholders in the merger will be the same as the aggregate tax basis of Mosaix common stock surrendered in the merger reduced by any amount allocable to fractional share interests for which cash is received.

         (3) The holding period of Lucent common stock received in the merger will include the period for which the Mosaix common stock surrendered in exchange therefor was held, provided that the Mosaix common stock is held as a capital asset at the time of the merger.

         (4) Cash payments received by holders of Mosaix common stock in lieu of fractional shares will be treated as if fractional shares of Lucent common stock had been issued in the merger and then redeemed by Lucent. A shareholder of Mosaix receiving such cash will generally recognize gain or loss upon such payment, equal to the difference, if any, between such shareholder's allocable basis in the fractional shares and the amount of cash received. This gain or loss will be a capital gain or loss if the Mosaix common stock is held by such shareholder as a capital asset at the effective time of the merger.

         (5) Mosaix will recognize no gain or loss solely as a result of the merger.

     No ruling has been or will be obtained from the Internal Revenue Service, or IRS, in connection with the merger. It is a condition to the consummation of this merger that Mosaix receive a closing opinion from Perkins Coie LLP regarding the qualification of

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

the merger as a reorganization that is consistent with the opinion already received. Mosaix shareholders should be aware that the tax opinions do not bind the IRS and that the IRS is therefore not precluded from successfully asserting a contrary position, in which case the Lucent common stock received in the merger could be taxable to Mosaix shareholders. The tax opinion is also subject to certain assumptions, and is subject to the truth and accuracy of certain customary representations made by Lucent and Mosaix.

     Mosaix shareholders will be required to attach a statement to their tax returns for the year of the merger that contains certain information required by Treasury Regulations under Section 368 of the Code. Such statement must include the shareholder's tax basis in the shareholder's Mosaix common stock and a description of the Lucent common stock received.

     FAILURE OF THE MERGER TO QUALIFY AS A REORGANIZATION.   A successful IRS
challenge to the reorganization status of the merger would result in a Mosaix shareholder recognizing gain or loss with respect to each share of Mosaix common stock surrendered equal to the difference between the shareholder's basis in that share and the fair market value, as of the effective time of the merger, of the Lucent common stock received in exchange for that share. In that case, a shareholders' aggregate basis in the Lucent common stock so received would equal such fair market value and his or her holding period for that Lucent common stock would begin the day after the merger.

REGULATORY MATTERS

     UNITED STATES ANTITRUST.   Under the Hart-Scott-Rodino Antitrust
Improvements Act and related rules, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. Lucent and Mosaix each filed a Notification and Report Form with the Antitrust Division of the Department of Justice and the Federal Trade Commission on April 19, 1999. Under the antitrust laws, the merger may not be completed until after the expiration or early termination of the applicable waiting period. The applicable waiting period expired on May 19, 1999. At any time before or after the effective time of the merger, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of substantial assets of Lucent or Mosaix. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if made, that it would not be successful.

DISSENTERS' RIGHTS TO APPRAISAL

     Mosaix shareholders will be entitled to dissenters' rights to appraisal under Chapter 23B.13 of the Washington Business Corporation Act in connection with the merger if they follow the procedures specified for perfecting those rights. Chapter 23B.13 of the Washington Business Corporation Act is attached to this accompanying proxy statement/prospectus as Annex D.

     Generally, in order to exercise your dissenters' rights to appraisal:

     - you must not vote in favor of the merger

     - you must, before the special meeting of shareholders to vote on the merger, send a written notice to Mosaix of your intent to demand payment for the fair value of your shares of Mosaix common stock in compliance with the Washington Business Corporation Act.

     Merely voting against the merger will not protect your dissenters' rights. Annex D to this proxy statement/prospectus contains the Washington statutory provisions relating to your dissenters' rights. Failure to follow all the steps required by these provisions will result in the loss of your dissenters' rights to appraisal.

     If you follow all the steps required by these provisions, your shares of Mosaix common stock which are issued and outstanding immediately prior to the merger will not be converted into or be exchangeable for the right to receive shares of Lucent common stock, unless you fail to perfect or effectively withdraw or lose your dissenters' rights to appraisal under the Washington Business Corporation Act. If you fail to perfect or effectively withdraw or lose your dissenters' rights, your shares of Mosaix common stock will be converted into and become exchangeable for the right to receive, as of the effective time of the merger, (1) shares of Lucent common stock and (2) cash for any fractional share of Lucent common stock, in each case without interest.

     Mosaix will give Lucent (1) prompt notice of any demands for appraisal, attempted withdrawal of these demands, and any other instrument served pursuant to the Washington Business Corporation Act and received by Mosaix relating to dissenters' rights, and (2) the opportunity to participate in, and direct all negotiations and proceedings with respect to, the exercise of dissenters' rights under the Washington Business Corporation Act. Mosaix is not allowed, except with the prior written consent of Lucent, to make any payment with respect to any demands for appraisal, offer to settle or settle any demands for appraisal.

CONTINUATION OF MOSAIX EMPLOYEE BENEFITS

     Lucent has agreed to provide employee benefit plans, programs and arrangements to those individuals who will continue to be employees of Mosaix after the merger that are the same as those made generally available to non-represented employees of Lucent hired after December 31, 1998. These plans, programs and arrangements will be made available as soon as practicable after the merger. From the merger until that time, Lucent has agreed that it will provide the same benefit plans, programs and arrangements of Mosaix that were provided to employees of Mosaix as were in effect on April 2, 1999.

     Lucent has agreed that:

     - continuing employees of Mosaix will be credited for their service with Mosaix and its affiliates and predecessor employers for purposes of determining vesting and entitlement to benefits, and for purposes of satisfying any waiting periods, evidence of insurability requirements or the application of any pre-existing condition limitations, in any employee benefits plans, programs or arrangements maintained by Lucent in which they subsequently participate after the effective time of the merger, but not for accrual of pension benefits and not to the extent that recognition would result in a duplication of benefits

     - it will waive pre-existing condition limitations to any employee benefits plans, programs or arrangements maintained by Lucent to the same extent waived under the applicable employee benefits plans, programs or arrangements of Mosaix

     - continuing employees will be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though those amounts had been paid in accordance with the terms and conditions of employee benefits plans, programs or arrangements maintained by Lucent.

EFFECT ON AWARDS OUTSTANDING UNDER MOSAIX STOCK PLANS

     After the merger, Lucent will assume each stock option plan of Mosaix. Each stock option to acquire shares of Mosaix common stock under those plans will be amended and converted into a stock option to acquire shares of Lucent common stock on the same terms and conditions. The number of shares of Lucent common stock to be subject to each Mosaix option assumed by Lucent will be equal to the number of shares of Mosaix common stock subject to the Mosaix option multiplied by the 0.19273 exchange ratio and rounded down to the nearest whole share. The exercise price per share of Lucent common stock under each Mosaix option assumed by Lucent will be equal to the exercise price per share of Mosaix common stock subject to the Mosaix option divided by the 0.19273 exchange ratio. As of June 7, 1999, the number of shares of Mosaix common stock reserved for issuance under these plans was approximately two million.

     In the case of any assumed stock option that is an incentive stock option under Section 422 of the Internal Revenue Code, the option price and the number of shares of Lucent common stock purchasable pursuant to that option will be further adjusted, if necessary, to preserve the status of the option as an incentive stock option. Prior to the merger, Lucent will take all necessary actions to assume the Mosaix stock option plans. As soon as practicable following the merger, Lucent will prepare and file with the Securities and Exchange Commission an appropriate registration statement registering the shares of Lucent common stock subject to the assumed Mosaix stock options. That registration statement will be kept effective (and the current status of the prospectus or prospectuses required by that registration statement will be maintained) for so long as any assumed Mosaix options remain outstanding. In addition, Mosaix has agreed to amend its 1991 Employee Stock Purchase Plan to terminate the current offering period on or prior to the effective date of the merger and to terminate all future offering periods.

RESALE OF LUCENT COMMON STOCK

     Lucent common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued to any Mosaix shareholder who may be deemed to be an "affiliate" of Mosaix or Lucent for purposes of Rule 145 under the Securities Act or for purposes of qualifying the merger for pooling of interests accounting treatment. It is expected that each affiliate will agree not to transfer any Lucent common stock received in the merger except in compliance with the resale provisions of Rule 144 or 145 under the Securities Act or as otherwise permitted under the Securities Act and will make no disposition of any Lucent common stock received in connection with the merger unless, in the opinion of counsel to Lucent, the transaction will not have any adverse consequences for Lucent with respect to the treatment of the merger for tax purposes. In addition, it is expected that each affiliate will agree not to make any disposition beginning 30 days prior to the merger until after the date on which financial results covering at least 30 days of combined operations of Lucent and Mosaix after the merger have been published. The merger agreement requires Mosaix to use its reasonable best efforts to cause its affiliates to enter into these agreements, and Lucent has agreed to use its reasonable best efforts to cause its affiliates to comply with the transfer restrictions referred to in the preceding sentence. This proxy statement/prospectus does not cover resales of Lucent common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

                THE MERGER AGREEMENT AND STOCK OPTION AGREEMENT

     The following description summarizes the material provisions of the merger agreement and the stock option agreement. We urge shareholders to read carefully the merger agreement and the stock option agreement, which are attached as Annexes A and B to this proxy statement/prospectus.

THE MERGER AGREEMENT

     CONDITIONS TO THE COMPLETION OF THE MERGER.   Each party's obligation to
effect the merger is subject to the satisfaction or waiver of various conditions which include, in addition to other customary closing conditions, the following:

     - holders of at least two-thirds of the voting power of all outstanding shares of Mosaix common stock having approved the merger agreement

     - the waiting period and any extension thereof applicable to the merger under applicable antitrust laws having expired or been terminated and the receipt of any other governmental authorizations or consents and the making of any other filings which if not obtained or made would reasonably be likely to have a material adverse effect

     - Lucent and Mosaix each signing and delivering letters relating to certain tax matters

     - no judgment, order, statute, law or regulation entered, enacted, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition being in effect, and no suit, action or proceeding by any governmental entity being pending that (1) would prevent the consummation of the merger or (2) otherwise would be reasonably likely to have a material adverse effect, as described below, on Lucent or Mosaix; provided, that each of the parties will have used its reasonable best efforts to prevent the entry of any legal restraint or prohibition and to appeal as promptly as possible any legal restraint or prohibition that may be entered

     - the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, having become effective under the Securities Act and not being the subject of any stop order or proceedings seeking a stop order

     - the shares of Lucent common stock issuable to Mosaix shareholders in the merger having been authorized for listing on the New York Stock Exchange, subject to official notice of issuance

     - Mosaix having completed an offering of shares of its common stock necessary so that the merger would be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16 and applicable SEC rules and regulations

     - Lucent and Mosaix each having received letters dated as of the date on which the merger is to be completed from PricewaterhouseCoopers LLP and KPMG LLP regarding those firms' concurrence with Lucent management's and Mosaix management's conclusions, respectively, that pooling of interests accounting is appropriate for the merger under Accounting Principles Board Opinion No. 16 and applicable SEC rules and regulations if the merger is completed in accordance with the merger agreement

     - Mosaix ensuring that the cash-out provisions in its Restated 1987 Stock Option Plan do not apply upon the occurrence of a "Change in Control" as defined in the Restated 1987 Stock Option Plan.

     In addition, each party's obligation to effect the merger is further subject to the satisfaction or waiver of the following additional conditions:

     - each party having performed the various obligations and complied with the various conditions in all material respects to be performed and complied with by it on or by the closing date

     - each representation and warranty of the other party set forth in the merger agreement to the extent it is qualified by a material adverse effect being true and correct, and each representation and warranty of the other party set forth in the merger agreement to the extent it is not so qualified by a material adverse effect being true and correct in all material respects, in each case, on and as of the closing date with the same effect as though that representation and warranty was made on and as of the closing date, except for changes permitted by the merger agreement and except to the extent that any representation and warranty expressly relates to an earlier date, in which case that representation and warranty will be as of that earlier date

     - no event or events having occurred that could reasonably be expected to have a material adverse effect on the other party

     - in the case of Lucent only, Mosaix having received all necessary consents or waivers, in form and substance satisfactory to Lucent, from the other parties to each contract, lease or agreement to which Mosaix is a party, except where the failure to receive any consent or waiver would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on Mosaix

     - in the case of Lucent only, certain individuals having entered into non-disclosure and non-competition agreements with Mosaix and Lucent, and those agreements being in full force and effect

     - in the case of Lucent only, receipt of an executed affiliate letter from each person who is an "affiliate" of Mosaix for purposes of Rule 145 under the Securities Act and for purposes of qualifying the merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations

     - in the case of Mosaix only, receipt of an executed affiliate letter from each person who is an "affiliate" of Lucent for purposes of qualifying the merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations

     - in the case of Mosaix only, Mosaix having received from Perkins Coie LLP, on the date on which the registration statement is declared effective by the SEC and on the closing date, an opinion dated as of the relevant date stating that the merger will qualify for U.S. federal income tax purposes as reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

     The merger agreement defines a "material adverse effect" when used in connection with Lucent or Mosaix as any condition or event that:

     - has a material adverse effect on the assets, business, financial condition, operations or prospects of Lucent or Mosaix, as applicable, in each case, taken as a whole with its subsidiaries, other than any condition or event

         - relating to the economy in general

         - relating to the industries in which that party generally operates

         - arising out of or resulting from actions contemplated by the parties in connection with, or attributable to, the announcement of the merger agreement and the transactions contemplated by the merger agreement, including loss of certain personnel, customers or suppliers or the delay or cancellation of orders for products

         - in the case of Mosaix, litigation brought or threatened against Mosaix or any member of its board of directors in respect of the merger agreement

     - materially impairs the ability of Lucent or Mosaix to perform its obligations under the merger agreement or the stock option agreement

     - prevents or materially delays the consummation of transactions contemplated under the merger agreement.

     OFFERING OF SHARES OF MOSAIX COMMON STOCK TO CURE "TAINTED" SHARES.   A
condition to the completion of the merger is Mosaix having completed an offering of shares of its common stock necessary so that the merger can be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16 and applicable SEC rules and regulations. Shares of Mosaix common stock repurchased by Mosaix within two years prior to the merger announcement are deemed under applicable accounting rules to be "tainted" and would prevent pooling of interests accounting treatment for the merger to the extent that the tainted shares, together with any fractional shares settled in cash, exceed 10% of the total number of shares of Lucent common stock to be issued in the merger. Tainted shares may be cured through the reissuance prior to the effective time of the merger of an equivalent number of shares. Mosaix intends to issue approximately 2,846,000 shares of its common stock promptly after the special shareholders meeting to approve the merger agreement in order to satisfy this condition to the completion of the merger.

     NO OTHER NEGOTIATIONS INVOLVING MOSAIX.   The merger agreement provides
that Mosaix will not, and will not permit any of its subsidiaries to, or authorize or permit any of its directors, officers or employees or any financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person:

     - solicit, initiate or encourage, including by way of furnishing information, or take any other action designed to facilitate, any inquiries or the making of any takeover proposal, as described below

     - participate in any discussion or negotiation regarding any takeover proposal.

     However, if at any time prior to the date of the special meeting, the Mosaix board of directors determines in good faith, after consultation with outside counsel, that it is legally advisable to do so in order to comply with its fiduciary duties to Mosaix shareholders under applicable law, Mosaix may, in response to a superior proposal, as described below, which was not solicited by it or which did not otherwise result from a breach of the merger agreement, subject to providing prior written notice of its decision to do so to Lucent:

     - furnish under a customary confidentiality agreement information about Mosaix and its subsidiaries to any person making that superior proposal

     - participate in discussions or negotiations regarding that superior proposal.

     The merger agreement provides that:

     - the term "takeover proposal" means any inquiry, proposal or offer from any person relating to (1) any acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of Mosaix and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Mosaix or any material equity interest in any subsidiary of Mosaix, (2) any tender offer or exchange offer that if completed would result in any person beneficially owning 15% or more of any class of equity securities of Mosaix or any material equity interest in any subsidiary of Mosaix, or
       (3) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Mosaix or any of its subsidiaries

     - the term "superior proposal" means any proposal made by a third party to acquire, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Mosaix common stock then outstanding or all or substantially all the assets of Mosaix, on terms that the Mosaix board of directors determines in its good faith judgment, based on the advice of a financial advisor of nationally recognized reputation, to be more favorable to Mosaix's shareholders than the merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Mosaix board of directors, is reasonably capable of being obtained.

     Except as expressly permitted by the merger agreement, neither the Mosaix board of directors nor any committee of the board will:

     - withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Lucent, the approval or recommendation by the Mosaix board of directors or any committee of the merger or the merger agreement

     - approve or recommend, or propose publicly to approve or recommend, any takeover proposal

     - cause Mosaix to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any takeover proposal, other than any agreement entered into concurrently with a termination as described in the next sentence in order to facilitate that action.

Notwithstanding the foregoing, prior to the date of the special meeting, in response to a superior proposal which was not solicited by Mosaix and which did not otherwise result from a breach of the merger agreement, the Mosaix board of directors may terminate the merger agreement, but only at a time that is prior to the date of the special meeting and after the third business day following Lucent's receipt of written notice advising Lucent that the Mosaix board of directors is prepared to accept a superior proposal, and specifying the material terms and conditions of that superior proposal and identifying the person making that superior proposal. Mosaix must pay a fee in the amount of $2,815,000 to Lucent upon that termination. See "-- Termination" and "-- Termination Fees" below.

     TERMINATION.   The merger agreement may be terminated at any time prior to the merger, whether before or after approval of the merger agreement by the shareholders of Mosaix:

     - by mutual agreement of Lucent, Noah Acquisition and Mosaix

     - by Lucent, Noah Acquisition or Mosaix, if the merger has not been completed by September 30, 1999

     - by Lucent, Noah Acquisition or Mosaix, if any court of competent jurisdiction in the United States or other United States governmental authority issues an order, decree, ruling or takes any other action restraining, enjoining or otherwise prohibiting the merger and that order, decree, ruling or other action has become final and nonappealable

     - by Lucent, Noah Acquisition or Mosaix, if the Mosaix shareholders have not approved the merger agreement at a Mosaix shareholders meeting or any adjournment or postponement of that meeting

     - by Lucent or Mosaix, if the other party has materially breached its obligations under the merger agreement, unless the breach is cured within 15 calendar days after notice to the other party

     - by Mosaix, at any time prior to the date of the special meeting of shareholders, in response to a superior proposal which was not solicited by Mosaix and which did not otherwise result from a breach of the provisions of the merger agreement, if Mosaix has complied with certain notice requirements and payment of the termination fee

     - by Lucent, because Mosaix or any of its directors or officers participated in discussions or negotiations with third parties regarding certain takeover proposals or other business transactions involving Mosaix in material breach of the merger agreement.

     TERMINATION FEES.   If the merger agreement is terminated:

     - by Lucent or Mosaix because the merger has not been completed by September 30, 1999 at a time when a bona fide takeover proposal has been made directly to Mosaix shareholders generally or has otherwise become publicly known or any person has publicly announced an intention to make a takeover proposal and, within nine months of the termination, Mosaix or any of its subsidiaries enters into any definitive agreement with respect to, or consummates, any takeover proposal

     - by Lucent or Mosaix because the Mosaix shareholders have not approved the merger agreement at a Mosaix shareholders meeting or any adjournment or postponement of that meeting

     - by Mosaix because prior to the date of the special meeting of Mosaix shareholders, Mosaix received a superior proposal which was not solicited by Mosaix and which did not otherwise result from a breach of the merger agreement or

     - by Lucent because Mosaix or any of its directors or officers participated in discussions or negotiations with third parties regarding certain takeover proposals or other business transactions involving Mosaix in material breach of the merger agreement then, in each case, Mosaix must pay Lucent a $2,815,000 termination fee. The merger agreement further provides that if Mosaix fails to pay any termination fee due, Mosaix must pay the costs and expenses, including attorneys' fees and expenses, in connection with any action taken to collect payment, together with interest on the amount of the termination fee.

     CONDUCT OF BUSINESS PENDING THE MERGER.   Pursuant to the merger agreement,
Mosaix has agreed that, prior to the merger, it will and will cause each of its subsidiaries to:

     - maintain its existence in good standing

     - maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by the merger agreement

     - maintain business and accounting records consistent with past practices

     - use its reasonable best efforts to preserve its business intact, to keep available the services of its present officers and employees, and to preserve the goodwill of its suppliers, customers and others having business relations with Mosaix or that subsidiary.

     In addition, Mosaix has agreed that, subject to certain exceptions provided in the merger agreement or approved by Lucent in writing, it will not and will not permit any of its subsidiaries to:

     - amend or otherwise change its articles of incorporation or by-laws

     - issue, sell or authorize for issuance or sale, or grant any options or make any other agreements with respect to, any shares of its capital stock or other securities other than (1) any issuance of Mosaix common stock upon the exercise of any outstanding option which option was issued prior to the date of the merger agreement in accordance with the terms of the relevant stock option, (2) the issuance of shares of Mosaix common stock pursuant to the stock option agreement with Lucent or (3) the offering of Mosaix shares in order to permit the merger to be accounted for as a pooling of interests

     - declare, set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any of its capital stock

     - reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock

     - incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except (1) short-term borrowings incurred in the ordinary course of business or to refinance existing or maturing indebtedness and
       (2) intercompany indebtedness between Mosaix and any of its subsidiaries or between subsidiaries

     - acquire any corporation, partnership, other business organization or any division thereof or any material amount of assets

     - enter into any contract or agreement other than in the ordinary course of business and consistent with past practice

     - authorize any capital commitment which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $100,000

     - mortgage, pledge or subject to lien, any of its assets or properties or agree to do so except for certain permitted liens under the merger agreement

     - sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets (including securitizations), other than sales or licenses of finished goods in the ordinary course of business consistent with past practice

     - assume, guarantee or otherwise become responsible for the obligations of any other person or agree to so do

     - enter into or agree to enter into any employment agreement

     - take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures

     - make any tax election or settle or compromise any material federal, state, local or foreign income tax liability

     - settle or compromise any pending or threatened suit, action or claim which is material or which relates to any of the transactions contemplated by the merger agreement

     - pay, discharge or satisfy any claim, liability or obligation, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the most recently audited balance sheet filed by Mosaix with the Securities and Exchange Commission or subsequently incurred in the ordinary course of business and consistent with past practice

     - except in connection with the sale of Mosaix's products in the ordinary course of business and consistent with past practice, sell, assign, transfer, license, sublicense, pledge or otherwise encumber any of Mosaix's intellectual property rights

     - except as required by law or contemplated in the merger agreement and except for labor agreements negotiated in the ordinary course, enter into, adopt or amend in any material respect or terminate any Mosaix benefit plan or any other agreement, plan or policy involving Mosaix or its subsidiaries, and one or more of its directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which those contributions are determined

     - except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase the benefits or compensation expenses of Mosaix or its subsidiaries, or as contemplated in the merger agreement or by the terms of any employment agreement in existence on the date of the merger agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of the merger agreement to any of those persons, except 1998 bonuses that have been earned under Mosaix's incentive bonus plans in accordance with the terms of those plans as in effect on the date of the merger agreement consistent with past practice.

     AMENDMENT; EXTENSION AND WAIVER.   Subject to applicable law:

     - the merger agreement may be amended by the parties in writing at any time, except that after the merger agreement has been approved by the shareholders of Mosaix, no amendment may be entered into which by law requires further approval by Mosaix shareholders or Lucent stockholders unless that further approval is obtained

     - at any time prior to the effective time of the merger, a party may, by written instrument signed on behalf of that party, extend the time for performance of the obligations or other acts of any other party to the merger agreement, waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document and except as provided in the merger agreement, waive compliance by any other party with any agreements or conditions in the merger agreement.

     EXPENSES.   Whether or not the merger is consummated, all fees and expenses incurred in connection with the merger, the merger agreement and the stock option agreement will be paid by the party incurring those fees or expenses, except that Lucent and Mosaix will share equally the costs and expenses incurred in connection with filing, printing and mailing this proxy statement/prospectus and the registration statement of which it is a part including SEC filing fees and the filing fees for the premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act.

     REPRESENTATIONS AND WARRANTIES.   The merger agreement contains customary
representations and warranties relating to, among other things:

     - corporate organization and similar corporate matters of Lucent, Noah Acquisition and Mosaix

     - subsidiaries of Mosaix

     - the capital structure of Lucent and Mosaix

     - authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters of Lucent, Noah Acquisition and Mosaix

     - documents filed by each of Lucent and Mosaix with the Securities and Exchange Commission, the accuracy of information contained in those documents and the absence of undisclosed liabilities of each of Lucent and Mosaix

     - the accuracy of information supplied by each of Lucent and Mosaix in connection with this proxy statement/prospectus and the registration statement of which it is a part

     - absence of material changes or events concerning Lucent and Mosaix

     - compliance with applicable laws by Mosaix

     - absence of changes in benefit plans of Mosaix

     - matters relating to the Employee Retirement Income Security Act for
       Mosaix

     - filing of tax returns and payment of taxes by Mosaix

     - required shareholder vote of Mosaix

     - satisfaction of certain state takeover statutes' requirements by Mosaix

     - absence of actions by Lucent or Mosaix that would prevent accounting for the merger as a pooling of interests and the offering by Mosaix of its stock to permit using this method of accounting

     - absence of actions by Lucent or Mosaix that would prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code

     - engagement and payment of fees of brokers, investment bankers, finders and financial advisors by each of Lucent and Mosaix

     - receipt of fairness opinions by Mosaix from its financial advisors

     - intellectual property and year 2000 matters of Mosaix

     - outstanding and pending material litigation of each of Lucent and Mosaix

     - good and valid title to property of Mosaix

     - certain leases and contracts entered into by Mosaix and absence of default by Mosaix under those leases and contracts

     - certain employment matters regarding Mosaix

     - liability of Mosaix under environmental laws

     - interim operations of Noah Acquisition.

     ADDITIONAL AGREEMENTS.   The merger agreement contains certain other
agreements, relating to, among other things:

     - actions to be taken by Mosaix and Lucent relating to the assumption of Mosaix stock option plans by Lucent

     - employee benefits plans, programs and arrangements to be provided by Lucent

     - indemnification by Lucent of directors and officers of Mosaix and continuation by Lucent of current directors' and officers' liability insurance maintained by Lucent as described below under the caption "-- Indemnification and Insurance."

     INDEMNIFICATION AND INSURANCE.   The merger agreement provides that all
rights of indemnification and exculpation from liabilities existing in favor of the current and former directors or officers of Mosaix and its subsidiaries as provided in their respective articles of incorporation and by-laws will be assumed by the surviving corporation in the merger and will continue in full force and effect in accordance with their terms after the merger. Lucent will maintain for six years after the merger the directors' and officers' liability insurance for acts or omissions which occur prior to the effective time of the merger for those directors and officers who were, as of the date of the merger agreement, covered by Mosaix's directors' and officers' liability insurance policy, on terms no less favorable than those in effect on the date of the merger agreement. Lucent's obligation to provide this insurance coverage is subject to a cap of 200% of the current annual premium paid by Mosaix for its existing insurance coverage. If Lucent cannot maintain the existing or equivalent insurance coverage without exceeding the 200% cap, Lucent is required to obtain only that amount of insurance coverage which can be obtained by paying an annual premium equal to the 200% cap.

     AMENDMENTS TO THE MOSAIX ARTICLES OF INCORPORATION.   As of the effective
time of the merger, the Mosaix articles of incorporation will be substantially identical to the articles of incorporation of Noah Acquisition immediately prior to the merger. For a summary of certain provisions of the Mosaix articles of incorporation and the associated rights of Mosaix shareholders, see "Comparison of Rights of Common Stockholders of Lucent and Common Shareholders of Mosaix" on page 58.

     AMENDMENTS TO THE MOSAIX BY-LAWS.   The merger agreement provides that the
by-laws of Noah Acquisition, as in effect immediately prior to the merger, will be the by-laws of the surviving corporation following the merger until changed or amended. For a summary of certain provisions of the Mosaix by-laws and the associated rights of Mosaix shareholders, see "Comparison of Rights of Common Stockholders of Lucent and Common Shareholders of Mosaix" on page 58.

THE STOCK OPTION AGREEMENT

     GENERAL.   Immediately following the execution and delivery of the merger agreement, Lucent and Mosaix entered into a stock option agreement under which Mosaix granted Lucent an option to purchase up to 2,092,757 shares of Mosaix common stock, or that number of shares of Mosaix common stock as represents 19.9% of the then outstanding shares of Mosaix common stock, in each case, without giving effect to shares of Mosaix common stock subject to or issued under the option, at a purchase price of $10.50 per share.

     EXERCISE OF THE OPTION.   Except as described below, the option is
exercisable with respect to any or all the option shares at any time or times after the occurrence of any event unconditionally entitling Lucent to receive the termination fee under the merger agreement. The right to purchase shares under the stock option agreement will expire at the effective time of the merger.

     Lucent may exercise the option with respect to all or a portion of the option shares by delivering to Mosaix an exercise notice specifying the number of shares Lucent wishes to purchase, the denominations of certificates for those shares and the closing date. Any purchase of the option shares is subject to applicable laws and regulations, including approval under the Hart-Scott-Rodino Antitrust Improvements Act.

     If regulatory approvals are required and have not yet been obtained, Lucent may acquire that number of option shares specified in the exercise notice that does not require regulatory approval, and, if regulatory approval is then obtained, Lucent may acquire the remaining number of option shares specified in the exercise notice.

     If Lucent receives official notice that a governmental or regulatory approval will not be obtained or a governmental or regulatory approval has not been obtained within six months after Lucent delivers to Mosaix an exercise notice to purchase option shares, then Lucent may exercise its rights to receive cash for those option shares for which regulatory approval will not be obtained. The amount of cash will be equal to that number of shares of Mosaix common stock multiplied by the difference between:

     - the average closing price on The Nasdaq National Market of shares of Mosaix common stock for the 10 trading days commencing on the 12th trading day immediately preceding the option closing date; and

     - the purchase price of the option.

     ADJUSTMENTS TO NUMBER AND TYPE OF SHARES.   The number and type of
securities subject to the option and the purchase price will be adjusted for any change in Mosaix common stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares or similar transaction, so that Lucent will receive, upon exercise of the option, the number and type of securities that Lucent would have received if the option had been exercised immediately prior to the occurrence of that event, or the record date of that event. The number of shares of Mosaix common stock subject to the option will also be adjusted in the event Mosaix issues additional shares of common stock, so that, after that issuance, the number of shares of Mosaix common stock subject to the option represents 19.9% of the shares of Mosaix common stock then issued and outstanding, without giving effect to shares subject to or issued under the option.

     If Mosaix enters into an agreement:

     (1) to consolidate with or merge into any person other than Lucent or one of its subsidiaries

     (2) to permit any person other than Lucent or one of its subsidiaries to merge into Mosaix or

     (3) to sell or otherwise transfer all or substantially all its assets to any person other than Lucent or one of its subsidiaries, then that agreement will provide that the option will, upon the completion of that transaction, be converted into or exchanged for an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property Lucent would have received for Mosaix common stock if the option had been exercised immediately prior to that consolidation, merger, sale or transfer, or the record date of that event.

     CALL OPTION.   If Lucent's right to exercise the option occurs because
Mosaix fails to obtain approval of at least two-thirds of the outstanding shares of Mosaix common stock at the special shareholders meeting or any adjournment or postponement and no takeover proposal has been made on or prior to the date of that meeting, then Mosaix, upon notice delivered to Lucent within 10 days following that meeting, may purchase Lucent's option for $563,000 payable not later than 20 days after the date of Mosaix's notice. If Mosaix does not deliver a notice to purchase the option as described in the previous sentence, Lucent may, upon notice delivered to Mosaix within 30 days following the failed approval by the Mosaix shareholders, cause Mosaix to purchase the option for $563,000 payable not later than 20 days after Lucent's notice.

     LIMIT ON TOTAL PROFIT OF LUCENT.   The stock option agreement provides that
in no event will Lucent's total profit from the option plus any termination fee paid to Lucent under the merger agreement exceed $3,378,000 and, if Lucent's total profit would otherwise exceed that amount, Lucent, at its discretion, is required to do one or any combination of the following:

     (1) reduce the number of shares of Mosaix common stock subject to the option;

     (2) deliver to Mosaix for cancellation shares of Mosaix common stock previously purchased by Lucent; or

     (3) pay cash to Mosaix

so that Lucent's total profit from the option plus the termination fee pursuant to the merger agreement so paid to Lucent does not exceed $3,378,000 after taking into account the foregoing actions.

     REGISTRATION RIGHTS AND LISTING.   Lucent has certain rights to require
registration under the securities laws by Mosaix of any shares purchased under the option if necessary for Lucent to be able to sell those shares and to require the listing of those shares on The Nasdaq National Market or other national securities exchange.

     ASSIGNABILITY; TRANSFERS.   The stock option agreement may not be assigned
or delegated by Lucent or Mosaix without the prior written consent of the other. The shares subject to the option may not be sold, assigned, transferred or otherwise disposed of except in an underwritten public offering or to a purchaser or transferee who would not, immediately after that sale, assignment, transfer or disposal, beneficially own more than 3.0% of the outstanding voting power of Mosaix. However, Lucent may sell any of the shares it receives upon exercise of the option if the sale is made in connection with a tender or exchange offer that has been approved or recommended by a majority of the

Mosaix board of directors, which majority includes a majority of directors who were directors as of the date of the stock option agreement.

     EFFECT OF STOCK OPTION AGREEMENT.   The stock option agreement is intended
to increase the likelihood that the merger will be completed on the terms set forth in the merger agreement. Consequently, certain aspects of the stock option agreement may discourage persons who might now or prior to the merger be interested in acquiring all of or a significant interest in Mosaix from considering or proposing an acquisition, even if those persons were prepared to offer higher consideration per share for Mosaix common stock than that implicit in the 0.19273 exchange ratio or a higher price per share for Mosaix common stock than the market price.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

     Lucent common stock is listed for trading on the New York Stock Exchange under the trading symbol "LU" and Mosaix common stock is quoted on The Nasdaq National Market under the trading symbol "MOSX." The following table sets forth, for the periods indicated, dividends and the high and low sales prices per share of Lucent common stock on the New York Stock Exchange Composite Transactions Tape and of Mosaix common stock on The Nasdaq National Market. Lucent's per share data has been restated to account for Lucent's two-for-one stock splits effective on April 1, 1999 and on April 1, 1998. For current price information, shareholders are urged to consult publicly available sources.

                                           LUCENT                        MOSAIX
                                        COMMON STOCK                  COMMON STOCK
                                 ---------------------------   --------------------------
                                                   DIVIDENDS                    DIVIDENDS
CALENDAR PERIOD                  HIGH     LOW      DECLARED    HIGH     LOW     DECLARED
---------------                  ----     ----     ---------   ----     ---     ---------
1996
  First Quarter................  $N/A     $N/A     $     --    $16 3/4  $10 1/2    N/A
  Second Quarter...............     9 13/16    7 7/16  0.01875  24       13 1/2    N/A
  Third Quarter................    11 15/32    7 21/32  0.01875  18 3/8  12        N/A
  Fourth Quarter...............    13 9/32   10 17/32  0.01875  23       10        N/A
1997
  First Quarter................    15 5/32   11 3/16  0.00000   16        9 3/4    N/A
  Second Quarter...............    18 35/64   12 15/32  0.01875  15 1/4  11 3/4    N/A
  Third Quarter................    22 11/16   18 3/64  0.01875  15        9        N/A
  Fourth Quarter...............    22 35/64   18 3/32  0.03750  11 5/16   7 15/16    N/A
1998
  First Quarter................    32 1/16   18 23/64  0.00000  12        8 3/4    N/A
  Second Quarter...............    41 27/32   32    0.02000     12 1/8    9 13/16    N/A
  Third Quarter................    54 1/4   34 3/16  0.02000     9 7/8    4        N/A
  Fourth Quarter...............    56 15/16   26 23/32  0.04000   8 1/4   4 5/8    N/A
1999
  First Quarter................    60       47      0.00000      9 3/4    5 13/16    N/A
  Second Quarter (through June
     8, 1999)..................    67       51 7/8  0.02000     12 1/2    7 3/4    N/A

---------------
N/A -- Not applicable

     The following table sets forth the high and low sales prices per share of Lucent common stock on the New York Stock Exchange Composite Transactions Tape and of Mosaix common stock on The Nasdaq National Market on April 1, 1999, the last trading day before the public announcement of the merger agreement, and on June 8, 1999, the last trading day before the date of this proxy statement/prospectus:

                                                LUCENT               MOSAIX
                                             COMMON STOCK         COMMON STOCK
                                             --------------       ----------------
                                             HIGH      LOW         HIGH        LOW
                                             ----      ----        ----        ---
April 1, 1999..............................  $56       $54 3/32  $ 8 3/8     $ 7 3/4
June 8, 1999...............................  $61 15/16 $59 3/4   $11 29/64   $11

                      DESCRIPTION OF LUCENT CAPITAL STOCK

     The following summary of the capital stock of Lucent is subject in all respects to applicable Delaware law, Lucent's certificate of incorporation and by-laws and Lucent's rights agreement. See "Comparison of Rights of Common Stockholders of Lucent and Common Shareholders of Mosaix" on page 58 and "Where You Can Find More Information" on page 75.

     The total authorized shares of capital stock of Lucent consist of (1) 6 billion shares of common stock, $.01 par value per share, and (2) 250 million shares of preferred stock, $1.00 par value per share. At the close of business on April 30, 1999, approximately 2.7 billion shares of Lucent common stock were issued and outstanding and no shares of Lucent preferred stock were issued and outstanding.

     The Lucent board of directors is authorized to provide for the issuance from time to time of Lucent preferred stock in series and, as to each series, to fix the designation, the dividend rate and the preferences, if any, which dividends on each series will have compared to any other class or series of capital stock of Lucent, the voting rights, if any, the voluntary and involuntary liquidation prices, the conversion or exchange privileges, if any, applicable to each series and the redemption price or prices and the other terms of redemption, if any, applicable to each series. Cumulative dividends, dividend preferences and conversion, exchange and redemption provisions, to the extent that some or all of these features may be present when shares of Lucent preferred stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of Lucent common stock or for other corporate purposes.

     For a description of the rights to acquire Lucent junior preferred stock that are attached to shares of Lucent common stock, see "Comparison of Rights of Common Stockholders of Lucent and Common Shareholders of Mosaix -- Rights Plan" on page 69.

                  COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS
                  OF LUCENT AND COMMON SHAREHOLDERS OF MOSAIX

     The rights of Lucent stockholders are currently governed by the Delaware General Corporation Law, Lucent's certificate of incorporation and Lucent's by-laws. The rights of Mosaix shareholders are currently governed by the Washington Business Corporation Act, Mosaix's articles of incorporation and Mosaix's by-laws. Upon completion of the merger, the rights of Mosaix shareholders who become stockholders of Lucent in the merger will be governed by the Delaware General Corporation Law, Lucent's certificate of incorporation and Lucent's by-laws.

     The following description summarizes the material differences that may affect the rights of stockholders of Lucent and shareholders of Mosaix but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Shareholders should read carefully the relevant provisions of the Delaware General

Corporation Law, Lucent's certificate of incorporation, Lucent's by-laws, the Washington Business Corporation Act, Mosaix's articles of incorporation and Mosaix's by-laws.

CAPITALIZATION

     LUCENT.   Lucent's authorized capital stock is described above under
"Description of Lucent Capital Stock."

     MOSAIX.   The total authorized shares of capital stock of Mosaix consist of
(1) 25,000,000 shares of common stock, $.01 par value per share, and (2) 5,000,000 shares of preferred stock, $.01 par value per share. At the close of business on June 8, 1999, there were approximately 10,550,000 shares of Mosaix common stock outstanding and no shares of Mosaix preferred stock outstanding.

     The Mosaix board of directors is authorized to issue preferred stock from time to time in series, and to fix, determine and amend the rights and preferences of wholly unissued series of preferred shares. The Mosaix board of directors may issue a series of preferred shares entitled to cumulative or noncumulative dividends. The Mosaix board of directors also may provide for rights of and terms of redemption, the voting rights, if any, the liquidation prices and conversion of the shares of any series of preferred stock.

VOTING RIGHTS

     LUCENT.   The Delaware General Corporation Law allows for more or less than one vote per share and permits cumulative voting if each is provided for in the certificate of incorporation. Each holder of Lucent common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

     MOSAIX.   The Washington Business Corporation Act allows for more or less than one vote per share if provided in the articles of incorporation. The Washington Business Corporation Act also permits cumulative voting for directors unless otherwise provided in the articles of incorporation. Each holder of Mosaix common stock is entitled to one vote for each share held of record, and Mosaix's articles of incorporation do not permit cumulative voting for the election of directors.

NUMBER, ELECTION, VACANCY AND REMOVAL OF DIRECTORS

     LUCENT.   Lucent's board of directors has nine members. The Delaware
General Corporation Law provides that the board of directors of a Delaware corporation will consist of one or more directors as fixed by the corporation's certificate of incorporation or by-laws. Lucent's certificate of incorporation provides that the Lucent board of directors will consist of at least three directors and that the number of directors may be changed from time to time by a resolution adopted by a majority of the total number of directors which Lucent would have if there were no vacancies. As permitted under the Delaware General Corporation Law, Lucent's certificate of incorporation also provides that the Lucent board of directors consists of three classes of directors. The directors in each class serve on the Lucent board of directors for approximately three years each.

     Lucent's certificate of incorporation and by-laws provide that if there is a vacancy on the Lucent board of directors or if the number of directors is increased, those vacancies will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, and not by the stockholders. A director elected to fill a vacancy or newly created directorship will serve for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until that director's successor will have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director.

     The Delaware General Corporation Law provides that a director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. However, in the case of a corporation whose board is classified, the directors may be removed only for cause unless the certificate of incorporation provides otherwise. Under Lucent's certificate of incorporation, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all shares of Lucent common stock entitled to vote generally in the election of directors then outstanding, voting together as a single class.

     MOSAIX.   Mosaix's board of directors has six members. The Washington
Business Corporation Act provides that the board of directors of a Washington corporation shall consist of one or more directors as fixed by the corporation's articles of incorporation or by-laws. Mosaix's articles of incorporation provides that the number of directors may be changed from time to time as provided in the by-laws. The by-laws provide that the number of directors must be at least three but no more than nine and may be set by a resolution adopted by a majority of the directors present or the shareholders. As permitted under the Washington Business Corporation Act, Mosaix's articles of incorporation provides that the Mosaix board of directors will consist of three classes of directors as equal in number as possible. The directors in each class serve on the Mosaix board of directors for approximately three years each.

     Under Mosaix's by-laws, vacancies on the Mosaix board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by shareholders, the directors or, if the directors in office are fewer than a quorum, by the affirmative vote of a majority of the remaining directors. Mosaix's by-laws provide that a vacancy on the Mosaix board of directors of a director who was elected by holders of a class or series of shares entitled to vote for that office may only be filled by the vote of holders of that class or series of shares.

     The Washington Business Corporation Act provides that a corporation's shareholders at a special meeting called expressly for that purpose may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. Mosaix's by-laws provide that any director or the entire Mosaix board of directors may be removed at any time, with or without cause, by the holders of the shares of capital stock entitled to elect the director or directors whose removal is sought if a majority of the votes cast are for the removal of that director or those directors.

AMENDMENTS TO ARTICLES OF INCORPORATION

     LUCENT.   Under the Delaware General Corporation Law, amendments to a corporation's certificate of incorporation require the approval of the board of directors and stockholders holding a majority of the outstanding stock of that class entitled to vote on that amendment as a class, unless a different proportion is specified in the certificate of incorporation or by other provisions of the Delaware General Corporation Law. Lucent's certificate of incorporation provides that the affirmative vote of the holders of at least 80% of the voting stock then outstanding, voting together as a single class, will be required to alter, amend, adopt any provision inconsistent with or repeal Articles V, VII and VIII of Lucent's certificate of incorporation, which relate to stockholder action, the Lucent board of directors and Lucent's by-laws, respectively.

     MOSAIX.   The Washington Business Corporation Act authorizes a
corporation's board of directors to make various changes of an administrative nature to the corporation's articles of incorporation without shareholder action. These changes include a change to the corporate name, changes to the number of authorized shares solely to effectuate a stock split or stock dividend in the corporation's shares and changes to or elimination of provisions with respect to the par value of the corporation's stock. The Washington Business Corporation Act requires that other amendments to a corporation's articles of incorporation must be recommended to the shareholders by the board of directors, unless the board determines that, because of a conflict of interest or other special circumstances, it should make no recommendation and communicates the basis for its determination to the shareholders. Under the Washington Business Corporation Act, these other amendments must be approved by each voting group entitled to vote thereon by a majority of all the votes entitled to be cast by that voting group, unless another proportion is specified in the articles of incorporation, by the board of directors as a condition to its recommendation, or by the provisions of the Washington Business Corporation Act. Mosaix's articles of incorporation permits the right to amend or repeal the provisions of the articles of incorporation in any manner permitted by law.

AMENDMENTS TO BY-LAWS

     LUCENT.   Under the Delaware General Corporation Law, by-laws of a
corporation may be amended or repealed by stockholders, and, if provided for in the corporation's certificate of incorporation, by the directors. Lucent's certificate of incorporation and by-laws provide that Lucent's by-laws may be altered or repealed and new by-laws may be adopted:

     - at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote at that meeting, provided that any proposed alteration or repeal of, or the adoption of, any by-law inconsistent with Section 2.2, 2.7 or 2.10 of Article II of Lucent's by-laws, which relate to special meetings of stockholders, notice of stockholder business and nominations and actions by written consent of stockholders, respectively, or with Section 3.2, 3.9 or 3.11 of Article III of Lucent's by-laws, which relate to the number and tenure of the directors, vacancies on the Lucent board of directors and removal of directors, respectively, by the stockholders requires the affirmative vote of the holders of at least 80% of the voting stock then outstanding, voting together as a single class

     - by a majority of the total number of directors Lucent would have if there were no vacancies.

     MOSAIX.   Under the Washington Business Corporation Act, shareholders may amend or repeal the by-laws of a corporation. The board of directors also may amend or repeal the by-laws of a corporation under the Washington Business Corporation Act except to the extent (1) the articles of incorporation reserve that power to the shareholders or (2) the shareholders in amending or repealing a by-law expressly provide that directors may not amend or repeal that by-law. Mosaix's articles of incorporation and by-laws give the Mosaix board of directors the power to adopt, amend or repeal Mosaix's by-laws, subject to the power of shareholders of Mosaix to amend or repeal Mosaix's by-laws. Mosaix's by-laws provide that the directors may not amend by-laws that shareholders have expressly provided may not be amended or repealed by the directors. Mosaix's by-laws also provide that shareholders may alter, amend or repeal the by-laws or adopt new by-laws.

SHAREHOLDER ACTION

     LUCENT.   The Delaware General Corporation Law authorizes stockholder action without a meeting, unless otherwise provided in a corporation's certificate of incorporation. Lucent's certificate of incorporation provides that any action required or permitted to be taken by the Lucent stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.

     MOSAIX.   Under the Washington Business Corporation Act, shareholder action for a public company may be taken without a meeting only if written consents setting forth that action are signed by all holders of outstanding shares entitled to vote thereon. Mosaix's by-laws provide that any action may be effected without a meeting if all shareholders entitled to vote on the action sign and deliver to Mosaix a consent setting forth the action so taken.

NOTICE OF CERTAIN SHAREHOLDER ACTIONS

     LUCENT. Lucent's certificate of incorporation provides that a stockholder must give advance written notice of nominations for election of directors and to properly bring business before an annual meeting of stockholders. Under Lucent's by-laws, a stockholder's written notice must generally be delivered to the Secretary of Lucent not later than 45 days nor earlier than the 75 days prior to the first anniversary of the record date for determining stockholders entitled to vote at the preceding year's annual meeting.

     In the event that Lucent calls a special meeting of stockholders for the purpose of electing one or more directors to the Lucent board of directors, any stockholder may nominate a director or directors, provided that written notice must be delivered not earlier than 120 days prior to the special meeting and not later than (1) 90 days prior to

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that special meeting or (2) 10 days following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Lucent board of directors to be elected at that meeting.

     MOSAIX.   Mosaix's by-laws provide that for business to be properly brought before an annual meeting of shareholders, a shareholder must deliver notice, and that notice must be received by the Secretary of Mosaix not fewer than 60 nor more than 90 days in advance of the date of that annual meeting, provided that if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, the notice for shareholder action may be no later than the tenth day following notice or prior public disclosure of the date of the annual meeting was mailed or made.

SPECIAL SHAREHOLDER MEETINGS

     LUCENT.   Under the Delaware General Corporation Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the by-laws. The Delaware General Corporation Law requires notice of stockholders meetings to be sent to all stockholders of record entitled to vote thereon not less than 10 nor more than 60 days prior to the date of the meeting.

     Lucent's certificate of incorporation and by-laws provide that a special meeting of Lucent's stockholders may be called only by the Lucent board of directors by a resolution stating the purposes of the special meeting and approved by a majority of the total number of directors Lucent would have if there were no vacancies or by the chairman of the Lucent board of directors. Any power of the stockholders to call a special meeting is specifically denied in Lucent's certificate of incorporation.

     MOSAIX.   Under the Washington Business Corporation Act, a special meeting of shareholders may be called by a corporation's board of directors or other persons authorized by the corporation's articles of incorporation or by-laws, or, unless limited by the articles of incorporation, on written demand by holders of at least 10% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Mosaix's by-laws provide that special meetings of the shareholders may be called by the chairman of the board of directors of Mosaix, the president of Mosaix, the authorized directors of the Mosaix board of directors or by the holders of not less than 10% of all shares entitled to vote at the special meeting.

     In the event of a special meeting, Mosaix's by-laws provide that only the business as specified in the notice of the special meeting given by or at the direction of the stockholder calling the meeting will come before the special meeting.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND INDEMNIFICATION

     LUCENT.   The Delaware General Corporation Law provides that a
corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of

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fiduciary duty as a director. However, no provision can eliminate or limit the liability of a director for:

     - any breach of the director's duty of loyalty to the corporation or its stockholders

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law

     - violation of Section 174 of the Delaware General Corporation Law regarding unlawful payment of dividends or unlawful stock purchases or redemptions

     - any transaction from which the director derived an improper personal benefit

     - any act or omission prior to the adoption of a provision eliminating or limiting the liability of a director for breach of fiduciary duty in the certificate of incorporation.

     Lucent's certificate of incorporation provides that no director will be personally liable to Lucent or to its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by law, for liability:

     - for any breach of the director's duty of loyalty to Lucent or its stockholders

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

     - under Section 174 of the Delaware General Corporation Law

     - for any transaction from which the director derived an improper personal benefit.

     The Delaware General Corporation Law permits a corporation to indemnify any director, officer, employee or agent of the corporation for expenses, monetary damages, fines and settlement amounts to the extent the person acted in good faith and in a manner he or she believed to be in the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the conduct was unlawful. The Delaware General Corporation Law does not permit indemnification if the person is held liable to the corporation except to the extent that an appropriate court concludes, upon application by the person, that despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnification for those expenses that the court deems proper.

     Lucent's certificate of incorporation provides a right to indemnification to directors and officers of Lucent subject to the limitations under Delaware law described in the previous paragraph.

     In addition, Lucent must indemnify any present or former director or officer of a corporation who has been successful on the merits or otherwise in the defense of any claim or proceeding for expenses (including attorneys' fees) actually and reasonably incurred.

     MOSAIX.   The Washington Business Corporation Act provides that a
corporation's articles of incorporation may include provisions that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for

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

conduct as a director. However, the provisions may not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, unlawful distributions, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

     Mosaix's articles of incorporation authorizes Mosaix to limit or eliminate the liability of directors to the fullest extent permitted by the Washington Business Corporation Act.

     In addition, under the Washington Business Corporation Act, if authorized by the articles of incorporation or a by-law adopted or ratified by the shareholders or by a resolution adopted or ratified by the shareholders, a corporation has the power to indemnify a director or officer made a party to a proceeding, or advance or reimburse expenses incurred in a proceeding, under any circumstances, except that no indemnification is allowed on account of:

     - acts or omissions of a director or officer finally adjudged to be an intentional misconduct or a knowing violation of the law

     - conduct of a director or officer finally adjudged to be an unlawful distribution

     - any transaction with respect to which it was finally adjudged that the director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled.

Unless limited by the corporation's articles of incorporation, Washington law requires indemnification if the director or officer is wholly successful on the merits of the action or otherwise. Any indemnification of a director must be reported to the shareholders in writing with or before notice of the next shareholders meeting.

     Mosaix's by-laws provide a right to indemnification to directors and officers of Mosaix subject to the limitations under Washington law described in the previous paragraph. Mosaix's articles of incorporation do not limit indemnification if the director or officer is wholly successful on the merits of the action or otherwise.

DIVIDENDS

     LUCENT.   A Delaware corporation may declare and pay dividends out of its surplus or, if it has no surplus, out of any net profits for the fiscal year in which the dividend was declared or for the preceding fiscal year in which the dividend was declared, provided that the payment will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets. Lucent's by-laws provide that the Lucent board of directors may from time to time declare, and Lucent may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and in Lucent's certificate of incorporation.

     MOSAIX.   Under the Washington Business Corporation Act, a corporation may make a distribution in cash or in property to its shareholders upon the authorization of

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

its board of directors and subject to its articles of incorporation unless, after giving effect to that distribution, (1) the corporation would be unable to pay its debts as they become due in the usual course of business or (2) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the distribution. Mosaix's articles of incorporation provide that the Mosaix board of directors may from time to time declare dividends on its outstanding shares out of funds legally available for dividends.

CONVERSION

     LUCENT.   Holders of Lucent common stock have no rights to convert their shares into any other securities.

     MOSAIX.   Holders of Mosaix common stock have no rights to convert their shares into any other securities.

PROVISIONS RELATING TO ACQUISITIONS AND BUSINESS COMBINATIONS

     LUCENT.   Section 203 of the Delaware General Corporation Law prohibits a
Delaware corporation from engaging in any "business combination" with any person who owns 15% or more of a corporation's voting stock (i.e., an "interested stockholder") for a period of three years following the time that person became an interested stockholder, unless:

     - the corporation's board of directors has approved, prior to the time on which that person became an interested stockholder, either the business combination or the transaction that resulted in the person becoming an interested stockholder

     - upon consummation of the transaction that resulted in that person becoming an interested stockholder, that person owned at least 85% of the corporation's voting stock outstanding at that time, excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer or

     - at or after the time on which that person became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

For purposes of determining whether a person is the "owner" of 15% or more of a corporation's voting stock for purposes of Section 203 of the Delaware General Corporation Law, ownership is defined broadly to include the right, directly or indirectly, to acquire the stock or to control the voting or disposition of the stock.

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

     A "business combination" is also defined broadly to include:

     - mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested stockholder

     - certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries

     - certain transactions that would result in an increase in the proportionate share of a corporation's or its subsidiaries' stock owned by the interested stockholder and

     - any receipt by the interested stockholder of the benefit, directly or indirectly, except proportionately as a stockholder, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any of its subsidiaries.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in its original certificate of incorporation, its by-laws, or an amendment to the original certificate of incorporation, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors. Such an amendment is effective immediately in the case of a corporation that (1) has not elected in its original certificate of incorporation or amendment thereto to be governed by
Section 203 and (2) has never had voting stock listed on a national securities exchange, authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Otherwise this amendment is not effective until 12 months following its adoption. Lucent has not expressly made such an election in its original certificate of incorporation or an amendment thereto or in its by-laws.

     MOSAIX.   Chapter 23B.19 of the Washington Business Corporation Act, which applies to Washington corporations which have a class of voting stock registered with the SEC under the Exchange Act, prohibits a "target corporation," with certain exceptions, from engaging in certain "significant business transactions" with an acquiror which beneficially owns 10% or more of the voting securities of the target corporation for a period of five years after the acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the time of acquisition. These prohibited transactions include, among other things, a merger, share exchange or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiror, termination of 5% or more of the employees of the target corporation employed in Washington as a result of the acquiror's acquisition of 10% or more of the shares, or allowing the acquiror to receive any disproportionate benefit as a shareholder. After the five-year period, a "significant business transaction" may take place if it complies with certain "fair price" provisions of the statute. A corporation may not "opt out" of this statute, and Mosaix is subject to it. The merger with Lucent will not be subject to this statute because the Mosaix board has approved the merger agreement.

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MERGERS, ACQUISITIONS AND OTHER TRANSACTIONS

     LUCENT.   Under the Delaware General Corporation Law, a merger,
consolidation or sale of all or substantially all of a corporation's assets must be approved by the board of directors and by a majority of the outstanding stock of the corporation entitled to vote thereon, provided that no vote of stockholders of a constituent corporation surviving a merger is required unless the corporation provides otherwise in its certificate of incorporation if

     - the merger agreement does not amend the certificate of incorporation of the surviving corporation

     - each share of stock of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger and

     - either no shares of common stock of the surviving corporation are to be issued or delivered pursuant to the merger or, if common stock will be issued or delivered, it will not increase the number of shares of common stock outstanding immediately prior to the merger by more than 20%.

     MOSAIX.   Under the Washington Business Corporation Act, a merger,
consolidation or sale of substantially all of a corporation's assets other than in the regular course of business must be approved by the affirmative vote of a majority of directors and by two-thirds of all votes entitled to be cast by each voting group entitled to vote as a separate group, unless another percentage, but not less than a majority of all votes entitled to be cast, is specified in the articles of incorporation. Under the Mosaix articles of incorporation, Mosaix may merge, consolidate or sell substantially all its assets only upon the affirmative vote of the holders of at least two-thirds of the voting stock of Mosaix.

APPRAISAL OR DISSENTERS' RIGHTS

     LUCENT.   Under the Delaware General Corporation Law, dissenters' rights of appraisal are available to a stockholder of a corporation only in connection with certain mergers or consolidations involving that corporation. Appraisal rights are not available under the Delaware General Corporation Law if the corporation's stock is either:

     - listed on a national securities exchange, as the Lucent common shares are, or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (the "NASD") or

     - held of record by more than 2,000 stockholders;

provided that appraisal rights will be available if the merger or consolidation requires stockholders to exchange their stock for anything other than:

     - shares of the surviving corporation

     - shares of another corporation that will be listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 stockholders or

     - cash in lieu of fractional shares.

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

Additionally, no appraisal rights are available if the corporation is the surviving corporation, and no vote of its stockholders is required for the merger.

     MOSAIX.   Under the Washington Business Corporation Act, a shareholder of a
Washington corporation may exercise dissenters' rights in connection with:

     - a plan of merger providing for a shareholder vote

     - a plan of exchange involving the acquisition of the corporation's shares providing for a shareholder vote

     - a sale or exchange of all, or substantially all, the property of the corporation other than in the usual and regular course of business, if a shareholder is entitled to vote on the sale or exchange

     - a reverse stock split that results in the shareholder owning a fractional share if that fractional share is to be acquired for cash and

     - any corporate action taken by shareholder vote for which the articles of incorporation, by-laws or resolution of the board of directors provide for dissenters' rights.

Accordingly, Mosaix shareholders have the right to dissent from the merger and receive payment of the fair value of their shares of Mosaix common stock. See "Dissenters' Rights to Appraisal" on page 71.

RIGHTS PLAN

     LUCENT.   Lucent has a rights agreement with The Bank of New York as rights agent. The following description of the rights agreement is qualified in its entirety by reference to the terms and conditions of the rights agreement. Shareholders should read carefully the rights agreement. See "Where You Can Find More Information" on page 75.

     Under the rights agreement, rights attach to each share of Lucent common stock outstanding and, when exercisable, entitle the registered holder to purchase from Lucent one four-hundredth of a share of junior preferred stock, par value $1.00 per share, at a purchase price of $22.50 per one four-hundredth of a share, subject to customary anti-dilution adjustments.

     The rights will not be exercisable until the earlier of:

     - 10 days following a public announcement that a person or group has acquired beneficial ownership of 10% or more of the outstanding shares of Lucent common stock

     - 10 business days, or that later date as may be determined by the Lucent board of directors, following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group acquiring beneficial ownership of 10% or more of the outstanding shares of Lucent common stock.

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

The rights will expire on March 31, 2006, unless that date is extended or unless the rights are earlier redeemed or exchanged by Lucent, in each case as summarized below.

     In the event that a person or group acquires beneficial ownership of 10% or more of the outstanding shares of Lucent common stock, each holder of a right, other than rights beneficially owned by that person or group, which become void, will have the right to receive upon exercise that number of shares of Lucent common stock having a market value of two times the purchase price provided for in the right. In the event that Lucent is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group acquires beneficial ownership of 10% or more of the outstanding shares of Lucent common stock, each holder of a right will have the right to receive upon exercise that number of shares of common stock of the acquiring company which at the time of that transaction will have a market value of two times the purchase price provided for in the right.

     At any time after a person or group acquires beneficial ownership of 10% or more of the outstanding shares of Lucent common stock and prior to the acquisition by that person or group of 50% or more of the then outstanding shares of Lucent common stock, the Lucent board of directors may exchange the rights, other than rights owned by that person or group which have become void, in whole or in part, for Lucent common stock or junior preferred stock.

     At any time prior to a person or group acquiring beneficial ownership of 10% or more of the outstanding shares of Lucent common stock, the Lucent board of directors may redeem the rights in whole, but not in part, at a redemption price of $0.0025 per right, subject to customary anti-dilution provisions, or may amend the terms of the rights, in each case, without the consent of the holders of the rights, at the time, on the basis and upon the conditions that the Lucent board of directors may establish.

     Junior preferred shares purchasable upon exercise of the rights will not be redeemable. The junior preferred shares have dividend, voting and liquidation rights that are intended to result in the value of the one four-hundredth interest in a junior preferred share purchasable upon exercise of each right approximating the value of one share of Lucent common stock.

     The rights may have antitakeover effects. The rights will cause substantial dilution to a person or group of persons that attempts to acquire Lucent on terms not approved by the Lucent board of directors. The rights should not interfere with any merger or other business combination approved by the Lucent board of directors prior to the time that a person or group has acquired such 10% beneficial ownership since the rights may be redeemed or amended by Lucent until such time.

     MOSAIX.   Mosaix does not have a rights plan.

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                        DISSENTERS' RIGHTS TO APPRAISAL

     Holders of shares of Mosaix common stock are entitled to dissenters' rights under Chapter 23B.13 of the Washington Business Corporation Act with respect to the merger.

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO DISSENTERS' RIGHTS UNDER THE WASHINGTON BUSINESS CORPORATION ACT AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF CHAPTER 23B.13 OF THE WASHINGTON BUSINESS CORPORATION ACT, WHICH IS REPRINTED IN ITS ENTIRETY AS ANNEX D TO THIS PROXY STATEMENT/PROSPECTUS.

     Holders of shares of Mosaix common stock will have the right to dissent with respect to the merger and, subject to certain conditions, will be entitled to receive a payment of the fair value for those shares under the Washington Business Corporation Act. Each beneficial owner asserting dissenters' rights must assert those rights with respect to all shares of which the holder is the beneficial owner or has power to direct the vote, and must submit to Mosaix, with or prior to his or her assertion of dissenters' rights, the record shareholder's written consent to the dissent. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies Mosaix in writing of the name and address of each person on whose behalf that shareholder asserts dissenters' rights.

     A Mosaix dissenting holder (1) must deliver to Mosaix before the vote on the merger is taken, written notice of his or her intent to demand payment for his or her shares if the merger is effectuated and (2) must not vote his or her shares in favor of the merger. The notice should be delivered to Mosaix at its principal executive offices, 6464 185th Avenue NE, Redmond Washington 98052,
Attention: Secretary. A shareholder who does not satisfy both of these requirements will not be entitled to dissenters' rights.

     If the merger is approved by the Mosaix shareholders, Mosaix will send written notice not later than ten days after the effective time of the merger agreement to each Mosaix dissenting holder:

     - stating where the shareholder must send his or her written payment demand

     - stating where and when certificates representing Mosaix common stock must be deposited

     - containing a form for demanding payment which requires that the dissenter certify whether or not he or she acquired beneficial ownership before the first public announcement of the merger on April 5, 1999

     - setting a date by which the written payment demand must be received.

The notice by Mosaix will be accompanied by a copy of Chapter 23B.13 of the Washington Business Corporation Act. A Mosaix shareholder who does not demand payment, does not certify that he or she acquired the shares before April 5, 1999, and does not deposit his or her shares within the time provided by this notice will not be entitled to dissenters' rights.

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

     Mosaix will pay to each Mosaix dissenting shareholder who complies with the procedures described in the previous paragraph, within 30 days after the effective time of the merger agreement, the amount that Mosaix estimates to be the fair value of the dissenters' shares, plus accrued interest. Mosaix will provide, along with this payment,

     - certain financial information, including Mosaix's balance sheet, income statement and statement of changes in shareholders' equity for its last fiscal year and Mosaix's latest available interim financial statements, if any

     - an explanation of how Mosaix estimated the fair value of the shares

     - an explanation of how the accrued interest was calculated and certain other information;

provided, that Mosaix may elect to withhold this payment from any dissenter who was not the beneficial owner of the shares of Mosaix common stock as to which dissenters' rights are asserted before the date of first public announcement of the merger, April 5, 1999.

     Any dissenting shareholder who is dissatisfied with the payment or the offer may, within 30 days of the payment or offer for payment, notify Mosaix in writing of the shareholder's estimate of fair value of his or her shares and the amount of interest due, and demand payment. If any Mosaix dissenting shareholder's demand for payment is not settled within 60 days after receipt by Mosaix of the shareholder's payment demand, the Washington Business Corporation Act requires that Mosaix commence a proceeding, and petition the court to determine the fair value of the shares and accrued interest, naming all Mosaix dissenting shareholders whose demands remain unsettled as parties to the proceeding. The court may appoint one or more persons as appraisers to receive evidence and recommend the fair value of the shares. The dissenters will be entitled to the same discovery rights as parties in other civil actions. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares, plus accrued interest, exceeds the amount paid by Mosaix. Court costs and approval fees would be assessed against Mosaix, except that the court may assess costs against some or all of the dissenters to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts of the respective parties in amounts that the court finds equitable (1) against Mosaix, if the court finds that it did not substantially comply with certain provisions of the Washington Business Corporation Act concerning dissenters' rights and (2) against either the dissenter or Mosaix, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith. If the court finds that services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees should not be assessed against Mosaix, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to dissenters who benefited from the proceedings.

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                                 LEGAL MATTERS

     The legality of Lucent common stock offered by this proxy statement/prospectus will be passed upon for Lucent by Pamela F. Craven, Vice President -- Law and Secretary, of Lucent. As of June 7, 1999, Pamela F. Craven owned 1,096 shares of Lucent common stock and options and stock units for 304,028 shares of Lucent common stock.

     Certain United States federal income tax consequences of the merger will be passed upon for Mosaix by its special counsel Perkins Coie LLP.

                                    EXPERTS

     The consolidated balance sheets of Lucent as of September 30, 1998 and 1997 and the related consolidated statements of income, changes in shareowners' equity and cash flows for each of the two years in the period ended September 30, 1998 and for the nine-month period ended September 30, 1996, included in Lucent's Current Report on Form 8-K/A No. 1 have been incorporated by reference in this proxy statement/ prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of Mosaix at December 31, 1998, and December 31, 1997, and for each of the three years in the period ended December 31, 1998, incorporated by reference in this proxy statement/prospectus from Mosaix's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by KPMG LLP, independent auditors, as set forth in their report which is incorporated by reference, and have been so incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Representatives of KPMG LLP are not expected to be present at the special meeting.

                             SHAREHOLDER PROPOSALS

     Mosaix will hold a 1999 Annual Meeting of Mosaix shareholders only if the merger is not completed before the time of that meeting. The deadline for submission of shareholder proposals for inclusion in Mosaix's proxy materials for the 1999 Mosaix annual meeting has passed.

     If the merger is not completed, Mosaix shareholders may present proper proposals for consideration at the next annual meeting of Mosaix shareholders by submitting their proposal in writing to the Secretary of Mosaix in a timely manner.

     Mosaix's by-laws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in Mosaix's proxy statement, to be brought before an annual meeting of shareholders. The only business that will be conducted at an annual meeting of Mosaix shareholders is business that is brought before the meeting:

     - by or at the direction of the board of directors

     - by any shareholder entitled to vote who has delivered written notice to the Secretary of Mosaix not less than 60 nor more than 90 days prior to the date of the annual meeting, or if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made, which notice must contain specific information concerning the matters to be brought before the meeting and concerning the shareholder proposing those matters.

     In general, nominations for the election of directors may be made by:

     - the Mosaix board of directors

     - a proxy committee appointed by the Mosaix board of directors

     - any shareholder entitled to vote in the election of directors at the annual meeting who has delivered written notice to the Secretary of Mosaix not less than 60 nor more than 90 days prior to the date of the annual meeting, or if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made, which notice must contain specified information concerning the nominees and concerning the shareholder proposing the nominations.

     For an election of directors to be held at a special meeting of Mosaix shareholders, nominations may be made by any Mosaix shareholder entitled to vote who has delivered written notice to the Secretary of Mosaix by the close of business on the seventh day following the date on which notice of the special meeting was given to shareholders.

     A copy of the full text of the by-law provisions discussed above may be obtained by writing to the Secretary of Mosaix.

                                 OTHER MATTERS

     As of the date of this proxy statement/prospectus, the Mosaix board of directors knows of no matters that will be presented for consideration at the special meeting of shareholders other than as described in this proxy statement/prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     Lucent and Mosaix file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Lucent and Mosaix file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following locations:

 Public Reference Room    New York Regional Office  Chicago Regional Office
 450 Fifth Street, N.W.     7 World Trade Center        Citicorp Center
       Room 1024                 Suite 1300         500 West Madison Street
 Washington, D.C. 20549      New York, NY 10048            Suite 1400
                                                     Chicago, IL 60661-2511

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning Lucent may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Reports, proxy statements and other information pertaining to Mosaix are also available for inspection at the offices of The Nasdaq Stock Market, which is located at 1735 K Street, N.W., Washington, D.C. 20006.

     Lucent filed a registration statement on Form S-4 on June 9, 1999 to register with the Securities and Exchange Commission the Lucent common stock to be issued to Mosaix shareholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Lucent in addition to being a proxy statement of Mosaix. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information you can find in Lucent's registration statement or the exhibits to the registration statement.

     The Securities and Exchange Commission allows Lucent and Mosaix to "incorporate by reference" information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents set forth below that Lucent and Mosaix have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Lucent and Mosaix that is not included in or delivered with this proxy statement/prospectus.

LUCENT FILINGS
(FILE NO. 001-11639)                                   PERIOD
--------------------                                   ------
Annual Report on Form 10-K              Fiscal Year ended September 30, 1998
                                        as amended by Amendment No. 1
                                        thereto filed on Form 10-K/A on May
                                        17, 1999
Quarterly Reports on Form 10-Q          Quarters ended December 31, 1998 and
                                        March 31, 1999
Current Reports on Form 8-K             Filed November 19, 1998, January 8,
                                        1999, January 15, 1999 and March 5,
                                        1999 as amended by Amendment No. 1
                                        thereto filed on Form 8-K/A on May
                                        18, 1999
Proxy Statement                         Filed December 22, 1998
The description of Lucent common        Filed under Section 12 of the
stock and Lucent rights to acquire      Exchange Act on February 26, 1996,
junior preferred stock set forth in     as amended by Amendment No. 1
the Lucent Registration Statement on    thereto filed on Form 10/A on March
Form 10                                 12, 1996, Amendment No. 2 thereto
                                        filed on Form 10/A on March 22, 1996
                                        and Amendment No. 3 thereto filed on
                                        Form 10/A on April 1, 1996

MOSAIX FILINGS
(FILE NO. 000-18511)                                   PERIOD
--------------------                                   ------
Annual Report on Form 10-K              Fiscal Year ended December 31, 1998
Quarterly Report on Form 10-Q           Quarter ended March 31, 1999
Current Report on Form 8-K              Filed April 16, 1999
Proxy Statement                         Filed March 16, 1999
The description of Mosaix common        Filed under Section 12 of the
stock set forth in the Mosaix           Exchange Act on April 27, 1990
Registration Statement on Form 8-A

     Lucent and Mosaix also incorporate by reference additional documents that may be filed with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Lucent has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Lucent and Mosaix has supplied all such information relating to Mosaix.

     Mosaix shareholders should not send in their Mosaix certificates until they receive the transmittal materials from the exchange agent. Mosaix shareholders of record who have further questions about their share certificates or the exchange of their Mosaix common stock for Lucent common stock should call the exchange agent.

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the companies, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be provided without charge. Shareholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

      Lucent Technologies Inc.                     Mosaix, Inc.
      c/o The Bank of New York                 6464 185th Avenue NE
        Church Street Station                Redmond, Washington 98052
           P.O. Box 11009                    Attention: John J. Flavio
    New York, New York 10286-1009            Telephone: (425) 881-7544
      Telephone: 1-888-LUCENT6

     You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated June 9, 1999. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of Lucent common stock in the merger creates any implication to the contrary.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for stock of Lucent and Mosaix and other matters. Statements in this proxy statement/prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, in each case relating to Lucent and Mosaix, wherever they occur in this proxy statement/prospectus, are necessarily estimates reflecting the best judgment of the senior management of Lucent and Mosaix and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement/prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

     - the ability to integrate the operations of Lucent and Mosaix, including their respective product lines

     - the effects of vigorous competition in the markets in which Lucent and Mosaix operate.

     Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement/prospectus and the other documents incorporated by reference, including, but not limited to, the Annual Report on Form 10-K for the year ended September 30, 1998 of Lucent, including any amendments, and the Annual Report on Form 10-K for the year ended December 31, 1998 of Mosaix, including any amendments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus. Neither Lucent nor Mosaix undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                           LUCENT TECHNOLOGIES INC.,
                             NOAH ACQUISITION INC.,
                                      AND
                                  MOSAIX, INC.

                      ------------------------------------
                           Dated as of April 2, 1999
                      ------------------------------------

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
 1.  The Merger......................................................     A-2
     1.1.  General...................................................     A-2
     1.2.  Articles of Incorporation.................................     A-2
     1.3.  By-Laws...................................................     A-2
     1.4.  Directors and Officers....................................     A-2
     1.5.  Conversion of Securities..................................     A-3
     1.6.  Adjustment of the Exchange Ratio..........................     A-3
     1.7.  Dissenting Shares.........................................     A-3
     1.8.  No Fractional Shares......................................     A-4
     1.9.  Exchange Procedures; Distributions with Respect to
           Unexchanged Shares; Stock Transfer Books..................     A-4
     1.10. No Further Ownership Rights in Company Common Stock.......     A-6
     1.11. Return of Exchange Fund...................................     A-6
     1.12. Further Assurances........................................     A-7

 2.  Representations and Warranties of the Company...................     A-7
     2.1.  Organization..............................................     A-7
     2.2.  Subsidiaries..............................................     A-7
     2.3.  Capital Structure.........................................     A-8
     2.4.  Authority.................................................     A-9
     2.5.  No Conflict...............................................     A-9
     2.6.  SEC Documents; Undisclosed Liabilities....................    A-10
     2.7.  Lucent Registration Statement; Company Proxy Statement....    A-11
     2.8.  Absence of Certain Changes................................    A-12
     2.9.  Properties................................................    A-13
     2.10. Leases....................................................    A-14
     2.11. Contracts.................................................    A-14
     2.12. Absence of Default........................................    A-15
     2.13. Litigation................................................    A-15
     2.14. Compliance with Law.......................................    A-15
     2.15. Intellectual Property; Year 2000..........................    A-16
     2.16. Taxes.....................................................    A-17
     2.17. Benefit Plans.............................................    A-18
     2.18. ERISA Compliance..........................................    A-19
     2.19. Employment Matters........................................    A-20
     2.20. Environmental Laws........................................    A-20
     2.21. Voting Requirements.......................................    A-21
     2.22. State Takeover Statutes...................................    A-21
     2.23. Accounting Matters........................................    A-21
     2.24. Brokers...................................................    A-22

                                                                         PAGE
                                                                         ----
     2.25. Opinion of Financial Advisor..............................    A-22
     2.26. Minute Books..............................................    A-22
     2.27. Complete Copies of Materials..............................    A-22
     2.28. Disclosure................................................    A-22

 3.  Representations and Warranties of Lucent and Acquisition........    A-22
     3.1.  Organization, Standing and Corporate Power................    A-22
     3.2.  Capital Structure.........................................    A-23
     3.3.  Authority.................................................    A-23
     3.4.  No Conflict...............................................    A-23
     3.5.  Litigation................................................    A-24
     3.6.  SEC Documents; Undisclosed Liabilities....................    A-24
     3.7.  Information Supplied......................................    A-25
     3.8.  Absence of Certain Changes................................    A-26
     3.9.  Accounting Matters........................................    A-26
     3.10. Brokers...................................................    A-26
     3.11. Interim Operations of Acquisition.........................    A-26
     3.12. Taxes.....................................................    A-26

 4.  Conduct Pending Closing.........................................    A-27
     4.1.  Conduct of Business Pending Closing.......................    A-27
     4.2.  Prohibited Actions Pending Closing........................    A-27

 5.  Additional Agreements...........................................    A-29
     5.1.  Access; Documents; Supplemental Information...............    A-29
     5.2.  No Solicitation by the Company............................    A-30
     5.3.  Preparation of the Lucent Registration Statement and
           Company Proxy Statement; Company Shareholders Meeting.....    A-32
     5.4.  Letter of the Company's Accountants; Letter of Lucent's
           Accountants...............................................    A-33
     5.5.  Reasonable Best Efforts...................................    A-34
     5.6.  Stock Options.............................................    A-34
     5.7.  Company Stock Plans.......................................    A-35
     5.8.  Employee Benefit Plans; Existing Agreement................    A-36
     5.9.  Indemnification...........................................    A-36
     5.10. Fees and Expenses.........................................    A-37
     5.11. Public Announcements......................................    A-38
     5.12. Affiliates................................................    A-38
     5.13. NYSE Listing..............................................    A-38
     5.14. Shareholder Litigation....................................    A-38
     5.15. Pooling of Interests......................................    A-39
     5.16. Reorganization............................................    A-39

                                                                         PAGE
                                                                         ----
 6.  Conditions Precedent............................................    A-39
     6.1.  Conditions Precedent to Each Party's Obligation to Effect
           the Merger................................................    A-39
     6.2.  Conditions Precedent to Obligations of Acquisition and
           Lucent....................................................    A-40
     6.3.  Conditions Precedent to the Company's Obligations.........    A-41

 7.  Non-Survival of Representation and Warranties...................    A-42
     7.1.  Representations and Warranties............................    A-42

 8.  Contents of Agreement; Parties in Interest; etc.................    A-42

 9.  Assignment and Binding Effect...................................    A-42

10.  Termination.....................................................    A-43

11.  Definitions.....................................................    A-43

12.  Notices.........................................................    A-46

13.  Amendment.......................................................    A-47

14.  Extensions; Waiver..............................................    A-47

15.  Governing Law...................................................    A-47

16.  No Benefit to Others............................................    A-47

17.  Severability....................................................    A-47

18.  Section Headings................................................    A-48

19.  Schedules and Exhibits..........................................    A-48

20.  Counterparts....................................................    A-48

     Glossary of Defined Terms.......................................     A-i

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of April 2, 1999 by and among LUCENT TECHNOLOGIES INC., a Delaware corporation ("Lucent"), NOAH ACQUISITION INC., a Washington corporation ("Acquisition"), and MOSAIX, INC., a Washington corporation (the "Company").

                                   BACKGROUND

     A. The Company is a Washington corporation with its registered office located at 6464 185th Avenue N.E., Redmond, WA 98052 and has authorized 25,000,000 shares of common stock, par value $.01 per share (the "Company Common Stock"), of which 10,516,369 shares of Company Common Stock are issued and outstanding, and 5,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"), of which no shares of Company Preferred Stock are issued and outstanding. The Company is engaged principally in the business of providing call management systems and customer relationship management applications.

     B. Lucent is a Delaware corporation with its registered office located at 1013 Centre Road, Wilmington, Delaware.

     C. Acquisition is a wholly-owned subsidiary of Lucent and was formed to merge with and into the Company so that, as a result of the merger, the Company will survive and become a wholly-owned subsidiary of Lucent. Acquisition is a Washington corporation and has authorized an aggregate of 1,000 shares of common stock, no par value per share (the "Acquisition Common Stock").

     D. The Board of Directors of each of Lucent, Acquisition and the Company has determined that this Agreement and the merger of Acquisition with and into the Company (the "Merger") in accordance with the provisions of the Washington Business Corporation Act (the "WBCL"), and, subject to the terms and conditions of this Agreement, is advisable and in the best interests of Lucent, Acquisition and the Company and their respective shareholders. The Board of Directors of each of Lucent, Acquisition and the Company have approved this Agreement and the Merger.

     E. The parties intend that, for United States federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of
Section 368(a) of the Code and that this Agreement shall constitute a plan of reorganization.

     F. The parties intend that, for financial accounting purposes, the Merger shall be accounted for as a pooling of interest transaction.

     G. Immediately following the execution and delivery of this Agreement, Lucent and the Company will enter into a stock option agreement (the "Option Agreement"), pursuant to which the Company will grant to Lucent the option to purchase up to 2,092,757 shares of Company Common Stock, upon the terms and subject to the conditions set forth therein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

     1.   The Merger

     1.1   General.   (a) Upon the terms and subject to the conditions of this
Agreement and in accordance with the WBCL, at the Effective Time, (i) Acquisition shall be merged with and into the Company, (ii) the separate corporate existence of Acquisition shall cease and (iii) the Company shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Washington.

     (b) The Merger shall become effective at the time of filing of the articles of merger with the Secretary of State of the State of Washington substantially in the form of Exhibit A attached hereto (the "Articles of Merger") in accordance with the provisions of the WBCL or such later date as the parties may mutually agree (the "Effective Time"). Subject to the terms and conditions of this Agreement, the Company and Acquisition shall duly execute and file the Articles of Merger with the Secretary of State of the State of Washington at the time of the Closing. The closing of the Merger (the "Closing") shall take place at the offices of Sidley & Austin, 875 Third Avenue, New York, N.Y. at 10:00 A.M., three business days after the date on which the last of the conditions set forth in Article 6 shall have been satisfied or waived, or on such other date, time and place as the parties may mutually agree (the "Closing Date").

     (c) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the WBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Acquisition shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     1.2.   Articles of Incorporation.   The Articles of Incorporation of the
Company, as in effect immediately prior to the Effective Time, shall be amended as set forth in Exhibit B and, as so amended, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided therein and by law.

     1.3.   By-Laws.   The By-laws of Acquisition, as in effect immediately
prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein and by law.

     1.4.   Directors and Officers.   From and after the Effective Time, (a) the
directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and (b) the officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified.

     1.5.   Conversion of Securities.   At the Effective Time, by virtue of the
Merger and without any action on the part of Lucent, Acquisition, the Company or the holders of any of the following securities:

         (a) Each issued and outstanding share of common stock of Acquisition shall be converted into one validly issued, fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation;

         (b) Each share of Company Common Stock owned or held in treasury by the Company and each share of Company Common Stock owned by Acquisition or Lucent shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto; and

         (c) Subject to the provisions of Sections 1.6 and 1.8, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(b)) shall be converted into the right to receive 0.19273 (such number as adjusted in accordance with Section 1.6 (the "Exchange Ratio")) of a validly issued, fully paid and nonassessable shares of Lucent Common Stock, including the corresponding percentage right (the "Right") to purchase junior preferred stock, par value $1.00 per share, pursuant to the Rights Agreement dated as of April 4, 1996, between Lucent and First Chicago Trust Company of New York as Rights Agent. All references in this Agreement to Lucent Common Stock to be received in accordance with the Merger, from and after the Effective Time, shall be deemed to include the Right. As of the Effective Time, each share of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired, and each holder of record of a certificate representing any shares of Company Common Stock shall cease to have any rights with respect thereto other than (i) the right to receive shares of Lucent Common Stock to be issued in consideration therefor upon the surrender of such certificate and (ii) any cash, without interest, to be paid in lieu of any fractional share of Lucent Common Stock in accordance with Section 1.8.

     1.6.   Adjustment of the Exchange Ratio.   In the event that, prior to the
Effective Date, any stock split, combination, reclassification or stock dividend with respect to the Lucent Common Stock, any change or conversion of Lucent Common Stock into other securities or any other dividend or distribution with respect to the Lucent Common Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and thereafter all references to the Exchange Ratio shall be deemed to be to the Exchange Ratio as so adjusted.

     1.7.   Dissenting Shares.   (a) Notwithstanding any provision of this
Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with the WBCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the consideration set forth in Section 1.5(c). Such shareholders shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with the provisions of the WBCL, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under the WBCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the shares of Lucent Common Stock specified in Section 1.5(c), without any interest thereon, upon surrender, in the manner provided in Section 1.9, of the certificate or certificates that formerly evidenced such Dissenting Shares. The Company hereby consents, to the fullest extent permitted by Section 23.B.13.020 of the WBCL, to the withdrawal of any demand for appraisal by any shareholder.

     (b) The Company shall give Lucent prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the WBCL and received by the Company and the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the WBCL. The Company shall not, except with the prior written consent of Lucent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

     1.8.   No Fractional Shares.   No certificates or scrip representing
fractional shares of Lucent Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share shall not entitle the record or beneficial owner thereof to vote or to any other rights as a shareholder of Lucent. In lieu of receiving any such fractional share, the shareholder shall receive cash (without interest) in an amount rounded to the nearest whole cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Lucent Common Stock (as reported on the NYSE Composite Transactions Tape as such Tape is reported in the Wall Street Journal or another recognized business publication) on the date immediately preceding the date on which the Effective Time shall occur (or, if the Lucent Common Stock did not trade on the NYSE on such prior date, the last day of trading in Lucent Common Stock on the NYSE prior to the Effective Time) by (ii) the fractional share to which such holder would otherwise be entitled. Lucent shall make available to the Exchange Agent the cash necessary for this purpose.

     1.9.   Exchange Procedures; Distributions with Respect to Unexchanged
Shares; Stock Transfer Books.   (a) As of the Effective Time, Lucent shall
deposit with the Exchange Agent for the benefit of the holders of shares of Company Common Stock, certificates representing shares of the Lucent Common Stock to be issued pursuant to Section 1.5(c) in exchange for the shares of Company Common Stock. Such shares of Lucent Common Stock, together with any dividends or distributions with respect thereto pursuant to Sections 1.8 and 1.9(c), are referred to herein as the "Exchange Fund".

     (b) As soon as practicable after the Effective Time, Lucent shall use its reasonable efforts to cause the Exchange Agent to send to each Person who was, at the Effective Time, a holder of record of certificates which represented outstanding Company

Common Stock (the "Certificates") which shares were converted into the right to receive Lucent Common Stock pursuant to Section 1.5(c), a letter of transmittal which (i) shall specify that delivery shall be effected and risk of loss and title to such Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and (ii) shall contain instructions for use in effecting the surrender of the Certificates. Upon surrender to the Exchange Agent of Certificates for cancellation, together with such letter of transmittal duly executed and such other documents as the Exchange Agent may reasonably require, such holder shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole shares of Lucent Common Stock into which the Company Common Stock represented by the surrendered Certificate shall have been converted at the Effective Time, (B) cash in lieu of any fractional share of Lucent Common Stock in accordance with Section 1.8 and (C) certain dividends and distributions in accordance with Section 1.9(c), and the Certificates so surrendered shall then be canceled. Subject to Section 1.8 and Section 1.9(c), until surrendered as contemplated by this Section 1.9(b), each Certificate, from and after the Effective Time shall be deemed to represent only the right to receive, upon such surrender, the number of shares of Lucent Common Stock into which such Company Common Stock shall have been converted.

     (c) No dividends or other distributions declared or made after the Effective Time with respect to the Lucent Common Stock with a record date after the Effective Time shall be paid to any holder entitled by reason of the Merger to receive certificates representing Lucent Common Stock and no cash payment in lieu of a fractional share of Lucent Common Stock shall be paid to any such holder pursuant to Section 1.8 until such holder shall have surrendered its Certificates pursuant to this Section 1.9. Subject to applicable law, following surrender of any such Certificate, such holder shall be paid, in each case, without interest, (i) the amount of any dividends or other distributions theretofore paid with respect to the shares of Lucent Common Stock represented by the certificate received by such holder and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Lucent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or after such surrender.

     (d) If any certificate representing shares of Lucent Common Stock or any cash is to be issued or paid to any Person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition to such exchange that such surrendered Certificate shall be properly endorsed and otherwise in proper form for transfer and such Person either (i) shall pay to the Exchange Agent any transfer or other taxes required as a result of the issuance of such certificates of Lucent Common Stock and the distribution of such cash payment to such Person or (ii) shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Lucent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Lucent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Lucent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Lucent or the Exchange Agent. All amounts in respect of taxes received or withheld by Lucent shall be disposed of by Lucent in accordance with the Code or such state, local or foreign tax law, as applicable.

     (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of the Surviving Corporation may impose, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Lucent Common Stock as determined under Section 1.5(c) and pay any cash, dividends or other distributions as determined in accordance with Sections 1.8 and 1.9(c) in respect of such Certificate; provided, that Lucent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably require as indemnity against any claim that may be made against Lucent, the Surviving Corporation or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

     (f) At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law.

     1.10.   No Further Ownership Rights in Company Common Stock.   All
certificates representing shares of Lucent Common Stock delivered upon the surrender for exchange of the Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Company Common Stock previously represented by such Certificates.

     1.11.   Return of Exchange Fund.   Any portion of the Exchange Fund which
remains undistributed to the former holders of Company Common Stock for six months after the Effective Time shall be delivered to Lucent, upon its request, and any such former holders who have not theretofore surrendered to the Exchange Agent their Certificates in compliance herewith shall thereafter look only to Lucent for payment of their claim for shares of Lucent Common Stock, any cash in lieu of fractional shares of Lucent Common Stock and any dividends or distributions with respect to such shares of Lucent Common Stock. None of Lucent, Acquisition, the Exchange Agent or the Company shall be liable to any former holder of Company Common Stock for any such shares of Lucent Common Stock held in the Exchange Fund (and any cash, dividends and distributions payable in respect thereof) which are delivered to a public official pursuant to an official request under any applicable abandoned property, escheat or similar law.

     1.12.   Further Assurances.   If at any time after the Effective Time the
Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Acquisition, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

     2.   Representations and Warranties of the Company.   Except as set forth
on the Disclosure Schedule delivered by the Company to Lucent prior to the execution of this Agreement (the "Company Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, the Company represents and warrants to Lucent and Acquisition as follows:

     2.1.   Organization.   Each of the Company and its Subsidiaries is a
corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority and all necessary governmental approval to carry on its business as it has been and is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing, would not have a Material Adverse Effect. The Company has made available to Lucent prior to the execution of this Agreement complete and correct copies of its articles of incorporation and by-laws and the charter documents for each of its Subsidiaries in each case, as amended to the date hereof.

     2.2.   Subsidiaries.   Item 2.2 of the Company Disclosure Schedule contains
(i) the name and jurisdiction of incorporation of each Subsidiary of the Company, (ii) the total number of shares of each class of capital stock of (or other equity interests in) each Subsidiary authorized, the number of shares (or other equity interests) outstanding and the number of shares (or other equity interests) owned by the Company or any other Subsidiary of the Company and (iii) a complete list of the directors and officers of the Company and each Subsidiary. All the issued and outstanding capital stock of (or other equity interests in) each Subsidiary have been duly and validly authorized and issued and are fully paid, nonassessable and free of pre-emptive rights. None of the outstanding capital stock of (or other equity interests in) any Subsidiary has been issued in violation of the preemptive rights of any equity holder of such Subsidiary. The capital stock of (or other equity interests in) each Subsidiary were issued in compliance in all material respects with all applicable federal and state securities laws and regulations, are owned free and clear of all Liens and are free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interest.

     2.3.   Capital Structure.   (a) The authorized capital stock of the Company
consists of 25,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock. At the close of business on March 31, 1999, (i) 10,516,369 shares of Company Common Stock were issued and outstanding; (ii) no shares of Company Common Stock were held by the Company in its treasury; (iii) no shares of Company Preferred Stock were issued and outstanding; and (iv) 2,965,388 shares of Company Common Stock were reserved for issuance pursuant to the 1987 Stock Option Plan, 1996 Stock Incentive Compensation Plan, 1992 Stock Option Plan for Non-Employee Directors, 1991 Employee Stock Purchase Plan (such plans, collectively, the "Company Stock Plans") (of which 2,169,982 shares are subject to outstanding Company Stock Options).

     (b) Except as set forth in paragraph (a), at the close of business on March 31, 1999, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights ("SARs") or rights (other than outstanding stock options or other rights to purchase or receive Company Common Stock granted under the Company Stock Plans (collectively, "Company Stock Options")) to receive shares of Company Common Stock on a deferred basis granted under the Company Stock Plans or otherwise and no warrants to purchase shares of capital stock of the Company at any time or upon the occurrence of any stated event. The Company has delivered to Lucent a complete and correct list, as of March 3, 1999, of the number of shares of Company Common Stock subject to Company Stock Options and the exercise prices thereof.

     (c) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote are issued or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights and were issued in compliance in all material respects with all applicable federal and state securities laws.

     (d) Except as set forth in this Section 2.3 and Section 5.15(b) and except for changes since March 3, 1999 resulting from the issuance of shares of Company Common Stock pursuant to the Company Stock Options outstanding as of March 3, 1999, and pursuant to the Company Stock Options issued after the date hereof as expressly permitted by the terms of this Agreement, (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company,

(B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) any warrants, calls, options or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (ii) as of the close of business on March 3, 1999, there are not any outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The Company is not a party to any voting agreement with respect to the voting of any such securities.

     (e) There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, (ii) warrants, calls, options or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any such Subsidiary or (iii) obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of such Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except for the Company's ownership of the Subsidiaries, the Company does not, directly or indirectly, have any ownership or other interest in, or control of, any Person, nor is the Company or any Subsidiary controlled by or under common control with any Person.

     2.4.   Authority.   The Company has all requisite corporate power and
authority to enter into this Agreement and, subject to Company Shareholder Approval, to consummate the transactions contemplated by this Agreement. The Company has all requisite corporate power and authority to enter into the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Option Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to Company Shareholder Approval. The Board of Directors of the Company has adopted for purposes of Chapters 23B.11.010 and 23B.11.030 of the WBCL the plan of merger contained in this Agreement. This Agreement and the Option Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     2.5.   No Conflict.   (a) The execution and delivery of this Agreement and
the Option Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, (i) the articles of incorporation or by-laws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the Company or any of its Subsidiaries or their respective properties or assets or
(iii) subject to the governmental filings and other matters referred to in paragraph (b), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company.

     (b) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement or the Option Agreement, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any applicable filings and approvals under similar foreign antitrust laws and regulations; (ii) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Company Shareholders Meeting for the approval by the shareholders of the Company of the Merger (such proxy statement, as amended or supplemented from time to time, the "Company Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") as may be required in connection with this Agreement, the Option Agreement and the transactions contemplated hereby and thereby; (iii) the filing of the Articles of Merger with the Secretary of State of the State of Washington and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (iv) such filings with and approvals of The Nasdaq National Market ("Nasdaq") to permit the shares of Company Common Stock that are to be issued pursuant to the Option Agreement or the Offering to be listed on Nasdaq; (v) filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (vi) such consents, approvals, orders or authorizations which if not made or obtained, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

     2.6.   SEC Documents; Undisclosed Liabilities.   The Company has filed with
the SEC since January 1, 1997 or, with respect to the Offering, will file with the SEC all required registration statements, reports, schedules, forms, statements, proxy or information statements and other documents (including exhibits and all other information incorporated therein) (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied or, with respect to those not yet filed, will comply in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and, in each case, the rules and regulations of the SEC promulgated thereunder and, except to the extent that information contained in any Company SEC Document has been revised and superseded by a later filed Company SEC Document, did not or, with respect to those not yet filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except for liabilities (i) reflected in such financial statements or in the notes thereto, (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent audited financial statements included in the Company Filed SEC Documents,
(iii) incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby, or (iv) disclosed in Item 2.6 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

     2.7.   Lucent Registration Statement; Company Proxy Statement.   None of
the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Lucent in connection with the issuance of Lucent Common Stock in the Merger, together with all amendments thereto (the "Lucent Registration Statement"), will, at the time the Lucent Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Company Proxy Statement will, at the date it is first mailed to the Company's shareholders and the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representa-tion or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Lucent specifically for inclusion or incorporation by reference in the Company Proxy Statement.

     2.8.   Absence of Certain Changes.   Except for liabilities incurred in
connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby and except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Company Filed SEC Documents"), since December 31, 1998, the Company and its Subsidiaries have conducted their business only in the ordinary course, and there has not been:

         (a) any event or occurrence which could reasonably be expected to have a Material Adverse Effect on the Company;

         (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock;

         (c) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution, for shares of the Company's capital stock, except for issuances of Company Common Stock upon the exercise of Company Stock Options under the Company Stock Plans, in each case awarded prior to the date hereof in accordance with their present terms;

         (d) (i) any granting by the Company or any of its Subsidiaries to any current or former director, executive officer or other key employee of the Company or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Company Filed SEC Documents,
     (ii) any granting by the Company or any of its Subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business consistent with past practice, (iii) any entry by the Company or any of its Subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, or (iv) any amendment to, or modification of, any Company Stock Option;

         (e) except insofar as may have been required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by the Company;

         (f) any tax election that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability;

         (g) any impairment, damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking which could reasonably be expected to have a Material Adverse Effect on the company;

         (h) any issuance, delivery or agreement (conditionally or unconditionally) to issue or deliver any bonds, notes or other debt securities, or the incurrence of or agreement to incur any indebtedness for borrowed money, other than in the ordinary course of business consistent with past practice or the entry into any lease the obligations of which, in accordance with GAAP, would be capitalized;

         (i) any material amendment or termination of any agreement to which the Company or any of its Subsidiaries is a party and is or should be set forth on Item 2.11 of the Company Disclosure Schedule;

         (j) any undertaking or commitment to undertake capital expenditures exceeding $100,000 for any single project or related series of projects;

         (k) any sale, lease (as lessor), transfer or other disposition of, mortgage, pledge, or imposition of any Lien on, any of the assets reflected on the Company's most recent audited financial statement included in the Company Filed SEC Documents or any assets acquired by the Company or any of its Subsidiaries after the date of such audited financial statement, except for inventory and personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice and except for Permitted Liens;

         (l) cancellation of any debts owed to or claims held by the Company or any of its Subsidiaries (including the settlement of any claims or litigation) other than in the ordinary course of its business consistent with past practice;

         (m) acceleration or delay in collection of accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of its business consistent with past practice;

         (n) acceleration or delay in payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of its business consistent with past practice; and

         (o) entry into or commitment to enter into any other material transaction except in the ordinary course of business.

     2.9.   Properties.   (a) Each of the Company and its Subsidiaries has good
and valid title to or a valid leasehold interest in all its properties and assets reflected on the most recently audited balance sheet contained in the Company Filed SEC Documents or acquired after the date thereof except for (i) properties and assets sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet and (ii) properties and assets the loss of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company.

         (b) Neither the Company nor any or its Subsidiaries owns any real property.

     2.10.   Leases.   Item 2.10 of the Company Disclosure Schedule lists all
outstanding leases, both capital and operating, or licenses, pursuant to which the Company or any of its Subsidiaries has (i) obtained the right to use or occupy any real or personal property under arrangements where the remaining obligation is more than $50,000, inclusive of any renewal rights or (ii) granted to any other Person the right to use any material item of machinery, equipment, furniture, vehicle or other personal property of the Company or any of its Subsidiaries having an original cost of $50,000 or more.

     2.11.   Contracts.   Item 2.11 of the Company Disclosure Schedule lists any
of the following not otherwise listed on any other item of the Company Disclosure Schedule:

         (a) each written contract or commitment which creates an obligation on the part of the Company or any of its Subsidiaries in excess of $100,000;

         (b) each written debt instrument, including, without limitation, any loan agreement, line of credit, promissory note, security agreement or other evidence of indebtedness, where the Company or any of its Subsidiaries is a lender, borrower or guarantor, in a principal amount in excess of $100,000;

         (c) each written contract or commitment restricting the Company or any of its Subsidiaries from engaging in any industry or in any line of business in any location;

         (d) each written contract or commitment in excess of $10,000 to which the Company or any of its Subsidiaries is a party for any charitable contribution;

         (e) each written joint venture or partnership agreement to which the Company or any of its Subsidiaries is a party;

         (f) each written agreement in excess of $25,000 to which the Company or any of its Subsidiaries is a party with respect to any assignment, discounting or reduction of any receivables of the Company or such Subsidiary;

         (g) each written distributorship, sales agency, sales representative, reseller or marketing agreement to which the Company or any of its Subsidiaries is a party;

         (h) each agreement, option or commitment or right with, or held by, any third party to acquire any assets or properties, or any interest therein, of the Company or any of its Subsidiaries, having a value in excess of $100,000, except for contracts for the sale of inventory, machinery or equipment in the ordinary course of business;

         (i) each written employment contract entered into by the Company or any of its Subsidiaries; and

         (j) each supply agreement to which the Company or any of its Subsidiaries is a party that the Company or such Subsidiary could not readily replace without a Material Adverse Effect on the Company.

     There are (i) no oral contracts or commitments of the types described in this Section 2.11 which create an obligation on the part of the Company or any of its Subsidiaries in excess of $25,000 and (ii) no contracts or commitments between the Company or any of its Subsidiaries and any Affiliate (other than a wholly-owned Subsidiary).

     2.12.   Absence of Default.   Each of the leases, contracts and other
agreements listed or required to be listed in Items 2.10, 2.11 and 2.15 of the Company Disclosure Schedule that create obligations on any Person in excess of $100,000 constitutes a valid and binding obligation of the parties thereto and is in full force and effect and will continue in full force and effect after the Effective Time, in each case, without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other Person. Each of the Company and its Subsidiaries has fulfilled and performed in all material respects its obligations under each such lease, contract or other agreement to which it is a party to the extent such obligations are required by the terms thereof to have been fulfilled or performed through the date hereof (except for any such lease, contract or other agreement which, by its terms, will expire prior to the Effective Time) and neither the Company nor any such Subsidiary is, and, neither the Company nor any such Subsidiary is alleged in writing to be, in breach or default under, nor is there or is there alleged in writing to be any basis for termination of, any such lease, contract or other agreement. To the best knowledge of the Company, no other party to any such lease, contract or other agreement has breached or defaulted thereunder. No event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the best knowledge of the Company, by any such other party. The Company is not currently renegotiating any such lease, contract or other agreement or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each such lease, contract or other agreement and any amendments thereto have heretofore been delivered to Lucent.

     2.13.   Litigation.   Item 2.13 of the Disclosure Schedule sets forth (i)
any actions, suits, arbitrations, legal or administrative proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries; (ii) any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal as to which any of the assets, properties or business of the Company or any of its Subsidiaries is subject; and (iii) any actions, suits, arbitrations or proceedings as to which the Company or any such Subsidiary is the plaintiff or the Company or any such Subsidiary is contemplating commencing legal action against any other Person. None of the matters, if any, listed on Item 2.13 of the Disclosure Schedule could reasonably be expected to have a Material Adverse Effect on the Company.

     2.14.   Compliance with Law.

     (a) Each of the Company and its Subsidiaries has complied in all material respects with, and is not in violation of, in any material respect, any law, ordinance or governmental rule or regulation (collectively, "Laws") to which it or its business is subject;

     (b) Each of the Company and its Subsidiaries has obtained all licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business other than Authorizations (i) which are ministerial in nature and which the Company or such Subsidiary has no reason to believe would not be issued in due course and (ii) which, the failure of the Company or such Subsidiary to possess, would not subject the Company and its Subsidiaries to penalties other than fines not to exceed $50,000 in the aggregate ("Immaterial Authorizations"); and

     (c) Neither the Company nor any of its Subsidiaries has received notice of violation of, or knows of any violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business (other than Immaterial Authorizations).

     2.15.   Intellectual Property; Year 2000.   (a) The Company and its
Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trade secrets, trade names, service marks, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights") which are material to the conduct of the business of the Company and its Subsidiaries.

     (b) To the Company's best knowledge, neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other Person. Neither the Company nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company or any such Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other Person) which has not been settled or otherwise fully resolved. To the Company's best knowledge, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of the Company or any of its Subsidiaries.

     (c) Assuming that Lucent continues to operate the business of the Company and its Subsidiaries as presently conducted and proposed to be conducted, then, to the Company's best knowledge, Lucent's use of the Intellectual Property Rights or other proprietary information which is material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Intellectual Property Rights or other proprietary information of any other Person.

     (d) Each employee, agent, consultant or contractor who has materially contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company, any of its Subsidiaries or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which the Company or such Subsidiary is deemed to be the original owner/author of all property rights therein; or
(ii) has executed an assignment or an agreement to assign in favor of the Company, such Subsidiary or such predecessor in interest, as applicable all right, title and interest in such material.

     (e) The Company has taken all necessary steps directed at ensuring that its and its Subsidiaries' products (including prior and current products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of (i) operating in the same manner on dates in both the Twentieth and Twenty-First centuries and (ii) accurately processing, providing and receiving date data from, into and between the Twentieth and Twenty-First centuries, including the years 1999 and 2000, and making leap-year calculations, provided that all non-Company products (e.g., hardware, software and firmware) material to the conduct of the business of the Company and used in or in combination with the Company's products, exchange data with the Company's products in the same manner on dates in both the Twentieth and Twenty-First centuries. Further, the Company has taken all necessary steps to assure that the year 2000 date change will not adversely affect its operations or the systems and facilities that support the operations of the Company and its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company. The Company believes that it has sufficient resources to complete all necessary customer upgrades so that the Company's products used by such customers will be capable of (i) operating in the same manner on dates in both the Twentieth and Twenty-First centuries and
(ii) accurately processing, providing and receiving date data from, into and between the Twentieth and Twenty-First centuries, including the years 1999 and 2000, and making leap-year calculations.

     2.16. Taxes.   (a) Each of the Company and its Subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries has paid (or the Company has paid on its behalf) all Taxes shown as due on such returns, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

     (b) No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. The federal income tax returns of the Company and each of its Subsidiaries consolidated in such returns have closed by virtue of the applicable statute of limitations.

     (c) Neither the Company nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     (d) The Company Benefit Plans and other Company employee compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a material deduction under Section 162(m) of the Code for employee remuneration will not apply to any amounts paid or payable by the Company or any of its Subsidiaries under any such plan or arrangement and, to the best knowledge of the Company, no fact or circumstance exists that could reasonably be expected to cause such disallowance to apply to any such amounts.

     (e) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     (f) Neither the Company nor any of its Subsidiaries is a party (other than as an investor) to any industrial development bond.

     2.17.   Benefit Plans.   (a) Item 2.17 of the Company Disclosure Schedule
contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (sometimes referred to as "Welfare Plans") and all other Benefit Plans (together with the Pension Plans and Welfare Plans, the "Company Benefit Plans") maintained, or contributed to, by the Company, any of its Subsidiaries or any Person that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company, such Subsidiaries and each such other Person, a "Commonly Controlled Entity") for the benefit of any current or any former employees, officers or directors of the Company. The Company has made available to Lucent true, complete and correct copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service (the "IRS") with respect to each Company Benefit Plan (if any such report was required),
(iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan and (v) all correspondence with the IRS or the United States Department of Labor relating to any outstanding controversy or audit.

     (b) Since the date of the most recent audited financial statements included in the Company Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company, any of its Subsidiaries or any Commonly Controlled Entity of any Company Benefit Plans, or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plans of the Company, or any change in the manner in which contributions to any Pension Plans of the Company are made or the basis on which such contributions are determined.

     2.18.   ERISA Compliance.   (a) With respect to the Company Benefit Plans,
no event has occurred and, to the best knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of its Subsidiaries could be subject to any liability that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect under ERISA, the Code or any other applicable law.

     (b) Each Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Benefit Plan that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. The Company, its Subsidiaries and all the Company Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Each Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Company Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the best knowledge of the Company, no fact or event has occurred since that date of any determination letter from the IRS which could reasonably be expected to affect adversely the qualified status of any such Benefit Plan or the exempt status of any such trust. There are no pending or, to the best knowledge of the Company, threatened lawsuits, claims, grievances, investigations or audits of any Benefit Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (c) Neither the Company nor any of its Subsidiaries has incurred any liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the best knowledge of the Company, there are no facts or circumstances that could reasonably be expected to materially change the funded status of any Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Benefit Plan is a "multi employer plan" within the meaning of Section 3(37) of ERISA.

     (d) No employee of the Company will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreement. No amount payable, or economic benefit provided, by the Company or its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code as a result of the transactions contemplated by this Agreement or the Option Agreement. No Person is entitled to receive any additional payment from the Company or its

Subsidiaries or any other Person (a "Parachute Gross-Up Payment") in the event that the excise tax of Section 4999 of the Code is imposed on such Person. The Board of Directors of the Company or any of its Subsidiaries has not granted to any Person any right to receive any Parachute Gross-Up Payment.

     (e) Neither the Company nor any of its Subsidiaries has any liability or obligation under any "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by Part 6 of Title I of ERISA.

     2.19.   Employment Matters.   (a) Each of the Company and its Subsidiaries
has complied in all material respects with all applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, and neither the Company nor any of its Subsidiaries is liable for any arrears of wages or any taxes or penalties for failure to comply with any such laws, rules or regulations; (b) the Company believes that the Company's and its Subsidiaries' relations with their respective employees is satisfactory; (c) there are no controversies pending or, to the best knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees, which controversies have or could have a Material Adverse Effect on the Company; (d) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company or any such Subsidiary, nor, to the best knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (e) there are no unfair labor practice complaints pending against the Company or any of its Subsidiaries before the National Labor Relations Board or any current union representation questions involving employees of the Company or any of its Subsidiaries; (f) there is no strike, slowdown, work stoppage or lockout existing, or, to the best knowledge of the Company, threatened, by or with respect to any employees of the Company or any of its Subsidiaries; (g) no charges are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to the Company or any of its Subsidiaries; (h) there are no claims pending against the Company or any of its Subsidiaries before any workers' compensation board; and (i) neither the Company nor any of its Subsidiaries has received notice that any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to the Company or any of its Subsidiaries and, to the best knowledge of the Company, no such investigation is in progress.

     2.20.   Environmental Laws.   The Company has not received any notice or
claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and, to the best knowledge of the Company, neither the Company nor any of its Subsidiaries is the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any material or potentially material liability or remedial action under any Environmental Laws. There are no pending or, to the best knowledge of the

Company, threatened, actions, suits or proceedings against the Company, any of its Subsidiaries or any of their respective properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.

     2.21.   Voting Requirements.   The affirmative vote of the holders of
two-thirds of the voting power of all outstanding shares of Company Common Stock at the Company Shareholders Meeting to adopt this Agreement (the "Company Shareholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement, the Option Agreement and the transactions contemplated hereby and thereby. The Board of Directors of the Company (at a meeting duly called and held) has (i) unanimously approved this Agreement and the Option Agreement, (ii) determined that the Merger is fair to and in the best interests of the Company's shareholders, (iii) resolved (subject to Section 5.2) to recommend this Agreement and the Merger to such holders for approval and adoption and (iv) directed (subject to Section 5.2) that this Agreement be submitted to the Company's shareholders. The Company hereby agrees to the inclusion in the Lucent Registration Statement and the Company Proxy Statement of the recommendation of such Board of Directors.

     2.22.   State Takeover Statutes.   The Board of Directors of the Company
(including the disinterested directors thereof) has unanimously approved the terms of this Agreement and the Option Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreement and such approval is sufficient to render inapplicable to the Merger and any of such other transactions the provisions of Chapter 23B.19 of the WBCL. To the Company's knowledge, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby and by the Option Agreement or any of the transactions contemplated hereby or thereby and no provision of the articles of incorporation, by-laws or other governing instruments of the Company or any of its Subsidiaries would, directly or indirectly, restrict or impair the ability of Lucent to vote, or otherwise exercise the rights of a shareholder with respect to, shares of capital stock or other equity interest of the Company and its Subsidiaries that may be acquired or controlled by Lucent as contemplated by this Agreement or the Option Agreement.

     2.23.   Accounting Matters.   (a) Neither the Company nor any of its
Affiliates has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

     (b) The number of shares of Company Common Stock to be included in the Offering will be 2,846,000 and such number of shares of Company Common Stock will be greater than or equal to the minimum number of shares of Company Common Stock that are required for the Merger to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations (assuming that no shares of Company Common Stock are repurchased as a result of fractional shares of Company Common Stock or dissenters' rights arising in connection with the transactions contemplated by this Agreement).

     2.24.   Brokers.   No broker, investment banker, financial advisor or other
Person, other than BT Alex. Brown Incorporated, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Lucent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the Persons to whom such fees are payable.

     2.25.   Opinion of Financial Advisor.   The Company has received the
opinion of BT Alex. Brown Incorporated, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to holders of shares of the Company Common Stock (other than Lucent and its affiliates), a signed copy of which opinion has been or will promptly be delivered to Lucent.

     2.26.   Minute Books.   The minute books of the Company made available to
Lucent contain a complete and accurate summary of all meetings of directors and shareholders or actions by written resolutions since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes and resolutions accurately, except for omissions which are not material.

     2.27.   Complete Copies of Materials.   The Company has delivered or made
available to Lucent true and complete copies of each material document in connection with their legal and accounting review of the Company.

     2.28.   Disclosure.   None of the representations or warranties of the
Company contained herein, none of the information contained in the Company Disclosure Schedule, and none of the other information or documents furnished or to be furnished to Lucent or Acquisition by the Company or any of its Subsidiaries or pursuant to the terms of this Agreement, when taken as a whole, contains, or at the Effective Time will contain, any untrue statement of a material fact or omits, or at the Effective Time will omit, to state a material fact required to be stated herein or therein necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading in any material respect.

     3.   Representations and Warranties of Lucent and Acquisition.   Except as
set forth on the Disclosure Schedule delivered by Lucent to the Company prior to the execution of this Agreement (the "Lucent Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Lucent and Acquisition represent and warrant to the Company as follows:

     3.1.   Organization, Standing and Corporate Power.   Each of Lucent and
Acquisition is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Lucent. Each of Lucent and Acquisition is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Lucent.

     3.2.   Capital Structure.   The authorized capital stock of Lucent consists
of (i) 6,000,000,000 shares of common stock, par value $.01 per share (the "Lucent Common Stock") and (ii) 250,000,000 shares of preferred stock, par value $1.00 per share ("Lucent Authorized Preferred Stock"), of which 7,500,000 shares have been designated Series A Junior Participating Preferred Stock (the "Lucent Junior Preferred Stock"). As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Lucent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Lucent may vote are issued or outstanding. All outstanding shares of capital stock of Lucent are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

     3.3.   Authority.   Each of Lucent and Acquisition has all requisite
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. Lucent has all requisite corporate power and authority to enter into the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by Lucent and Acquisition, and the execution and delivery of the Option Agreement by Lucent, and the consummation by Lucent and Acquisition of the transactions contemplated by this Agreement and the consummation by Lucent of the transactions contemplated by the Option Agreement have been duly authorized by all necessary corporate action on the part of Lucent and Acquisition, as applicable. This Agreement has been duly executed and delivered by Lucent and Acquisition and, constitutes the legal, valid and binding obligation of Lucent and Acquisition, enforceable against each of them in accordance with its terms. The Option Agreement has been duly executed and delivered by Lucent, and, constitutes a legal, valid and binding obligation of Lucent, enforceable against Lucent in accordance with its terms.

     3.4.   No Conflict.   (a) The execution and delivery of this Agreement and
the Option Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Lucent or Acquisition or any of Lucent's other Subsidiaries under, (i) the charter documents of Lucent or Acquisition, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Lucent or Acquisition or any of Lucent's other Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in Section 3.4(b), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Lucent or any of its Subsidiaries or their respective properties or assets, other than, in the case of paragraph (b), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Lucent.

     (b) No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Lucent or Acquisition in connection with the execution and delivery of this Agreement by Lucent and Acquisition or the execution and delivery of the Option Agreement by Lucent or the consummation by Lucent and Acquisition of the transactions contemplated by this Agreement or the consummation by Lucent of the transactions contemplated by the Option Agreement, except for (i) the filing of a premerger notification and report form by Lucent under the HSR Act and any applicable filings and approvals under similar foreign antitrust laws and regulations; (ii) the filing with the SEC of (A) the Lucent Registration Statement and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the Option Agreement and the transactions contemplated by this Agreement and the Option Agreement; (iii) the filing of the Articles of Merger with the Secretary of State of the State of Washington and appropriate documents with the relevant authorities of other states in which Lucent is qualified to do business; (iv) such filings with and approvals of the NYSE to permit the shares of Lucent Common Stock that are to be issued in the Merger to be listed on the NYSE; (v) filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws and (vi) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Lucent.

     3.5.   Litigation.   Item 3.5 of the Lucent Disclosure Schedule sets forth
(i) any actions, suits, arbitrations, legal or administrative proceedings or investigations pending or, to the best knowledge of Lucent, threatened against Lucent or any of its Subsidiaries; (ii) any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal as to which any of the assets, properties or business of Lucent or any of its Subsidiaries is subject; and (iii) any actions, suits, arbitrations or proceedings as to which Lucent or any such Subsidiary is the plaintiff or Lucent or any such Subsidiary is contemplating commencing legal action against any other Person. None of the matters, if any, listed on Item 3.5 of the Lucent Disclosure Schedule could reasonably be expected to have a Material Adverse Effect on Lucent.

     3.6.   SEC Documents; Undisclosed Liabilities.   Lucent has filed all
required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since October 1, 1997 (the "Lucent SEC Documents"). As of their respective dates, the Lucent SEC Documents

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

complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Lucent SEC Documents and, except to the extent that information contained in any Lucent SEC Document has been revised or superseded by a later filed Lucent SEC Document, none of the Lucent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Lucent included in the Lucent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Lucent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except for liabilities (i) reflected in such financial statements or in the notes thereto, (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent audited financial statements included in the Lucent Filed SEC Documents, (iii) incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby, or (iv) disclosed in Item 3.6 of the Lucent Disclosure Schedule, neither Lucent nor any of its Subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Lucent.

     3.7.   Information Supplied.   None of the information supplied or to be
supplied by Lucent specifically for inclusion or incorporation by reference in
(i) the Lucent Registration Statement, at the time the Lucent Registration Statement becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Company Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Lucent Registration Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Lucent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Lucent Registration Statement.

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

     3.8.   Absence of Certain Changes.   Except for liabilities incurred in
connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby and except as disclosed in the Lucent SEC Documents filed and publicly available prior to the date of this Agreement ("Lucent Filed SEC Documents"), since September 30, 1998, Lucent and its Subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any event or occurrence which could have a Material Adverse Effect on Lucent, (ii) except insofar as may have been or required by a change in GAAP, any change in accounting methods, principles or practices by Lucent materially affecting its assets, liabilities or business, (iii) any tax election that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on Lucent or any of its tax attributes or any settlement or compromise of any material income tax liability, or (iv) any split, combination or reclassification of any of Lucent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution, for shares of Lucent's capital stock, except for (A) the two-for-one stock split to be completed on April 1, 1999 and (B) issuances of Lucent Common Stock upon the exercise of outstanding stock options or other rights to purchase or receive Lucent Common Stock granted under the 1996 Long Term Incentive Program, the 1997 Long Term Incentive Plan, the Global Founders Grant, the 1998 Global Ownership Grant and various plans of companies acquired by Lucent, in each case awarded prior to the date hereof in accordance with their present terms.

     3.9.   Accounting Matters.   Neither Lucent nor any of its affiliates has
taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

     3.10.   Brokers.   No broker, investment banker, financial advisor or other
Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of Lucent.

     3.11.   Interim Operations of Acquisition.   Acquisition was formed solely
for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     3.12.   Taxes.   Neither Lucent nor any of its Subsidiaries has taken any
action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

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

     4.   Conduct Pending Closing.

     4.1.   Conduct of Business Pending Closing.   From the date hereof until
the Closing, the Company shall (and shall cause each of its Subsidiaries to):

         (a) maintain its existence in good standing;

         (b) maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement;

         (c) maintain business and accounting records consistent with past practices; and

         (d) use its reasonable best efforts (i) to preserve its business intact, (ii) to keep available to the Company the services of its present officers and employees, and (iii) to preserve for the Company or such Subsidiary the goodwill of its suppliers, customers and others having business relations with the Company or such Subsidiary.

     4.2.   Prohibited Actions Pending Closing.   Unless otherwise provided for
herein or approved by Lucent in writing, from the date hereof until the Closing, the Company shall not (and shall not permit any of its Subsidiaries to):

         (a) amend or otherwise change its Articles of Incorporation or By-laws;

         (b) issue or sell or authorize for issuance or sale (other than (i) any issuance of Company Common Stock upon the exercise of any outstanding option or warrant to purchase Company Common Stock which option or warrant was issued prior to the date hereof in accordance with the terms of the relevant stock option or warrant agreement, or (ii) the issuance of Company Common Stock pursuant to the Option Agreement or the Offering), or grant any options or make other agreements with respect to, any shares of its capital stock or any other of its securities, except for those provisions of the agreement with the Exchange Agent which provisions are in furtherance of this Agreement;

         (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock;

         (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

         (e) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except (i) short-term borrowings incurred in the ordinary course of business (or to refinance existing or maturing indebtedness) and (ii) intercompany indebtedness between the Company and any of its Subsidiaries or between Subsidiaries;

         (f) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) enter into

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

     any contract or agreement other than in the ordinary course of business, consistent with past practice; (iii) authorize any capital commitment which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $100,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in Section 4.2(e) or this Section 4.2(f);

         (g) mortgage, pledge or subject to Lien, any of its assets or properties or agree to do so except for Permitted Liens;

         (h) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than sales or licenses of finished goods in the ordinary course of business consistent with past practice;

         (i) assume, guarantee or otherwise become responsible for the obligations of any other Person or agree to so do;

         (j) enter into or agree to enter into any employment agreement;

         (k) take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivables);

         (l) make any Tax election or settle or compromise any material federal, state, local or foreign income Tax liability;

         (m) settle or compromise any pending or threatened suit, action or claim which is material or which relates to any of the transactions contemplated by this Agreement;

         (n) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the most recently audited balance sheet contained in the Company SEC Documents or subsequently incurred in the ordinary course of business and consistent with past practice;

         (o) except in connection with the sale of the Company's products in the ordinary course of business and consistent with past practice, sell, assign, transfer, license, sublicense, pledge or otherwise encumber any of the Intellectual Property Rights;

         (p) except as required by law or contemplated hereby and except for labor agreements negotiated in the ordinary course, enter into, adopt or amend in any material respect or terminate any Company Benefit Plan or any other agreement, plan or policy involving the Company or its Subsidiaries, and one or more of its directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or

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

     change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

         (q) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of the Company or its Subsidiaries, or as contemplated hereby or by the terms of any employment agreement in existence on the date hereof, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such Person; provided that nothing contained herein shall prohibit the Company from paying 1998 bonuses that have been earned under its incentive bonus plans in accordance with the terms of such plans as in effect on the date hereof consistent with past practice; or

         (r) announce an intention, commit or agree to do any of the foregoing.

     5.   Additional Agreements.

     5.1.   Access; Documents; Supplemental Information.   (a) From and after
the date hereof until the Closing, the Company shall afford, shall cause its Subsidiaries to afford and, with respect to clause (ii) below, shall use its reasonable best efforts to cause the independent certified public accountants for the Company to afford, (i) to the officers, independent certified public accountants, counsel and other representatives of Acquisition and Lucent, upon reasonable notice, free and full access at all reasonable times to the properties, books and records including tax returns filed and those in the process of being prepared by the Company or any of its Subsidiaries and the right to consult with the officers, employees, accountants, counsel and other representatives of the Company or any of its Subsidiaries in order that Acquisition and Lucent may have full opportunity to make such investigations as they shall reasonably desire to make of the operations, properties, business, financial condition and prospects of the Company and its Subsidiaries, (ii) to the independent certified public accountants of Acquisition and Lucent, free and full access at all reasonable times to the work papers and other records of the accountants relating to the Company and its Subsidiaries, and (iii) to Acquisition and Lucent and their representatives, such additional financial and operating data and other information as to the properties, operations, business, financial condition and prospects of the Company and its Subsidiaries as Acquisition and Lucent shall from time to time reasonably require.

     (b) From the date of this Agreement through and including the Closing, Acquisition, Lucent and the Company agree to furnish to each other copies of any notices, documents, requests, court papers, or other materials received from any governmental agency or any other third party with respect to the transactions contemplated by this Agreement, except where it is obvious from such notice, document, request, court paper or other material that the other party was already furnished with a copy thereof.

     (c) Except as required by law, the Company and Lucent shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that would, or

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

that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement or the Option Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in Article 6 not being satisfied.

     (d) The Company shall give prompt notice to Lucent, and Lucent shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (ii) any failure of the Company, Lucent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this Section 5.1(d) shall not limit or otherwise affect the remedies available to the party receiving such notice.

     (e) The Company shall deliver to Lucent, without charge, a copy of any filing made by the Company with the SEC under the Exchange Act, including, without limitation, any Form 10-Q, 8-K or 10-K, not later than five business days after the date of such filing with the SEC.

     (f) Lucent shall deliver to the Company, without charge, a copy of any filing made by Lucent with the SEC under the Exchange Act, including, without limitation, any Form 10-Q, 8-K or 10-K, not later than five business days after the date of such filing with the SEC.

     5.2.   No Solicitation by the Company.   (a) The Company shall not, nor
shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, that if, at any time prior to the date of the Company Shareholders Meeting (the "Applicable Period"), the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is legally advisable to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to a Superior Proposal (as defined below) which was not solicited by it or which did not otherwise result from a breach of this Section 5.2, and subject to providing prior written notice of its decision to take such action to Lucent (a "Section 5.2 Notice") and compliance with Section 5.2(c), (A) furnish information with respect to the Company and its Subsidiaries to any Person making a Superior Proposal pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel) and (B) participate in discussions

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

or negotiations regarding such Superior Proposal. For purposes of this Agreement, a "Takeover Proposal" means any inquiry, proposal or offer from any Person (i) relating to any direct or indirect acquisition or purchase of (A) a business that constitutes 15% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, (B) 15% or more of any class of equity securities of the Company or (C) any material equity interest in any Subsidiary of the Company, (ii) relating to any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of the Company or any material equity interest in any of its Subsidiaries, or (iii) relating to any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     (b) Except as expressly permitted by this Section 5.2, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Lucent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal, other than any such agreement entered into concurrently with a termination pursuant to the next sentence in order to facilitate such action. Notwithstanding the foregoing, during the Applicable Period, in response to a Superior Proposal which was not solicited by the Company and which did not otherwise result from a breach of Section 5.2(a), the Board of Directors of the Company may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Acquisition Agreement with respect to any Superior Proposal), but only at a time that is during the Applicable Period and is after the third business day following Lucent's receipt of written notice advising Lucent that the Board of Directors of the Company is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party.

     (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 5.2, the Company shall promptly advise Lucent orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the Person making such request or Takeover Proposal. The Company will keep Lucent informed of the status and material terms and conditions (including amendments or proposed amendments) of any such request or Takeover Proposal.

     (d) Nothing contained in this Section 5.2 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, that, except as expressly permitted by this Section 5.2, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

     5.3.   Preparation of the Lucent Registration Statement and Company Proxy
Statement; Company Shareholders Meeting.   (a) As soon as practicable following
the date of this Agreement, the Company shall prepare and file with the SEC the Company Proxy Statement and Lucent shall prepare and file with the SEC the Lucent Registration Statement, in which the Company Proxy Statement will be included as a prospectus. Each of the Company and Lucent shall use its reasonable best efforts to have the Lucent Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Company Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Lucent Registration Statement is declared effective under the Securities Act. Lucent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Lucent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Lucent Registration Statement will be made by Lucent, or the Company Proxy Statement will be made by the Company, without providing the other party the opportunity to review and comment thereon. Lucent will advise the Company, promptly after it receives notice thereof, of the time when the Lucent Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Lucent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Lucent Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company will inform Lucent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the

Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Lucent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Lucent which should be set forth in an amendment or supplement to any of the Lucent Registration Statement or the Company Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company.

     (b) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of obtaining the Company Shareholder Approval and shall, through its Board of Directors, recommend to its shareholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 5.2(b), the Company agrees that its obligations pursuant to the first sentence of this Section 5.3(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal.

     5.4.   Letter of the Company's Accountants; Letter of Lucent's Accountants.
(a) The Company shall use its reasonable best efforts to cause its independent public accountants to deliver to Lucent two letters from the Company's independent public accountants, one dated a date within two business days before the date on which the Lucent Registration Statement shall become effective and one dated a date within two business days before the Closing Date, each addressed to Lucent, in form and substance reasonably satisfactory to Lucent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Lucent Registration Statement. The Company shall also provide reasonable cooperation to each of Lucent's independent public accountants and the Company's independent public accountants to enable them to issue the letters referred to in Section 6.1(h) and shall use its reasonable best efforts to cause them to do so.

     (b) Lucent shall use its reasonable best efforts to cause its independent public accountants to deliver to the Company two letters from Lucent's independent public accountants, one dated a date within two business days before the date on which the Lucent Registration Statement shall become effective and one dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Lucent Registration Statement. Lucent shall

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

provide reasonable cooperation to each of Lucent's independent public accountants and the Company's independent public accountants to enable them to issue the letters referred to in Section 6.1(h) and shall use its reasonable best efforts to cause them to do so.

     5.5.   Reasonable Best Efforts.   (a) Upon the terms and subject to the
conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Option Agreement, including
(i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Option Agreement or the consummation of the transactions contemplated by this Agreement or the Option Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Option Agreement.

     (b) In connection with and without limiting the foregoing, the Company and Lucent shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Option Agreement or any of the other transactions contemplated by this Agreement or the Option Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, the Option Agreement or any other transaction contemplated by this Agreement or the Option Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Option Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Option Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement and the Option Agreement.

     5.6   Stock Options.   (a) As soon as practicable following the date of
this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

         (i) adjust the terms of all outstanding Company Stock Options granted under the Company Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such Company Stock

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

     Option the number of shares of Lucent Common Stock (rounded down to the nearest whole share) equal to (A) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio, at an exercise price per share of Lucent Common Stock (rounded up to the nearest whole cent) equal to (x) the exercise price per share of such Company Common Stock immediately prior to the Effective Time divided by (y) the Exchange Ratio (each, as so adjusted, an "Adjusted Option"); and

         (ii) make such other changes to the Company Stock Plans as the Company and Lucent may agree are appropriate to give effect to the Merger, including as provided in Section 5.7.

     (b) As soon as practicable after the Effective Time, Lucent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements shall be assumed by Lucent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.6 after giving effect to the Merger).

     (c) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Lucent, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the related Company Stock Plan.

     (d) Except as otherwise contemplated by this Section 5.6 and except to the extent required under the respective terms of the Company Stock Options all restrictions or limitations on transfer and vesting with respect to Company Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Lucent as set forth above.

     (e) Effective as of April 2, 1999, the Company shall amend the 1991 Employee Stock Purchase Plan to terminate all current and future offering periods.

     5.7.   Company Stock Plans.   At the Effective Time, by virtue of the
Merger, the Company Stock Plans and the Company Stock Option granted thereunder shall be assumed by Lucent, with the result that all obligations of the Company under the Company Stock Plans, including with respect to awards outstanding at the Effective Time under each Company Stock Plan, shall be obligations of Lucent following the Effective Time; provided, that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 or Section 423 of the Code, the option price, number of shares purchasable pursuant to such Company Stock Option and the terms and conditions of exercise of such Company Stock Option shall be determined in order to comply with Section 424 of the Code.

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Prior to the Effective Time, Lucent shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of the NYSE, obtaining the approval of its shareholders at the next regularly scheduled annual meeting of Lucent following the Effective Time) for the assumption of the Company Stock Plans, including the reservation, issuance and listing of Lucent Common Stock in a number at least equal to the number of shares of Lucent Common Stock that will be subject to the Adjusted Options. As soon as practicable following the Effective Time, Lucent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Lucent Common Stock determined in accordance with the preceding sentence. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as the Adjusted Options or any unsettled awards granted under the Company Stock Plans after the Effective Time remain outstanding.

     5.8.   Employee Benefit Plans; Existing Agreement.   (a) As soon as
practicable after the Effective Time (the "Benefits Date"), Lucent shall provide, or cause to be provided, employee benefit plans, programs and arrangements to employees of the Company that are the same as those made generally available to non-represented employees of Lucent who are hired by Lucent after December 31, 1998. From the Effective Time to the Benefits Date (which the parties acknowledge may occur on different dates with respect to different plans, programs or arrangements of the Company) (the "Continuation Period"), Lucent shall provide, or cause to be provided, the employee benefit plans, programs and arrangements of the Company provided to employees of the Company as of the date hereof.

     (b) With respect to each benefit plan, program practice, policy or arrangement maintained by Lucent (the "Lucent Plans") in which employees of the Company subsequently participate, for purposes of determining vesting and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits), service with the Company (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with Lucent; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations. Each Lucent Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Company Benefit Plan. Company Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Lucent Plan.

     5.9.   Indemnification.   (a) From and after the Effective Time, Lucent
shall, or shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company to indemnify each Person who is or was a director or officer (an "Indemnified Party") of the Company or any of its Subsidiaries pursuant to any

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indemnifications provision of the Company's Articles of Incorporation or By-laws as each is in effect on the date hereof.

     (b) For a period of six years after the Effective Time, Lucent shall cause to be maintained in effect the current officers' and directors' liability insurance maintained by the Company with respect to the Indemnified Parties (provided that Lucent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the Indemnified Parties than such existing insurance) covering acts or omissions occurring prior to the Effective Time; provided, that Lucent shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of 200% of the current annual premium paid by the Company for its existing coverage (the "Cap"); and provided, further, that if existing coverage cannot be maintained or equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Lucent shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap. The current annual premium paid by the Company for its existing coverage is set forth in Item 5.9(b) of the Company Disclosure Schedule.

     (c) This Section 5.9 shall survive the closing of all the transactions contemplated hereby, is intended to benefit the Indemnified Parties and their respective heirs and personal representative (each of which shall be entitled to enforce this Section 5.9 against Lucent and the Surviving Corporation, as the case may be, as a third-party beneficiary of this Agreement).

     5.10.   Fees and Expenses.   (a) Except as provided in this Section 5.10,
all fees and expenses incurred in connection with the Merger, this Agreement, the Option Agreement and the transactions contemplated by this Agreement and the Option Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Lucent and the Company shall bear and pay one-half of (i) the costs and expenses incurred in connection with the filing, printing and mailing of the Lucent Registration Statement, the Company Proxy Statement (including SEC filing fees) and (ii) the filing fees for the pre-merger notification and report forms under the HSR Act.

     (b) In the event that (i) a bona fide Takeover Proposal shall have been made directly to the shareholders of the Company generally or shall have otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and thereafter this Agreement is terminated by either Lucent or the Company pursuant to Section 10(b)(i), or (ii) this Agreement is terminated (A) by Lucent, Acquisition or the Company pursuant to Section 10(c), (B) by the Company pursuant to Section 10(e) or (C) by Lucent pursuant to Section 10(d), then the Company shall promptly, but in no event later than the date of such termination, pay Lucent a fee equal to $2,815,000 (the "Termination Fee"), payable by wire transfer of same day funds; provided, that no Termination Fee shall be payable to Lucent pursuant to clause (i) of this Section 5.10(b) unless within nine (9) months of such termination the Company or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Takeover Proposal. The

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Company acknowledges that the agreements contained in this Section 5.10(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Lucent would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 5.10(b), and, in order to obtain such payment, Lucent commences a suit which results in a judgment against the Company for the fee set forth in this Section 5.10(b), the Company shall pay to Lucent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

     5.11.   Public Announcements.   Lucent and the Company will consult with
each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger and the Option Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Option Agreement shall be in the form heretofore agreed to by the parties.

     5.12.   Affiliates.   As soon as practicable after the date hereof, the
Company shall deliver to Lucent a letter identifying all Persons who are, at the time this Agreement is submitted for adoption by the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. The Company shall use its reasonable best efforts to cause each such Person to deliver to Lucent as of the Closing Date, a written agreement substantially in the form attached as Exhibit C hereto. Lucent shall use its reasonable best efforts to cause all Persons who are "affiliates" of Lucent for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with the fourth paragraph of Exhibit D hereto.

     5.13.   NYSE Listing.   Lucent shall use its reasonable best efforts to
cause the Lucent Common Stock issuable in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date. The Company shall use its reasonable best efforts to cause the shares of Company Common Stock to be issued pursuant to the Option Agreement to be approved for listing on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

     5.14.   Shareholder Litigation.   The Company shall give Lucent the
opportunity to participate in the defense of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement and the Option Agreement.

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

     5.15.   Pooling of Interests.   (a) Each of the Company and Lucent shall
use its reasonable best efforts to cause the transactions contemplated by this Agreement, including the Merger and the Option Agreement to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and Lucent's and the Company's managements' conclusion that such accounting treatment is appropriate for the Merger to be concurred with by each of the Company's and Lucent's auditors and by the SEC, respectively, and each of the Company and Lucent agrees that it shall voluntarily take no action that would cause such accounting treatment not to be obtained.

     (b) Prior to the Effective Time, the Company shall issue and sell in a public offering or private placement as designated by Lucent and reasonably acceptable to the Company (the "Offering") such number of shares of Company Common Stock as may be necessary so that the Merger would be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. The Offering shall be on terms and conditions and at a price per share determined by the Company and reasonably acceptable to Lucent, and shall be co-managed or co-offered, as the case may be, by underwriters or agents selected by the Company and Lucent.

     5.16.   Reorganization.   Each of Lucent and the Company shall use its
reasonable best efforts to cause the business combination to be effected by the Merger to be qualified as a "reorganization" described in Section 368(a) of the Code.

     6.   Conditions Precedent.

     6.1.   Conditions Precedent to Each Party's Obligation to Effect the
Merger.   The respective obligations of each party hereto to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date of the following conditions:

         (a) Shareholder Approval.   The Company Shareholder Approval shall have
     been obtained.

         (b) HSR Act; Other Approvals.   The waiting period (and any extension
     thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. All other authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Lucent or the Company (as Surviving Corporation), assuming the Merger had taken place, shall have been obtained, made or occurred.

         (c) Representation Letters.   Each of the Company and Lucent shall have
     executed and delivered a letter of representation relating to certain tax matters substantially in the form of Exhibits E-1 and E-2.

         (d) No Litigation.   No judgment, order, decree, statute, law,
     ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or

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     other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect, and there shall not be pending any suit, action or proceeding by any Governmental Entity (i) preventing the consummation of the Merger or (ii) which otherwise is reasonably likely to have a Material Adverse Effect on the Company or Lucent, as applicable; provided, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

         (e) Lucent Registration Statement.   The Lucent Registration Statement
     shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Lucent Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Lucent or the Company, threatened by the SEC.

         (f) Stock Exchange Listing.   The shares of Lucent Common Stock
     issuable in accordance with the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

         (g) Completion of Offering.   The Offering shall have been completed
     and the shares of Company Common Stock offered in connection therewith shall have been disposed of as contemplated by Section 5.15(b).

         (h) Pooling Letters.   Each of Lucent and the Company shall have
     received letters, dated as of the Closing Date, in each case addressed to Lucent and the Company, from KPMG Peat Marwick LLP and Pricewaterhouse Coopers LLP stating in substance that pooling of interests accounting is appropriate for the Merger under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

         (i) Company's Restated 1987 Stock Option Plan.   The Board of Directors
     of the Company shall have taken all necessary or appropriate action to ensure that the cash-out provisions set forth in Section 7.1.3 of the Company's Restated 1987 Stock Option Plan, as amended (the "1987 Stock Option Plan"), do not apply upon the occurrence of a "Change in Control" (as defined in the 1987 Stock Option Plan).

     6.2.   Conditions Precedent to Obligations of Acquisition and Lucent.   All
obligations of Acquisition and Lucent under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

         (a) Performance of Obligations; Representations and Warranties.   The
     Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing. Each of the Company's representations and warranties contained in Section 2 of this Agreement to the extent it is qualified by Material Adverse Effect shall be true and correct and each of the Company's representations and warranties to the extent it is not so qualified by Material Adverse Effect, shall be true and correct in all material respects, in

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

     each case, on and as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing, except for changes permitted by this Agreement and except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date. Lucent and Acquisition shall have received a certificate dated the Closing Date and signed by the Chairman, President or a Vice-President of the Company, certifying that, the conditions specified in this Section 6.2(a) have been satisfied.

         (b) No Material Adverse Change.   No event or events shall have
     occurred that could reasonably be expected to have a Material Adverse Effect on the Company, and Lucent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

         (c) Consents.   The Company shall have received all necessary consents
     or waivers, in form and substance satisfactory to Lucent and Acquisition, from the other parties to each contract, lease or agreement to which the Company is a party, except where the failure to receive such consent would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

         (d) Non-Disclosure and Non-Competition Agreements.   Each of the
     individuals listed on Item 6.2(d) of the Company Disclosure Schedule shall have entered into the Non-Disclosure and Non-Competition Agreements with the Surviving Corporation and Lucent, each substantially in the form of Exhibit F hereto, and such agreements shall be in full force and effect.

         (e) Affiliates.   Lucent shall have received from each Person named in
     the letter referred to in Section 5.12, an executed copy of an agreement substantially in the form of Exhibit C.

     6.3.   Conditions Precedent to the Company's Obligations.   All obligations
of the Company under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

         (a) Performance of Obligations; Representations and
     Warranties.   Acquisition and Lucent shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing. Each of the representations and warranties of Acquisition and Lucent contained in Section 3 of this Agreement to the extent it is qualified by Material Adverse Effect shall be true and correct and each of the representations and warranties of Acquisition and Lucent to the extent it is not so qualified by Material Adverse Effect shall be true and correct in all material respects, in each case, on and as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing except for changes permitted by this Agreement and except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date. The Company shall have received certificates dated the Closing Date and signed by the

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     President or a Vice-President of Acquisition and an authorized signatory of
     Lucent, certifying that the conditions specified in this Section 6.3(a) have been satisfied.

         (b) Tax Opinion.   The Company shall have received from Perkins Coie
     LLP, on the date on which the Lucent Registration Statement is declared effective by the SEC and on the Closing Date, an opinion, in each case dated as of such respective date and stating that the Merger will qualify for U.S. federal income tax purposes as reorganization within the meaning of Section 368(a) of the Code.

         (c) No Material Adverse Change.   No event or events shall have
     occurred that could reasonably be expected to have a Material Adverse Effect on Lucent, and the Company shall have received a certificate signed on behalf of Lucent by an authorized signatory thereof.

         (d) Affiliates.   The Company shall have received from each Person
     named in the letter referred to in Section 5.12, an executed copy of an agreement substantially in the form of Exhibit D.

     7.   Non-Survival of Representation and Warranties.

     7.1.   Representations and Warranties.   None of the representations and
warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section shall not limit any covenant or agreement by the parties which contemplates performance after the Effective Time.

     8.   Contents of Agreement; Parties in Interest; etc.   This Agreement and
the agreements referred to or contemplated herein and the letter agreement dated September 25, 1998, as amended by letter agreement dated November 1, 1998, concerning confidentiality (the "Confidentiality Agreement") set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements and the Exhibits hereto and the Confidentiality Agreement, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement and the Confidentiality Agreement. Except for the matters set forth in the Confidentiality Agreement, any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.

     9.   Assignment and Binding Effect.   This Agreement may not be assigned by
either party hereto without the prior written consent of the other party; provided, that Acquisition may assign its rights and obligations under this Agreement to any directly or indirectly wholly-owned Subsidiary of Lucent, upon written notice to the Company if the assignee shall assume the obligations of Acquisition hereunder and Lucent shall remain liable for its obligations hereunder. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

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

     10.   Termination.   This Agreement may be terminated, and the Merger may
be abandoned at any time prior to the Effective Time whether before or after the approval and adoption of this Agreement and the transactions contemplated hereby by the shareholders of the Company or the shareholders of Acquisition:

         (a) by the agreement of each of the Board of Directors of Lucent, Acquisition and the Company;

         (b) by Lucent, Acquisition or the Company if (i) the Effective Time shall not have occurred by September 30, 1999; provided that the right to terminate this Agreement under this Section 10(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (ii) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

         (c) by Lucent, Acquisition or the Company, if the Company Shareholder Approval shall not have been obtained at a Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

         (d) by Lucent, if the Company or any of its directors or officers shall participate in discussions or negotiations in breach (other than an immaterial breach) of Section 5.2;

         (e) by the Company in accordance with Section 5.2(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (e) to be deemed effective, the Company shall have complied with all provisions of Section 5.2, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee;

         (f) by the Company, in the event Lucent or Acquisition materially breaches its obligations under this Agreement, unless such breach is cured within 15 days after notice to Lucent by the Company; or

         (g) by Lucent or Acquisition, in the event the Company materially breaches its obligations under this Agreement unless such breach is cured within 15 days after notice by Lucent or Acquisition.

     11.   Definitions.   As used in this Agreement the terms set forth below
shall have the following meanings:

         (a) "Affiliate" of a Person means any other Person who directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person. As used in this definition, "control" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

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

         (b) "Benefit Plan" shall mean any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding (whether or not legally binding) providing material benefits to any current or former employee, officer or director of the Company.

         (c) "best knowledge" of any Person which is not an individual means, with respect to any specific matter, the knowledge, after due inquiry, of such Person's executive officers and any other officer or persons having primary responsibility for such matter.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) "Environmental Laws" shall mean all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of Hazardous Substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

         (f) "Exchange Agent" shall mean The Bank of New York or another bank or trust company designated as the exchange agent by Lucent (which designation shall be reasonably acceptable to the Company).

         (g) "GAAP" shall mean generally accepted accounting principles.

         (h) "Hazardous Substances" shall mean any and all hazardous and toxic substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, but not limited to, polychlorinated biphenyls, PCBs, friable asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic, or dangerous when their composition or state is changed), or any other similar substances or materials which are included under or regulated by any Environmental Laws.

         (i) "Liens" shall mean any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

         (j) "Material Adverse Effect" on a Person shall mean (unless otherwise specified) any condition or event that: (i) has a material adverse effect on the assets, business, financial condition, operations or prospects of such Person and its Subsidiaries, taken as a whole, other than any condition or event (A) relating to the economy in general, (B) relating to the industries in which such party operates in general, (C) arising out of or resulting from actions contemplated by the parties in connection with, or which is attributable to, the announcement of this Agreement

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     and the transactions contemplated hereby (including loss of Personnel, customers or suppliers or the delay or cancellation of orders for products) or (D) in the case of the Company, litigation brought or threatened against the Company or any member of its Board of Directors in respect of this Agreement; (ii) materially impairs the ability of such Person to perform its obligations under this Agreement or the Option Agreement; or (iii) prevents or materially delays the consummation of transactions contemplated under this Agreement.

         (k) "Permitted Liens" shall mean (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; (ii) pledges or deposits made in the ordinary course of business; (iii) Liens of mechanics, materialmen, warehousemen or other like Liens securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; and (iv) similar Liens and encumbrances which are incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of such assets or properties or materially impair the use thereof in the operation of such business.

         (l) "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, association or entity or government agency or authority.

         (m) "reasonable best efforts" shall mean prompt, substantial and persistent efforts as a prudent Person desirous of achieving a result would use in similar circumstances; provided that the Company, Lucent or Acquisition, as applicable, shall be required to expend only such resources as are commercially reasonable in the applicable circumstances.

         (n) "Subsidiary" of a Person shall mean any corporation, partnership, joint venture or other entity in which such Person (i) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (ii) is a general partner.

         (o) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall include all (i) federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority, (ii) liability for the payment of any amounts described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group and (iii) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (i) or (ii).

         (p) "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     12.   Notices.   Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 12) or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

     If to Acquisition or Lucent:

     Lucent Technologies Inc.
     211 Mount Airy Road
     3C150
     Basking Ridge, NJ 07920
     Att: President, BCS
     Telephone No: separately supplied
     Facsimile No: separately supplied

     with copies to:

     Lucent Technologies Inc.
     600 Mountain Avenue
     Room 6A 311
     Murray Hill, NJ 07974
     Att: Pamela F. Craven
     Vice President-Law
     Telephone No: separately supplied
     Facsimile No: separately supplied

     If to the Company:

     Mosaix, Inc.
     6464 185th Avenue N.E.
     Redmond, WA 98052
     Att: W. Bradford Weller
     Telephone No: separately supplied
     Facsimile No: separately supplied
     with a copy to:

     Perkins Coie LLP
     1201 Third Avenue
     40th Floor
     Seattle, WA 98101-3099
     Att: Michael Stansbury, Esq.
     Telephone No: (206) 583-8771
     Facsimile No: (206) 287-3292

or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

     13.   Amendment.   This Agreement may be amended, modified or supplemented
at any time before or after the Company Shareholder Approval, provided that after any such approval there shall not be made any amendment that by Law requires further approval by the shareholders of the Company or the approval of the shareholders of Lucent without the further approval of such shareholders. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only by a written instrument executed by each of the parties hereto.

     14.   Extensions; Waiver.   At any time prior to the Effective Time, a
party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 13, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute shall not constitute a waiver of such rights.

     15. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state, except insofar as the WBCL shall be mandatorily applicable to the Merger and the rights of shareholders in connection therewith.

     16.   No Benefit to Others.   The representations, warranties, covenants
and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

     17.   Severability.   If any term or other provision of this Agreement is
determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect.

Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

     18.   Section Headings.   All section headings are for convenience only and
shall in no way modify or restrict any of the terms or provisions hereof.

     19.   Schedules and Exhibits.   All Schedules and Exhibits referred to
herein are intended to be and hereby are specifically made a part of this Agreement.

     20.   Counterparts.   This Agreement may be executed in two or more
counterparts, each of which shall be deemed an original, and the Company, Acquisition and Lucent may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.

                                          LUCENT TECHNOLOGIES INC.

                                          By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                          NOAH ACQUISITION INC.

                                          By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                          MOSAIX, INC.

                                          By:
                                            ------------------------------------
                                             Name:
                                             Title:

                           GLOSSARY OF DEFINED TERMS

DEFINED TERM                                                  LOCATION OF DEFINITION
------------                                                  ----------------------
Acquisition.................................................  Preamble
Acquisition Agreement.......................................  Section 5.2(b)
Acquisition Common Stock....................................  Recitals
Affiliate...................................................  Section 11(a)
Agreement...................................................  Preamble
Applicable Period...........................................  Section 5.2(a)
Articles of Merger..........................................  Section 1.1(b)
Authorizations..............................................  Section 2.14(b)
Benefit Plan................................................  Section 11(b)
Benefits Date...............................................  Section 5.8
best knowledge..............................................  Section 11(c)
Cap.........................................................  Section 5.9(b)
Certificate of Merger.......................................  Section 1.1(b)
Certificates................................................  Section 1.9(b)
Closing.....................................................  Section 1.1(b)
Closing Date................................................  Section 1.1(b)
Code........................................................  Section 11(d)
Commonly Controlled Entity..................................  Section 2.17(a)
Company.....................................................  Preamble
Company Benefit Plans.......................................  Section 2.17(a)
Company Common Stock........................................  Recitals
Company Disclosure Schedule.................................  Section 2
Company Filed SEC Document..................................  Section 2.8
Company Preferred Stock.....................................  Recitals
Company Proxy Statement.....................................  Section 2.5(b)
Company SEC Documents.......................................  Section 2.6
Company Shareholder Approval................................  Section 2.21
Company Shareholders Meeting................................  Section 5.3(b)
Company Stock Options.......................................  Section 2.3(b)
Company Stock Plans.........................................  Section 2.3(a)
Confidentiality Agreement...................................  Section 8
Continuation Period.........................................  Section 5.8
Dissenting Shares...........................................  Section 1.7(a)
Effective Time..............................................  Section 1.1(b)
Environmental Laws..........................................  Section 11(e)
ERISA.......................................................  Section 2.17(a)
Exchange Act................................................  Section 2.5(b)
Exchange Agent..............................................  Section 11(f)
Exchange Fund...............................................  Section 1.9(a)

DEFINED TERM                                                  LOCATION OF DEFINITION
------------                                                  ----------------------
Exchange Ratio..............................................  Section 1.5(c)
GAAP........................................................  Section 11(g)
Governmental Entity.........................................  Section 2.5(b)
Hazardous Substances........................................  Section 11(h)
HSR Act.....................................................  Section 2.5(b)
Immaterial Authorizations...................................  Section 2.14(b)
Indemnified Party...........................................  Section 5.9(a)
Intellectual Property Rights................................  Section 2.15(a)
IRS.........................................................  Section 2.17(a)
Laws........................................................  Section 2.14(a)
Liens.......................................................  Section 11(i)
Lucent......................................................  Preamble
Lucent Authorized Preferred Stock...........................  Section 3.2
Lucent Common Stock.........................................  Section 3.2
Lucent Disclosure Schedule..................................  Section 3
Lucent Filed SEC Documents..................................  Section 3.8
Lucent Junior Preferred Stock...............................  Section 3.2
Lucent Plans................................................  Section 5.8(b)
Lucent Registration Statement...............................  Section 2.7
Lucent SEC Documents........................................  Section 3.6
Material Adverse Effect.....................................  Section 11(j)
Merger......................................................  Recitals
Nasdaq......................................................  Section 2.5(b)
NYSE........................................................  Section 1.8
Offering....................................................  Section 5.15(b)
Option Agreement............................................  Recitals
Parachute Gross-Up Payment..................................  Section 2.18(d)
Pension Plans...............................................  Section 2.17(a)
Permitted Liens.............................................  Section 11(k)
Person......................................................  Section 11(l)
reasonable best efforts.....................................  Section 11(m)
Restraints..................................................  Section 6.1(d)
Right.......................................................  Section 1.5(c)
SARs........................................................  Section 2.3(b)
SEC.........................................................  Section 2.5(b)
Section 5.2 Notice..........................................  Section 5.2
Securities Act..............................................  Section 2.6
Subsidiary..................................................  Section 11(n)
Superior Proposal...........................................  Section 5.2(b)
Surviving Corporation.......................................  Section 1.1(a)
Takeover Proposal...........................................  Section 5.2(a)

DEFINED TERM                                                  LOCATION OF DEFINITION
------------                                                  ----------------------
Tax.........................................................  Section 11(o)
Tax Return..................................................  Section 11(p)
Termination Fee.............................................  Section 5.10(b)
WBCL........................................................  Recitals
Welfare Plans...............................................  Section 2.17(a)

                                                                         ANNEX B

     STOCK OPTION AGREEMENT dated as of April 2, 1999 (the "Agreement"), by and between MOSAIX, INC., a Washington corporation ("Issuer"), and LUCENT TECHNOLOGIES INC., a Delaware corporation ("Grantee").

                                    RECITALS

     A. Grantee, Noah Acquisition Inc., a wholly owned subsidiary of Grantee ("Acquisition"), and Issuer have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Acquisition with and into Issuer, with Issuer as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Grantee; and

     B. As a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Issuer and Grantee agree as follows:

     1.   Grant of Option.   Subject to the terms and conditions set forth
herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 2,092,757 (as adjusted as set forth herein) shares (the "Option Shares") of common stock, par value $.01 per share ("Issuer Common Stock"), of Issuer at a purchase price of $10.50 (as adjusted as set forth herein) per Option Share (the "Purchase Price").

     2.   Exercise of Option.   (a) Grantee may exercise the Option, with
respect to any or all of the Option Shares at any time or times, subject to the provisions of Section 2(c), after the occurrence of any event as a result of which the Grantee is unconditionally entitled to receive the Termination Fee pursuant to Section 5.10(b) of the Merger Agreement (a "Purchase Event"); provided, that (i) except as provided in the last sentence of this Section 2(a), the Option will terminate and be of no further force and effect upon the Effective Time, and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with the HSR Act and the obtaining or making of any consents, approvals, orders, notifications, filings or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares to Grantee illegal (the "Regulatory Approvals"). Notwithstanding the termination of the Option, Grantee will be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

     (b) In the event that Grantee is entitled to and wishes to exercise the Option, it will send to Issuer a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice Date") to that effect which Exercise Notice also specifies the number of Option Shares, if any, Grantee wishes to purchase pursuant to this Section 2(b), the denominations of the certificate or certificates evidencing the Option Shares which Grantee wishes to purchase pursuant to this Section 2(b) and a date (an "Option Closing Date"), subject to the following sentence, not earlier than seven business days nor later than 20 business days from the Notice Date for the closing of such purchase (an "Option Closing"). Any Option Closing will be at an agreed location and time in New York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with the first sentence of Section 2(a).

     (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with Section 2(b) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable laws and regulations, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance. Issuer agrees to use its reasonable best efforts to assist Grantee in seeking the Regulatory Approvals.

     In the event (i) Grantee receives official notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, then with respect to the number of Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted, Grantee shall have the right to send to Issuer an Exercise Notice with respect to such number of Option Shares. If Grantee sends to Issuer such an Exercise Notice, then Issuer shall pay to Grantee on the Option Closing Date, in exchange for the cancellation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice, an amount in cash equal to such number of Option Shares multiplied by the difference between (i) the average closing price, for the 10 trading days commencing on the 12th trading day immediately preceding the Option Closing Date, per share of Issuer Common Stock as reported on The Nasdaq National Market (or, if not listed on The Nasdaq National Market, as reported on any other national securities exchange or national securities quotation system on which the Issuer Common Stock is listed or quoted, as reported in The Wall Street Journal (Northeast edition), or, if not reported thereby, any other authoritative source) (the "Closing Price") and (ii) the Purchase Price.

     3.   Payment and Delivery of Certificates.   (a) At any Option Closing,
Grantee will pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing plus the amount of any transfer, stamp or other similar taxes or charges imposed in connection therewith.

     (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, Issuer shall have issued any securities similar to rights under a stockholder rights plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same as and at least as favorable to Grantee as are provided under any such stockholder rights plan then in effect.

     (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF APRIL 2, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF MOSAIX, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES."

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

     4.   Representations and Warranties of Issuer.   Issuer hereby represents
and warrants to Grantee as follows:

         Authorized Stock.   Issuer has taken all necessary corporate and other
     action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the

     Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any stockholder of Issuer.

     5.   Representations and Warranties of Grantee.   Grantee hereby represents
and warrants to Issuer that:

         Purchase Not for Distribution.   Any Option Shares or other securities
     acquired by Grantee upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

     6.   Adjustment upon Changes in Capitalization, Etc.   (a) In the event of
any change in Issuer Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price thereof, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)), the number of shares of Issuer Common Stock subject to the Option will be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that Issuer enters into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

     (c) If a Purchase Event shall occur solely as a result of the failure to obtain Company Shareholder Approval and on or prior to the date of the Company Shareholder Meeting no Takeover Proposal shall have been made (a "Call Event"), then the Issuer, upon notice to Grantee delivered within ten (10) days after the occurrence of such Call Event (which notice shall be irrevocable), may elect (a "Call Election") to purchase the Option for any amount equal to $563,000 payable to Grantee in cash not later than twenty (20) days after the date of such notice; provided, that if Issuer shall fail to exercise its Call Election during such 10-day period, Grantee, upon notice to Issuer delivered within thirty (30) days after such Call Event, may elect to cause Issuer to purchase the Option for the amount and in the manner set forth in this sentence.

     (d) (i) Notwithstanding any other provision of this Agreement, in no event shall Grantee's Total Profit (as hereinafter defined) plus any Termination Fee paid to Grantee pursuant to Section 5.10(b) of the Merger Agreement exceed in the aggregate $3,378,000 and, if the total amount that otherwise would be received by Grantee would exceed such amount, Grantee, at its election, shall either (a) reduce the number of shares of Issuer Common Stock subject to the Option, (b) deliver to Issuer for cancellation shares of Issuer Common Stock previously purchased by Grantee, (c) pay cash to Issuer or (d) take any action representing any combination of the preceding clauses (a), (b) and (c), so that Grantee's actually realized Total Profit, when aggregated with such Termination Fee so paid to Grantee, shall not exceed $3,378,000 after taking into account the foregoing actions.

     (ii) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (A) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 6(c) and (B) the net cash amounts or the fair market value of any property received by Grantee pursuant to the sale of Option Shares (or other securities).

     7.   Registration Rights.   Issuer will, if requested by Grantee at any
time and from time to time within two years of the exercise of the Option, as expeditiously as possible prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer will use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 3.0% of the then-outstanding voting power of Issuer. Issuer will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 120 calendar days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Issuer or otherwise interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other material transaction involving Issuer. Any registration statement prepared and filed under this Section 7, and any sale covered thereby, will be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this
Section 7, Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 7; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer will include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 7, Issuer and Grantee will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

     If a requested registration pursuant to this Section 7 involves an underwritten offering, the underwriter or underwriters thereof shall be a nationally recognized firm or firms selected by Issuer. Notwithstanding anything else contained in this Section 7, each requested registration shall be for a number of shares of Issuer Common Stock which represent at least one-fourth of the total of number of shares of Issuer Common Stock purchased by Grantee hereunder.

     8.   Transfers.   The Option Shares may not be sold, assigned, transferred,
or otherwise disposed of except (i) in an underwritten public offering as provided in Section 7 or (ii) to any purchaser or transferee who would not, to the knowledge of Grantee after reasonable inquiry (which shall include obtaining a representation from the purchaser or transferee), immediately following such sale, assignment, transfer or disposal, beneficially own more than 3.0% of the then-outstanding voting power of the Issuer; provided, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Board of Directors of Issuer (which majority shall include a majority of directors who were directors as of the date hereof).

     9.   Listing.   If Issuer Common Stock or any other securities to be
acquired upon exercise of the Option are then listed on The Nasdaq National Market (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on The Nasdaq National Market (and any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

     10.   Loss or Mutilation.   Upon receipt by Issuer of evidence reasonably
satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered will constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

     11.   Miscellaneous.   (a) Expenses.   Each of the parties hereto will bear
and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

     (b) Amendment.   This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

     (c) Extension; Waiver.   Any agreement on the part of a party to waive any
provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

     (d) Entire Agreement; No Third-Party Beneficiaries.   This Agreement, the
Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith) and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this

Agreement, and (ii) are not intended to confer upon any person other than the parties any rights or remedies.

     (e) Governing Law.   This Agreement will be governed by, and construed in
accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     (f) Notices.   All notices, requests, claims, demands, and other
communications under this Agreement shall be sent in the manner and to the addresses set forth in the Merger Agreement.

     (g) Assignment.   Neither this Agreement, the Option nor any of the rights,
interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other. Any assignment or delegation in violation of the preceding sentence will be void. Subject to the first and second sentences of this Section 11(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     (h) Further Assurances.   In the event of any exercise of the Option by
Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (i) Enforcement.   The parties agree that irreparable damage would occur
and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York or in New York state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of New York or a New York state court.

     (j) Severability.   If any term or other provision of this Agreement is
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                          MOSAIX, INC

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          LUCENT TECHNOLOGIES INC.

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                                                         ANNEX C

                                 April 1, 1999

Board of Directors
Mosaix, Inc.
6464 185th Avenue NE
Redmond, WA 98052

Members of the Board:

     We understand that Mosaix, Inc., a Washington corporation ("Company"), Lucent Technologies, Inc., a Delaware corporation ("Parent"), and Noah Acquisition Inc., a Washington corporation and wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Reorganization, dated as of April 1, 1999 (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into Company (the "Merger"). The Merger Agreement provides, among other things, that each share of Company common stock issued and outstanding prior to the effective time of the Merger will be converted into
0.19273 shares (the "Exchange Ratio") of common stock of Parent. We have assumed, with your consent, that the Merger will qualify for pooling-of-interests accounting treatment as a tax-free transaction for federal income tax purposes. The terms of the Merger are described in more detail in the Merger Agreement. As an inducement to Parent to enter into the Merger Agreement, Company has entered into an option agreement (the "Option Agreement") in which Company has, among other things, granted to Parent an option to purchase, subject to the terms and conditions therein, up to 19.9% of the then outstanding shares of Company Common Stock. You have request our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the shareholders of Company.

     BT Alex. Brown Incorporated ("BT Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of Company in connection with the Merger and will receive a fee for our services, a portion of which is contingent upon the consummation of the Merger and a portion of which is payable upon delivery of this opinion. We previously have provided investment banking services to Company and Parent in connection with matters unrelated to the proposed Merger, for which services we have received compensation. BT Alex. Brown regularly publishes research reports regarding the telecommunications equipment industry and securities of publicly owned companies in such industry. In the ordinary course of business, BT Alex. Brown may actively trade the securities of Parent and Company for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in securities of Parent and Company.

     In connection with this opinion, we have reviewed certain publicly available financial and other information concerning Company and Parent and certain internal analyses and other information regarding Company furnished to us by Company. We have also held discussions with the members of the senior management of Company regarding Company and the prospects of Company. We were only granted very limited access to management of Parent for the purpose of discussing Parent and the prospects of Parent and thus relied, with your consent, to a greater extent than is our custom on publicly available information regarding these topics. In addition, we have (i) reviewed the reported prices and trading activity for the Company Common Stock and the Parent Common Stock, (ii) compared certain financial information for Company with similar information for certain publicly traded companies, (iii) reviewed the financial terms of certain recent business combinations which we deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement and the Option Agreement, and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

     We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to the information relating to the prospects of Company and Parent, we have assumed that such information reflects the best currently available judgments and estimates of the management of Company and Parent, respectively, as to the likely future financial performance of Company and Parent. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities of Company, nor have we been furnished with any such evaluations or appraisals. In rendering this opinion, we have not been asked to consider, and we do not address, the relative merits of the Merger as compared to any alternative business transactions. BT Alex. Brown is expressing no opinion as to the price at which the Parent Common Stock will trade at any time. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

     Our advisory services and the opinion expressed herein are for the use of the Board of Directors of Company and do not constitute a recommendation to Company's stockholders as to how they should vote at the stockholders' meeting in connection with the Merger. We hereby consent, however, to the inclusion of this opinion as an exhibit to any proxy or registration statement distributed in connection to the Merger.

     Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Exchange Ratio is fair, from a financial point of view, to the stockholders of Company.

                                          Very truly yours,

                                          --------------------------------------
                                          BT ALEX. BROWN INCORPORATED

                                                                         ANNEX D

                       CHAPTER 23B.13 DISSENTERS' RIGHTS

23B.13.010. Definitions

     As used in this chapter:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

     (3) "Fair value," with respect to a dissenters' shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

23B.13.020. Right to dissent

     (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

         (a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

         (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

         (d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or

         (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

     (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

         (a) The proposed corporate action is abandoned or rescinded;

         (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

         (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.

23B.13.030. Dissent by nominees and beneficial owners

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

         (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

23B.13.200. Notice of dissenters' rights

     (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     (2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after the effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220.

23B.13.210. Notice of intent to demand payment

     (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

     (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

23B.13.220. Dissenters' notice

     (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

     (2) The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

         (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

         (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

         (e) Be accompanied by a copy of this chapter.

23B.13.230. Duty to demand payment

     (1) A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

     (2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

     (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

23B.13.240. Share restrictions

     (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

     (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

23B.13.250. Payment

     (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

     (2) The payment must be accompanied by:

         (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         (b) An explanation of how the corporation estimated the fair value of the shares;

         (c) An explanation of how the interest was calculated;

         (d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

         (e) A copy of this chapter.

23B.13.260. Failure to take action

     (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

     (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

23B.13.270 After-acquired shares

     (1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

23B.13.280. Procedure if shareholder dissatisfied with payment or offer

     (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

         (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

         (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

         (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

23B.13.300. Court action

     (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

     (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (6) Each dissenter made a party to the proceeding is entitled to judgment
(a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

23B.13.310. Court costs and counsel fees

     (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

         (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                  MOSAIX, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON MONDAY, JULY 12, 1999

     The undersigned shareholder of Mosaix, Inc., revoking all prior proxies, hereby appoints Nicholas A. Tiliacos and John J. Flavio, or either of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Mosaix which the undersigned is entitled to vote at the special meeting of shareholders to be held at Mosaix's offices, 6464 185th Avenue N.E., Redmond, Washington, on Monday, July 12, 1999, beginning at 9:00 a.m., local time, and at any adjournments of the meeting, upon matters set forth in the Notice of Special Meeting dated June 9, 1999, and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment of the meeting or upon any other business that may properly be brought before the meeting by the Mosaix board of directors. Attendance of the undersigned at the meeting or any adjourned session of the meeting will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

     THIS PROXY IS SOLICITED ON BEHALF OF THE MOSAIX BOARD OF DIRECTORS. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                        (Please fill in the appropriate boxes on the other side)

A.   [X]   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

     1. To approve the Agreement and Plan of Merger dated as of April 2, 1999, among Lucent Technologies Inc., Noah Acquisition Inc., a wholly owned subsidiary of Lucent, and Mosaix, Inc.

          FOR   [ ]

          AGAINST   [ ]

          ABSTAIN   [ ]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSAL.

DATED:                , 1999

Signature of Shareholder(s)

------------------------------------------------------

------------------------------------------------------

     Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE STOCK CERTIFICATE.

     If shareholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other persons. If shares are held by joint tenants, both should sign. Attorneys-in-fact, executors, administrators, trustees, guardians or others signing in a representative capacity should indicate the capacity in which they are signing.

     Mark here if you plan to attend the meeting   [ ]